UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHOICE HOTELS INTERNATIONAL INC /DE
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Notice of Annual Meeting of Shareholders and Proxy Statement

Who We Are

Choice Hotels is one of the world’s largest hotel companies with over 80 years of success building a portfolio of 22 diversified brands, including its new Radisson Americas brands. Ranging from limited service to full-service hotels in the upper upscale, upscale, midscale, extended-stay and economy segments, the Choice family of hotel brands provides business and leisure travelers with a range of high-quality lodging options throughout the United States and internationally.

Choice Hotels attracts and retains franchisees because of our long-held commitment to drive their success and profitability.
Connecting franchisees to the power of Choice’s customer delivery platform
•Award-winning over 55 - million member loyalty program
Offering best-in-class franchisee resources
•Dedicated consultants to drive revenue and optimize hotel operations
•Leading-edge, cloud-based property management system (Choice Advantage)
Mutually beneficial franchise agreements with long horizons
•High voluntary franchisee retention rate
Focusing on lowering franchisees’ total cost of ownership and driving operational excellence
•Low cost-to-build improves franchisees’ investment returns, operating profitability and resiliency
•Leveraging procurement and design services provides a simpler purchasing process that reduces ongoing operating costs of the hotel

Franchising | Hospitality | Technology

MORE THAN 7,400 OPEN HOTELS GLOBALLY

HOTELS IN OVER 37 COUNTRIES & TERRITORIES WORLDWIDE

OVER 1000 HOTELS IN GLOBAL DEVELOPMENT PIPELINE

CHOICE PRIVILEGES LOYALTY MEMBERS 55 Million

Letter to Our Shareholders
Dear Fellow Shareholder:
On behalf of the Choice Hotels Board of Directors, it is our pleasure to invite you to join our virtual Annual Meeting of Shareholders on May 18, 2023, at 9:00 a.m. Eastern Time by visiting https://meetnow.global/MKZ2GVH. As we do each year, we will address the voting items in this year’s Proxy Statement and take shareholder questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.
A Landmark Year
2022 was a landmark year for Choice Hotels, a year in which we delivered our third straight year of domestic Revenue per Available Room (RevPAR) growth that exceeded the industry and closed the most significant transaction in our history with the acquisition of the Radisson Hotels Americas brands.
Through strategic decisions and investments, we have transformed Choice into a company that is in an even stronger competitive position, with greater long-term growth potential. Our selective unit growth strategy is working: Over the last two years, new hotels entering our portfolio have generated, on average, twice the revenue of hotels leaving it. That distinct strategy drove substantial growth in both net income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in 2022. In fact, since 2019 (pre-pandemic), we have grown our net income and adjusted EBITDA by 49% and 28%, respectively.1
As we look to the future, we believe Choice is well-positioned to carry the momentum through 2023 and beyond. We are capitalizing on trends like the growth of remote work, rising retirements and rising wages, which are driving an increase in leisure travel. And with our leadership in the midscale and extended-stay segments, we see our brands as particularly well-positioned to benefit from the reshoring of American manufacturing and nationwide investments in infrastructure, which are driving an increase in blue-collar business travel.
Integration and Acceleration
Choice's acquisition of Radisson Americas in August enabled us to accelerate our strategy of growing our portfolio with higher revenue-producing hotels in the upscale, midscale and extended-stay segments and continue to build momentum in the upscale segment.
Our ongoing integration of the Radisson Americas portfolio into the Choice family is already yielding impressive results, contributing adjusted EBITDA exceeding our earlier guidance. And it is building value for our shareholders, hotel owners and customers alike, with loyalty members now able to seamlessly exchange points between Choice Privileges and Radisson Rewards Americas, our two award-winning loyalty programs.
We believe the Radisson Americas portfolio, combined with Choice's scale, network of franchisee relationships and best-in-class digital platforms and tools, will continue to fuel significant incremental growth over the long term.
Building a Better Tomorrow, Today
At Choice, we share a uniting belief that tomorrow will be even better than today, and we are focused on our commitment to building that better tomorrow as we continue on our environmental, social and governance ("ESG") journey. We are making great strides in further integrating ESG standards, frameworks and best practices into our long-term business strategy and everyday operations.
1    Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures can be found in Annex A to the Proxy Statement.

2023 Proxy Statement	1

Letter to Our Shareholders
In 2022, we appointed an executive with deep knowledge of the business as Vice President of ESG and created two new ESG governance forums to strengthen our ESG strategy and execution; we launched Commitment to Green, an initiative to provide practical sustainability training and resources to our hotel owners; we set new goals for increasing the representation of women and minorities among Choice hotel owners and associates, including senior leadership; and more.
We believe that we have built the foundation for accelerating our growth by strategically investing in our brands, our platforms, our technology and our people, and we thank you for trusting us with your investment.
Sincerely,

Stewart W. Bainum, Jr. Chairman of the Board of Directors	Patrick S. Pacious President & Chief Executive Officer

2

Performance Highlights
Financial/Strategic Highlights
Full-Year 2022 Financial Performance

Revenue & Profitability
$1.4B Total Revenues	$332.2M Net Income		$478.6M Adj. EBITDA[1]		$6.05 GAAP EPS $5.27 Adj. diluted EPS[2] +23% YoY
+31% YoY	+15% YoY	+49% vs. FY '19	+19% YoY	+28% vs. FY '19
Exceeded guidance by +$9M

Acquisition	Shareholder Returns		Capital Recycling Activity[4]
$104.2M Radisson Americas revenue	returned >$487M In the form of cash dividends and share repurchases in FY ‘22	repurchased ~7% of average shares outstanding for the year ended Dec. 31, 2022[3]	~$170M YTD through Dec. 31, 2022 Secured 20- to 30-year franchise agreements with all buyers

1Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures can be found in Annex A to this proxy statement.
2Adjusted diluted EPS is a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures can be found in Annex A to this proxy statement.
3The percentage of shares repurchased is calculated based on 54.6 million weighted average number of shares outstanding year-to-date through December 31, 2022.
4The Company sold the Cambria Hotel New Haven, CT, in October 2022 for $30 million.

2023 Proxy Statement	3

Performance Highlights
Fourth Quarter and Full-Year 2022 Performance Recap Update
Domestic Results1

RevPAR Growth			Franchise Agreements	Pipeline

+20.4% vs. Q4 '19		Outperformed industry by +700 bps (12 consecutive quarters of out performance) Accelerated growth from Q3 2022 As of year end, exceeded 2019 levels for 19 consecutive months since June 2021

			590 in FY ‘22 +11% YoY	1,029 hotels +14% YoY
ADR +17.4% vs. Q4 '19	Occupancy +130 bps vs. Q4 '19

+14.6% vs. FY' 19		Met top-end of full-year guidance

Effective Royalty Rate		Unit Growth Revenue generated, on average:
5.05% for FY ‘22	+4 bps vs. FY ‘21	2x Higher	from units entering the system vs. units leaving system[2]	20% Higher	from hotels added within each brand vs. hotels exiting the same brand[3]	+9.5% unit growth vs. '21[4]

1For comparative purposes, RevPAR and effective royalty rate exclude the impact of the Radisson Hotels Americas acquisition, while pipeline, franchise agreements and unit growth include the impact of the Radisson Hotels Americas acquisition.
2In 2022, on average; trend expected to continue into 2023.
3In 2022, on average and on a comparable basis within each brand.
4For higher revenue upscale, midscale and extended-stay segments. Total number of domestic hotels increased 6.5% from December 31, 2021.

4

Performance Highlights
Choice Hotels maintains a disciplined approach to capital allocation and is committed to driving long-term shareholder value

Growth
Initiatives
Increase the entire platform's value and maintain Choice Hotels' competitive strength with discretionary investments for organic growth
EXAMPLES:
•Comfort transformation
•New brand launches (e.g., Clarion Pointe, Everhome), strategic redesigns (e.g., Suburban Studios) and prototypes (e.g., Cambria, Comfort)
•Marketing and distribution technology (e.g., new revenue management capability)

M&A
Disciplined approach to potential M&A opportunities based on our ability to:
•Improve profitability for existing franchisees
•Accelerate revenue growth
EXAMPLES:
•Radisson Hotels Americas (2022)
•WoodSpring Suites (2018)
•Suburban (2005)
•Econo Lodge and Rodeway (1990)
•Clarion (1986)

Capital
Management
Opportunistically return excess cash to shareholders through dividends and share repurchases
First lodging company to return to pre-pandemic dividend levels
Increased quarterly dividend to a level higher than pre-pandemic (January 2022)
EXAMPLES:
Excess capital returned to shareholders through dividend and share repurchases: >$487M in 2022 (including ~$435M in share repurchases); ~$38M in 2021; ~$80M in 2020; ~$100M in 2019

Even with continued investment and scaling of the business, the Company plans to remain within the target leverage range of 3-4x

The Company's strategic decisions and investments have strengthened its ability to create long-term shareholder value.

2023 Proxy Statement	5

Performance Highlights
ESG Highlights
We strive to improve our communities and the world in which we live, through ongoing corporate social responsibility efforts. Choice’s ESG report can be found at http://investor.choicehotels.com.*

Environmental Partnership
Choice Hotels has a long-standing “Room to be Green” program for its franchisees, which has a multi-tiered approach to increased recycling and conservation. All franchisees participate in the first tier of Room to be Green, which focuses on energy conservation via replacing light bulbs with CFL or LED lighting; water conservation via linen and towel reuse programs; waste reduction via recycling programs in all hotels; employee engagement and operational excellence with “Green Leader” staff member at each hotel; and smart, safe and sustainable product usage via replacement of styrofoam with sustainable alternatives. Many hotels participate in programs encouraged at higher levels of Room to Be Green, including activities such as investing in energy management systems or renewable energy sources and pursuing LEED certified status. Choice also:
•Began a property management dashboard pilot to track utilities usage at the hotel level and identify opportunities for energy, water and waste conservation, which also provides a cost benefit to franchisees
•Is committed to phasing out single use polystyrene products by year-end 2023 and to make bulk bathroom amenities standard by year-end 2025 across domestic brands
•Launched the electronic guest services directory and digital check-in which minimized both plastic and paper waste
•Is committed to provide the hotels in our system with suppliers of cage-free eggs, in order to source 100% of the eggs used (shell, liquid and egg products) from cage-free sources globally by 2025.
In addition, Choice's corporate headquarters is Platinum LEED certified, and approximately 4,000 properties have moved or are in the process of moving to energy-efficient LED signage.

Communities and Human Rights
•Choice Hotels’ philanthropic mission is to enhance the communities in which Choice franchisees, associates and consumers live and serve through the power of human connection - enabling access to food and shelter and the tools for personal and professional advancement. To this end, Choice's corporate giving in 2022 totaled over $1.3 million in cash and in-kind donations. Choice also has a paid volunteer leave program for its associates.
•We are committed to protecting human rights. We make training available to all our franchisees in an effort to prevent and combat human trafficking and utilize U.S. Department of Homeland Security materials on the subject to drive awareness and education. We are committed to the 5-Star Promise for Employee Safety with the American Hotel & Lodging Association and have partnered with Polaris and ECPAT-USA to combat human trafficking.

Franchisee Community Grant Program
As a champion of local businesses since its founding over 80 years ago, Choice Hotels places our franchisees at the center of everything we do — from helping them along the road to economic recovery during the pandemic, to supporting the initiatives that are most important to them and their businesses. Through the Your Community, Your Choice. Choice Hotels' Local Business Grant Program, we help franchisees further their longstanding commitment to caring for the communities just outside their hotel doors.
The grant program rewards initiatives that benefit the communities Choice-brand hotels serve, ranging from:
•Supporting those impacted by the COVID-19 pandemic
•Preparing and providing food for frontline workers
•Rebuilding communities affected by natural disasters
•Caring for those less fortunate such as with food or clothing drives
•Mentoring youth or young professionals
•Promoting sustainability
•Honoring local heroes
•Supporting other local businesses or organizations, such as schools and parks.

Philanthropy
As a member of the Red Cross Annual Disaster Giving Program (“ADGP”), combined with guest Choice Privileges® redemptions, Choice donated $250,000 to the American Red Cross in 2022. This type of ADGP donation provides funding for disaster relief services, enabling the organization to respond immediately to those affected by domestic and international disasters.
Choice also partnered with Operation Homefront, a national nonprofit whose mission is to build strong, stable, and secure military and veteran families. Choice made a financial commitment of $330,000 to Operation Homefront in cash and in-kind donations.

*The information on the Company website is not part of this proxy statement and is not soliciting material.

6

Performance Highlights
Diversity, Equity and Inclusion
At Choice, we are committed to nurturing an environment where every associate feels welcome, wanted, and respected – that’s our brand promise. We believe that our corporate culture should reflect the diverse world in which we live and the diverse guests and franchisees who we serve. We seek out the best talent that the hospitality, franchising and technology industries have to offer, and we nurture that talent in an open and inclusive workplace, yielding a high performing organization with positive business outcomes. We empower our associates to advance their careers by providing them with access to networks, resource groups and other tools that promote career development and cultural awareness. Part of how we deliver on our promise of every associate feeling welcome, wanted, and respected is by deliberately weaving diversity initiatives throughout all levels of the enterprise, focusing on three core commitments:

Diversity	Equity	Trust, Belonging, and Engagement

Ensuring that the Choice workforce is an authentic representation of the world we live in where associates from different backgrounds thrive.	Providing fair and competitive pay regardless of gender, race, or other demographics.	Fostering a culture of belonging where associates are inspired and engaged.

The graphic representations below summarize our workforce diversity at the end of 2022. For these purposes, diversity data originates from Company records related to Equal Employment Opportunity procedures and may be self-identified or supervisor identified.

DOMESTIC WORKFORCE*	LEADERSHIP (SENIOR DIRECTOR LEVEL AND ABOVE)

*Excluding employees at our managed hotels
Pay Equity
We are committed to providing fair and competitive pay. To ensure that we are delivering on our commitment to equitable compensation decisions, Choice conducts a gender and diversity pay parity study annually on all U.S. based roles and reports the results of this analysis to our Board of Directors. During 2022, we conducted this analysis for the legacy Choice corporate-based associate population for the third year. We promptly reviewed discrepancies identified between diverse / female base salary versus non-diverse / male base salary for positions of similar value (i.e., by career track, level, and salary grade) that cannot be sufficiently explained by the level of experience, performance, or other pay-related attributes. In 2023, our pay parity analysis will include the legacy Radisson associates.

2023 Proxy Statement	7

Performance Highlights
Awards and Recognitions

Forbes 2022

WORLD'S BEST EMPLOYERS

POWERED BY STATISTA

Forbes 2022 World's Best Employers	2022 Best CEOs

Forbes 2022

THE BEST EMPLOYERS FOR VETERANS

POWERED BY STATISTA

Forbes 2022 The Best Employers for Veterans	2022 Best Places to Work for LGBTQ Equality

Forbes 2022

AMERICA'S
BEST MIDSIZE
EMPLOYERS

POWERED BY STATISTA

Forbes 2022 America's Best Midsize Employers	2021 DEI Best Place to Work For Disability Inclusion

Forbes 2022

WORLD'S TOP FEMALE FRIENDLY COMPANIES

POWERED BY STATISTA

Forbes 2022 World's Top Female Friendly Companies

8

In this proxy statement, we refer to Choice Hotels International, Inc., as “Choice,” “Choice Hotels,” or the “Company.”
Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission ("SEC").
This proxy statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 (“Form 10-K”) and those described from time to time in our future reports filed with the SEC.

2023 Proxy Statement	9

Notice of Annual Meeting to be held on May 18, 2023
Annual Meeting Information

Date and Time May 18, 2023, at 9:00 a.m., Eastern Time	Location Virtual meeting (online at https://meetnow.global/MKZ2GVH)
Who Can Vote
Shareholders of record who owned shares of the Company’s common stock (“Common Stock”) as of the close of business on the record date of March 20, 2023, are entitled to notice of, and to vote at, the Annual Meeting

Items of Business and Board Recommendation		Board Recommendation	Page Reference

1	To elect the eleven director nominees listed in the attached proxy statement to hold office for a term of one year ending at the 2024 Annual Meeting of Shareholders or until their successors are elected and qualified.	FOR	16

2	To hold an advisory vote on the future frequency of advisory votes on executive compensation.	1 YEAR	41

3	To hold an advisory vote to approve executive compensation of our named executive officers.	FOR	42

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	97

Transaction of other business properly coming before the Annual Meeting will also be held.
How to Vote
Whether or not you plan to attend the virtual Annual Meeting, you can vote your shares of Common Stock through any one of the following methods:

By Mail Complete and return the enclosed proxy card	Online https://meetnow.global/MKZ2GVH	By Internet www.envisionreports.com/chh	By Telephone 1-800-652-VOTE (8683)

A list of the Company’s shareholders will be available for inspection during the Annual Meeting. The shareholder list will be made available for viewing 10 days prior to the meeting at https://meetnow.global/MKZ2GVH. Shareholders may log on with the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our shareholders on or about April 18, 2023.
By Order of the Board of Directors
CHOICE HOTELS INTERNATIONAL, INC.

Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs
The Annual Meeting will be held virtually, solely online via live webcast. There will not be a physical location for the Annual Meeting.
PLEASE READ THIS ENTIRE PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR PROVIDE YOUR VOTING INSTRUCTIONS BY TELEPHONE OR ONLINE.

Choice Hotels International, Inc. - 1 Choice Hotels Circle, Suite 400, Rockville, MD, 20850

10

Voting Roadmap

PROPOSAL 1 Election of Eleven Director Nominees The Board recommends a vote FOR each of the director nominees.	See pages 16-28 for more information

Nominees
You are being asked to vote for the eleven nominees named in this proxy statement. Except for Mr. Stewart W. Bainum, Jr., Mr. Brian B. Bainum and Mr. Patrick S. Pacious, all nominees meet the New York Stock Exchange (“NYSE”) listing standards for director independence. Biographical information as of March 20, 2023 is set forth below for Choice’s proposed directors.

Brian B. Bainum 38 Management Consultant, Investor Director Since: 2019 Committee Membership: Diversity

Stewart W. Bainum, Jr. 76 Chairman of the Board, Investor Director Since: 1976, except 1996-1997 Committee Membership: None

William L. Jews IND 71 Former President and Chief Executive Officer, CareFirst, Inc. Director Since: 2000, except 2005-2006 Committee Membership: Audit Chair, Human Capital and Compensation, Diversity

Monte J.M. Koch IND 59 Retired Partner, BDT & Company; Co-Founder, Ten-X Director Since: 2014 Committee Membership: Audit, Corporate Governance and Nominating

Liza K. Landsman IND 53 CEO, Stash and Special Partner, NEA Venture Capital, Former President, Jet.com Director Since: 2014 Committee Membership: Human Capital and Compensation, Diversity Chair

Patrick S. Pacious 57 President and Chief Executive Officer Director Since: 2017 Committee Membership: None

Ervin R. Shames IND 82
Lead Independent Director, Management Consultant, Former Chief Executive Officer, Borden, Inc.
Director Since: 2002
Committee Membership: Human Capital and Compensation, Corporate Governance and Nominating Chair

Gordon A. Smith IND 64 Former Vice Chairman, JPMorgan Chase, Director Since: 2022, prior director from 2004 - 2017 Committee Membership: Audit, Corporate Governance and Nominating

Maureen D. Sullivan IND 41
Partner, TCG Capital Management, Former President and Chief Operating Officer, Heyday Skincare
Director Since: 2018
Committee Membership: Human Capital and Compensation, Corporate Governance and Nominating, Diversity

John P. Tague IND 60 Former President and Chief Executive Officer, Hertz Global Holdings, Inc. Director Since: 2012 Committee Membership: Audit, Human Capital and Compensation Chair

Donna F. Vieira IND 58 Executive Vice President and Chief Commercial Officer, Sallie Mae Director Since: 2021 Committee Membership: Audit
IND    Independent

2023 Proxy Statement	11

Voting Roadmap
Board Snapshot
Inclusive of all nominees. Diversity information is based on self-identified gender and demographic background of our nominees. Individuals identifying with more than one race or ethnicity are counted in each race or ethnicity. See page 27 for additional details.

BALANCED TENURE	BALANCED AGE	DIVERSITY	INDEPENDENCE

<4 years	Under 50	Female	Independent

4-6 years	50-59	African American or Black	Non-Independent
7-10 years	60+	Hispanic or Latinx
10+ years		Asian

Skills and Experience
Inclusive of all nominees.

Corporate and Organizational Leadership	Risk Management and Data Security

Public Company Board Service and Governance	Accounting and Financial Responsibility

Human Resource Management	Government Relations and Public Policy

Sales and Marketing	Hospitality Industry Experience

Digital Commerce Leadership	Legal, Regulatory and Compliance

Financial and Capital Markets

12

Voting Roadmap
Governance Highlights
The Company is committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. With a focus on serving the interests of shareholders, the Board collaborates with the Company’s senior management and external advisors to remain abreast of and evaluate corporate governance trends and best practices.
  Majority voting - Annual election of directors by majority vote
  Separate Chairman and CEO - Separate positions for Chairman of the Board and CEO
  Regular executive sessions - The independent directors of the Board meet regularly in executive session (three independent director executive sessions were held in 2022)
  Lead independent director - In addition to chairing the executive sessions, the lead independent director manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs other duties assigned by the Board
  Stock ownership and holding requirements -Directors and executive officers have robust stock ownership and holding requirements
  Clawback policy - Executives are subject to a clawback that applies to cash and equity compensation in the event of certain financial restatements
  Director training programs - Board governance orientation and continuing education training program
  Independent Board committees - The Human Capital and Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee are made up entirely of independent directors
  Succession planning - Annual review of management succession plan of CEO and other key executives
  Board assessments - Annual assessment of Board and committee effectiveness by the Corporate Governance and Nominating Committee
  Hedging policy - The Company has a comprehensive insider trading policy and prohibits hedging by any Associates (employees, directors, contractor or consultants), other than Bainum family directors in relation to certain indirectly held shares
  Pledging policy - The Company prohibits any Associates, other than directors, from pledging shares
  Ethics hotline - Global hotline and web portal to encourage employees to report financial, ethics and employee relations issues
  Risk Oversight - Board oversight of risk management including regular updates from management and Board committees

Environmental, Social and Governance
Our Board is actively engaged in our ESG efforts, including our long-standing commitment to sustainability and environmentally friendly building and operating practices. Further, our Board’s Diversity Committee is specifically tasked with reviewing and evaluating our diversity, equity and belonging efforts. For more information see the ESG sections on pages 6 and 33.

2023 Proxy Statement	13

Voting Roadmap

PROPOSAL 2 Advisory Vote on the Future Frequency of Advisory Votes on Executive Compensation The Board recommends a vote of 1 Year for the frequency of future advisory votes on executive compensation.	See page 41 for more information

PROPOSAL 3 Advisory Approval of the Compensation of the Company’s Named Executive Officers The Board recommends that shareholders vote FOR the approval of executive compensation.	See pages 42-94 for more information

Executive Compensation Overview
97% of CEO pay and 88% of other NEO pay is at risk and / or performance based.

Pay Component		Purpose	Key Features

Base Salary		Provides a level of fixed compensation that is competitive to attract and retain highly qualified executives.	Modest increases in base salaries; other limited adjustments were made as needed to meet the competitive market.
CEO	Other NEOs

Short-term Variable		Motivates and rewards executives for achievement of Company annual financial and strategic goals measured over the fiscal year.	Total potential payout ranged from 0% - 200% of target; performance measures included operating income and progress against strategic initiatives.
CEO	Other NEOs

Long-term Variable
Through a variety of equity vehicles, creates linkage to share value appreciation and alignment with shareholders.
Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.
Majority of potential payout ranges from 0% to 200% of target with limited grants up to 300% of target; measures include EPS and relative total shareholder return ("TSR").
CEO	Other NEOs

14

Voting Roadmap
Response to the 2022 Say-on-Pay Vote

We conduct an annual shareholder advisory vote on the compensation of our executive officers. In 2022, 99% of votes cast were in favor of this proposal. In 2022, we conducted outreach with shareholders representing 50% of outstanding shares. We received positive feedback from shareholders regarding the opportunity to further understand the rationale for the Committee’s decisions. Given the level of shareholder support for our 2022 advisory vote on executive compensation, the Committee continues to be confident that our compensation program continues to provide pay-for-performance alignment and best practice market competitive pay that incentivizes our NEOs to maximize shareholder value and encourages long-term retention. The Committee will continue to consider the outcome of our say-on-pay votes and the views shared with us via our shareholder outreach when making future NEO compensation decisions.

of votes cast were in favor of our compensation proposal in 2022.

Pay and Governance Practices
The Company has the following pay and governance practices that reinforce the soundness of our compensation programs:

What We Do:	What We Don’t Do:

  Independent compensation committee and independent compensation consultant
  Annual compensation risk assessment
  Evaluate and focus on ESG programs
  Executive compensation Recoupment or Clawback Policy
  Stock ownership guidelines: directors, NEOs and other executives have stock ownership and holding requirements

  No excise tax gross-ups on severance and change in control benefits
  No hedging by employees or directors permitted, other than by Bainum family directors in relation to certain indirectly held shares
  No pledging shares as collateral for loans or holding shares in a margin account permitted, other than by directors
  No single-trigger vesting of equity awards on a change in control
  No dividends paid on PVRSUs unless the awards vest
  No repricing of stock options

PROPOSAL 4
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
See page 97 for more information

2023 Proxy Statement	15

Proposal No. 1—Election of Eleven Director Nominees
Eleven directors are nominated for election at the 2023 Annual Meeting of Shareholders to hold office until the 2024 Annual Meeting of Shareholders or until their successors are elected and qualified.
The Company’s Restated Certificate of Incorporation provides that the number of directors must be at least three but not more than twelve. The exact number of directors within that range is determined from time to time by the Board. Currently, the Board size is set at eleven directors.
All directors are elected annually by a majority of votes cast, except in the case of a contested election, in which case directors are elected by a plurality vote.
The Board has nominated eleven individuals to serve as directors: Brian B. Bainum, Stewart W. Bainum, Jr., William L. Jews, Monte J.M. Koch, Liza K. Landsman, Patrick S. Pacious, Ervin R. Shames, Gordon A. Smith, Maureen D. Sullivan, John P. Tague and Donna F. Vieira.
Each of the nominees is currently a member of our Board.
Board Recommendation
The Board recommends a vote FOR each of the director nominees.
Director Nominee Information and Qualifications
The Board requires that its members possess the highest personal and professional integrity and be positioned to contribute to the Board’s effectiveness through their experience. The Board has been, and continues to be, committed to diversity, including diversity of gender, race and ethnicity. The Board and the Corporate Governance and Nominating Committee view diverse representation on the Board as the best way to represent the interests of all of our shareholders and maximize the Company’s success.
The Corporate Governance and Nominating Committee regularly reviews the experience, qualifications, attributes and skills of each of the Board’s director nominees. The names of Choice’s proposed director nominees, their respective ages, their positions with Choice, and other biographical information as of March 20, 2023, are set forth below.
After taking into account his significant contributions to the Board and his service as Lead Independent Director, the Board provided Mr. Shames an age-related waiver to its Board retirement policy. The Board considers any age-related waivers on an annual basis. The Corporate Governance and Nominating Committee’s assessment of the qualifications of each Board member is also included below.

16

Proposal 1—Election of Eleven Director Nominees

Brian B. Bainum
Age: 38 Director Since: 2019	Committees: DC

Background
•Management consultant with a background in enterprise digital transformations
•Worked at Deloitte Consulting, LLP and Infosys Limited
•Has an MBA from the UCLA Anderson School of Management
•Has experience in the hospitality industry from positions he previously held in hotel operations at Sunburst Hospitality Corporation and in franchise development at Choice Hotels
•Member of the Governing Council of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, since 2016
Other Directorships
•Serves on the Investment Committee of SunBridge Manager, LLC, a private investment management firm, since 2012, and has been Director there since 2017
•Director of Realty Investment Company, Inc., a privately held real estate investment and development company
•Director of Sunburst Hospitality Corporation, a hotel operator, since 2017
•Director of Three Graces Foundation, which supports health and education projects in the developing world
Director Qualifications
Mr. Bainum’s experience serving as a Director of both a hotel developer and operator and a real estate development and investment company provides the Board with opinions and perspective regarding real estate investment and development issues that are relevant to the development efforts of the Company and its franchisees. Additionally, Mr. Bainum’s prior experience working in various on-property roles in hotels provides the Board with perspective on many operational issues of importance to the Company’s franchisees and guests. Mr. Bainum’s family and entities affiliated with Mr. Bainum’s family own approximately 39% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2023 Proxy Statement	17

Proposal 1—Election of Eleven Director Nominees

Stewart W. Bainum, Jr.
Age: 76 Director Since: 1976, except 1996 – 1997 Chairman of the Board

Background
•Chairman of the Board of Choice Hotels International, Inc. since October 1997 and from March 1987 to November 1996
•Managing Member of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, since 2012
•Serves on the Board of Advisors of UCLA’s Anderson School of Management
•Chairman and Chief Executive Officer of Manor Care, Inc. from March 1987 to September 1998
•President of Manor Care of America, Inc. and Chief Executive Officer of ManorCare Health Services, Inc. from March 1987 to September 1998, and as Vice Chairman of Manor Care of America, Inc. from June 1982 to March 1987
Other Directorships
•Director of the Board of Realty Investment Company, Inc., a real estate management and investment company, from December 2005 through December 2016 and Chairman from December 2005 through June 2009
•Director of the Board of Sunburst Hospitality Corporation, a real estate developer, owner and operator, from November 1996 through December 2016 and Chairman from November 1996 through June 2009
•Director of SunBridge Manager LLC, a private investment management firm, from December 2014 through December 2016
•Director of Manor Care, Inc., from September 1998 to September 2002, serving as Chairman from September 1998 until September 2001
Director Qualifications
Mr. Bainum’s long-standing relationship serving the Company provides the Board with a valuable historical perspective on the Company’s culture and direction that is important in the Board’s decisions concerning the Company’s future direction. Prior to 1976, when Mr. Bainum began his extensive history serving as an executive of the Company, he worked for the Company’s predecessor businesses starting in 1958, at the age of 12, serving as a janitor at his father’s 28 room motel and thereafter serving in a variety of manual labor roles through completion of high school. Since 1976, when Mr. Bainum joined the Company’s leadership team, the Choice Hotels business has grown from a franchisor of 290 hotels, with a market value of less than $6 million, operating under one brand to a global enterprise with more than 7,400 hotels operating under 22 brands. In addition to his long-standing involvement with the Company, his prior experience as the board chairman for a hospitality-based real estate development and management company allows Mr. Bainum to provide the Board with unique opinions and perspectives regarding development and operational issues that affect the Company’s hotel brands. Mr. Bainum’s previous leadership of and involvement with the publicly listed companies Manor Care, Inc., Sunburst Hospitality and Vitalink Pharmacy Services represents valuable, relevant experience in the duties of management and board leadership of a publicly traded company. Mr. Bainum beneficially owns approximately 20% of the outstanding shares of the Company. He, his family and entities affiliated with his family own approximately 39% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

18

Proposal 1—Election of Eleven Director Nominees

William L. Jews
Independent Age: 71 Director Since: 2000, except 2005 – March 2006	Committees: AC (Chair), CC, DC

Background
•President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006
•President and Chief Executive Officer of CareFirst of Maryland, Inc. and Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware
•President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998
Other Directorships
•Director of CACI International, Inc. (CACI)
•Director of KCI Technologies, Inc.
•Former Lead Director of CalAtlantic Group Inc.
Director Qualifications
Mr. Jews brings to the Board experience as the chief executive officer of large, service-oriented companies. The Board benefits from Mr. Jews’ unique ability to relate to and comprehend many of the operational issues before the Board. In addition, Mr. Jews’ executive experience was characterized by management of rapid company growth, which provides the Board with insight related to various strategic growth and development plans. Mr. Jews' experiences leading him to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

Monte J.M. Koch
Independent Age: 59 Director Since: 2014	Committees: AC, CGN

Background
•A private investor
•Retired Partner of BDT & Company, a merchant bank that provides advice and access to long-term, differentiated capital to help family owned and founder-led businesses pursue their strategic and financial objectives
•Co-Founder and former board member of Auction.com and Ten-X, the nation’s leading online sellers of residential and commercial real estate
•Had a long career in investment banking, including service at Deutsche Bank, where he served as Global Head of Real Estate Investment Banking and the Chairman of Mergers & Acquisitions for the Americas
•Vice Chairman of the Board of the National Business Aviation Association
Other Directorships
•Former Director of Auction.com and Ten-X
Director Qualifications
Mr. Koch’s 26 years of experience as an investment banker specializing in advising clients from the lodging, gaming and real estate sectors on major strategic transactions is valuable in helping the Board evaluate potential transactions and growth strategies. Mr. Koch’s specific experience as a co-founder and as an executive in a successful technology start-up provides the Board with insight into trends, operations, practices and ideas in an industry that has a significant impact on the Company’s core business of hotel franchising. Such knowledge assists the Company in continuing to advance its proprietary technology platform in service to its franchisees and clients.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2023 Proxy Statement	19

Proposal 1—Election of Eleven Director Nominees

Liza K. Landsman
Independent Age: 53 Director Since: 2014	Committees: CC, DC (Chair)

Background
•CEO, Stash and Special Partner at New Enterprise Associates (NEA), a leading venture capital firm
•Former President of Jet.com (acquired by Walmart in 2016 for $3.3BN)
•Former EVP and Chief Marketing Officer of E*TRADE, responsible for the company’s marketing initiatives and sat on the Executive Committee of the firm
•Former Managing Director of Digital at BlackRock. Inc.
•Former Operating Partner and Acting Chief Marketing Officer at Bravas Partners LLC
•Served in a variety of senior roles at Citigroup. Inc. over a 10-year period
Other Directorships
•Director of Squarespace, Inc. (SQSP) (Audit Committee)
•Former Director of Veritiv Corporation (VRTV)
Director Qualifications
Ms. Landsman brings over 25 years of digital, mobile and social media experience with large global companies and start-up businesses to the Choice Board. She possesses a strong background in financial services, particularly within the consumer banking, wealth management and credit card industries. Ms. Landsman’s digital experience, knowledge of consumer behavior and deep understanding of how consumers interact across different channels make her an asset to the Board.

Patrick S. Pacious
Chief Executive Officer Age: 57 Director Since: 2017

Background
•President and Chief Executive Officer of the Company since September 2017
•Served as President and Chief Operating Officer of the Company from May 2016 to September 2017; Chief Operating Officer from January 2014 until May 2016; Executive Vice President, Global Strategy & Operations from February 2011 through December 2013; Senior Vice President Corporate Strategy and Information Technology from August 2009 to February 2011; Senior Vice President, Corporate Development and Strategy from December 2007 to August 2009; Vice President, Corporate Development and Innovation from May 2006 to December 2007; and Senior Director of Corporate Strategy from July 2005 to May 2006
•Prior to joining the Company, he was employed by Bearingpoint Inc. as a Senior Manager from 2002 until 2005 and Arthur Andersen Business Consulting LLP as a Senior Manager from 1996 until 2002
Other Directorships
•None
Director Qualifications
Because Mr. Pacious serves as the Company’s Chief Executive Officer, he possesses unique insight and information related to both the Company’s day-to-day operations and its long- and short-term needs. Mr. Pacious’ immersion into all aspects of the Company’s business and operations provides a perspective on operational and strategic proposals under consideration by the Board that other directors rely upon in reviewing and approving matters before the Board.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

20

Proposal 1—Election of Eleven Director Nominees

Ervin R. Shames
Lead Independent Director Age: 82 Director Since: 2002	Committees: CGN (Chair), AC, CC

Background
•An independent management consultant to consumer goods and services companies, advising on management and marketing strategy, since January 1995
•Former lecturer at the University of Virginia’s Darden Graduate School of Business from 1996 until 2008
•Chief Executive Officer of Borden, Inc. from December 1993 to January 1995, and was President and Chief Operating Officer from July 1993 until December 1993
•President and Chief Executive Officer of Stride Rite Corporation from 1990 to 1992, and then served as its Chairman, President and Chief Executive Officer until 1993
•Served in various management positions with General Foods and Kraft Foods from 1967 to 1989
Other Directorships
•Former Chairman of the Board of Sleep Number Corporation (SNBR)
•Former Board Chair of Western CT Health Network and Former Board Chair of Norwalk Hospital
Director Qualifications
Mr. Shames has expertise in management strategy that is valuable to the Board both as a resource for use in evaluating the performance of the Company’s executive team, as well as for developing and fostering management initiatives and incentives within the Company. Mr. Shames’ experience as an executive of consumer products-based companies aligns well with the Board’s constant evaluation of the Company’s hotel brand performance and plans for brand development and enhancement. Mr. Shames’ experience as former Board Chair of Western CT Health Network and as former Board Chair of Norwalk Hospital provides valuable insight from outside of the hospitality industry. Mr. Shames’ background as a lecturer at the Darden School of Business exposed him to a variety of ideas and strategies in the area of business management that are valuable to the Board as a basis for enhancing or refining the Company’s management practices and corporate governance procedures. Mr. Shames has served on numerous for-profit and not-for-profit boards that have provided him in-depth governance experience.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2023 Proxy Statement	21

Proposal 1—Election of Eleven Director Nominees

Gordon A. Smith
Independent Age: 64 Director since 2022, Prior director from 2004 - 2017

Background
•Former Vice Chairman of JPMorgan Chase
•Co-President and Chief Operating Officer of JPMorgan Chase from 2018 to 2021
•Chief Executive Officer, Chase Consumer and Community Banking of JP Morgan Chase from 2012 to 2021
•Mr. Smith joined Chase in 2007. He served first as CEO of Card and then of the Card, Merchant Services and Auto Finance businesses before taking over Consumer & Community Banking in 2012.
•Before joining Chase, Mr. Smith spent more than 25 years at American Express, where he led and managed several businesses, including the U.S. Domestic Consumer Card Business. From 2005 until 2007, he was President of the Global Commercial Card business.
Other Directorships
•Former Director of Nordstrom, Inc. (JWN)
Director Qualifications
Mr. Smith’s experience as an executive in the consumer services industry, including his current tenure as Vice Chairman at JP Morgan Chase, provides the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business of hotel franchising. The knowledge Mr. Smith gained during his tenure at American Express, where he played a vital role in managing a global brand and in developing partnerships and customer rewards programs, is valuable in helping the Board review advertising, branding and growth strategies.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

22

Proposal 1—Election of Eleven Director Nominees

Maureen D. Sullivan
Independent Age: 41 Director Since: 2018	Committees: CC, CGN

Background
•Partner at TCG Capital Management, since April 2021, who brings significant leadership experience at the intersection of technology, product development, marketing and operations. Before joining TCG, Ms. Sullivan spent the last decade focused on brands that align with the interests and solve the unique needs of female consumers
•President and Chief Operating Officer at Heyday Skincare, from September 2020 to March 2021 where she helped to accelerate the company's ability to deliver personalized skincare
•President and COO at Rent the Runway, from September 2015 to March 2020, where she helped the company transform into a subscription service disrupting the global fashion industry. During her tenure, Ms. Sullivan helped build the foundation for the company to scale to a $1B valuation, while democratizing fashion and creating a more sustainable way for people to get dressed
•President, AOL.com & Lifestyle Brands from April 2009 to September 2015 and began her career at Google New York Engineering before being named Chief of Staff to the American Advertising Organization, where she oversaw business planning and partnership development
•Built and launched MAKERS.com, the largest video collection of ground-breaking women’s stories, and documentary film series, chronicling the modern American feminist movement and created and launched the MAKERS Conference, a live event gathering influential women from across industries for a several– day thought leadership conference on accelerating women’s leadership
•Launched the MAKERS@ Corporate Advisory Board, connecting corporate partners to the mission of MAKERS - a platform for storytelling highlighting ground-breaking women
Other Directorships
•None
Director Qualifications
Ms. Sullivan brings significant consumer brand development and management, marketing, and technology experience to the Board. In particular, her expertise in digital, mobile and social media help shape the Board’s assessments of the Company’s efforts to increase its strategic presence in these areas. Ms. Sullivan’s experience as an executive in consumer-facing, e- commerce, wellness and service focused start-up environments brings a current perspective to the Board’s operational considerations. In addition, Ms. Sullivan has proven herself an influencer and champion of diversity in the workplace.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2023 Proxy Statement	23

Proposal 1—Election of Eleven Director Nominees

John P. Tague
Independent Age: 60 Director Since: 2012	Committees: CC (Chair), AC

Background
•Retired President and Chief Executive Officer of Hertz Global Holdings, Inc.
•Chairman and CEO of Cardinal Logistics Holdings from July 2011 until November 2014
•Served UAL Corporation through October 2010 when he retired as President
•Executive Vice President and Chief Revenue Officer of United Air Lines, Inc. and UAL Corporation from April 2006 until May 2008
•Joined United as Executive Vice President in 2003
Other Directorships
•Former Director of United Road Services and Victory Innovations, both Carlyle portfolio companies
•Former Director of The Hertz Corporation (HTZ)
Director Qualifications
Mr. Tague’s extensive experience in the car rental and airline industries enables him to provide the Board with insights and suggestion relevant to the overall travel industry. Because Mr. Tague’s industry experience is not hotel-based, he provides the Board with unique opinions and assessments about the travel and hospitality industry sector in which the Company operates.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

24

Proposal 1—Election of Eleven Director Nominees

Donna F. Vieira
Independent Age: 58 Director Since: 2021	Committees: AC

Background
•Executive Vice President and Chief Commercial Officer at Sallie Mae where she oversees the company’s top line revenue growth, credit, pricing and loss mitigation, as well as products, sales, marketing, customer and digital experience, and business development
•Former Chief Marketing Officer of Consumer Banking and Wealth Management at JPMorgan Chase.
•Has an extensive background in marketing and general management via her current role at Sallie Mae and her work at other leading financial services companies including American Express and JP Morgan Chase
•At American Express, she focused on new customer acquisition and product development and oversaw the launch of a series of new card products including Blue Business and Business Membership Rewards and was a member of the team that launched Open Small Business
•At JP Morgan Chase, she held key small business and consumer-focused roles. She led the development of strategic marketing, brand and digital transformation initiatives to grow deposit and investment balances, as well as customer relationships
•Delaware Governor John Carney appointed her as Chair of the Office of the Treasurer’s Plans Management Board, overseeing investment programs that help families to plan and save for post-secondary education
•Member of the Executive Leadership Council, the pre-eminent membership organization that is committed to increasing the number of Black executives in global enterprises
Other Directorships
•None
Director Qualifications
Ms. Vieira’s experience as an executive in the consumer services industry, including her current tenure as Executive Vice President and Chief Commercial Officer at Sallie Mae, as well as her prior roles at JP Morgan Chase and American Express, provide the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business. Ms. Vieira's experience on the Executive Leadership Council, and the experiences leading her to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2023 Proxy Statement	25

Proposal 1—Election of Eleven Director Nominees
Director Skills, Experience and Attributes
The below are the skills, experience and attributes of our nominees, and the relevance of each to the Company.
Skills and Experience

Corporate and Organizational Leadership
Corporate and Organizational Leadership experience is important to understanding and overseeing our complex organization and empowering employees through individual growth and development.

Risk Management and
Data Security
Risk Management experience is important to overseeing our risk management program and mitigating key risks to the Company. Data Security experience is important in overseeing the security of our business and operations systems (both physical and cyber).

Public Company Board Service and Governance
Public Company Board Service and Governance is important to defining and driving strategic direction and overseeing our operations as well as contributing to the Board's understanding of best practices in corporate governance matters.

Accounting and Financial Responsibility
Accounting and Financial Responsibility is important in overseeing our financial management as well as ensuring accurate financial reporting processes and robust controls.

Human Resource Management Human Resource experience is important to ensuring our ability to recruit, retain and develop key talent essential to our operations.
Government Relations and Public Policy
Government Relations and Public Policy experience is important in providing insight and perspective in working constructively and proactively with governmental agencies and helping shape public policies, initiatives and legislation.

Sales and Marketing Sales and Marketing is important to providing additional insight and advice to management as our business is dependent on effective marketing.	Hospitality Industry Experience Hospitality Industry experience is important in understanding the technical nature of our business and to help inform our views on hospitality-related matters.

Digital Commerce Leadership
Digital Commerce Leadership is important in understanding consumer and franchisee interaction with the complex technology involved in our reservations and operations systems.

Legal, Regulatory and Compliance
Legal, Regulatory and Compliance experience is important in understanding the Company's risks and obligations, including in relation to operating internationally and being subject to regulatory authorities.

Financial and Capital Markets
Financial and Capital Markets experience is important in providing the knowledge and skills necessary to evaluate and oversee the Company's design and implementation of financing and capital allocation strategies.

26

Proposal 1—Election of Eleven Director Nominees
Board Diversity
Directors representing a mix of genders, ethnicities, races, cultures and other perspectives expand the Board's understanding of the needs and viewpoints of our customers, franchisees, employees, shareholders and other stakeholders. The self-identified gender and demographic background of our nominees is as follows:

	Female	Male
Gender	3	8
Self-Identified Demographic Background
African American or Black	1	1
Asian		1
Hispanic or Latinx		1
White	1	7
Other
Two or More Races or Ethnicities (counted in each)		2
Prefer Not to Disclose Demographic Background	1
Military Veteran		1
Director Independence
The Board currently has eleven directors, a majority (eight) of whom the Board has determined to be “independent” under the listing standards of the NYSE. The independent directors are William L. Jews, Monte J.M. Koch, Liza K. Landsman, Ervin R. Shames, Gordon A. Smith, Maureen D. Sullivan, John P. Tague and Donna F. Vieira.
In determining director “independence,” the Board applies the standards as set forth in the listing standards of the NYSE and additional independence standards adopted by our Board as follows:
•No director can be “independent” until five years following the termination or expiration of a director’s employment with the Company, rather than three years as currently required under the NYSE rules;
•No director can be “independent” who is, or in the past five years has been, affiliated with or employed by a present or former outside auditor of the Company until five years after the end of either the affiliation or the auditing relationship, rather than three years as currently required under the NYSE rules; and
•No director can be “independent” if he or she in the past five years has been part of an interlocking directorate, rather than three years as currently required under the NYSE rules.
Family Relationships
The Chairman of the Board, Stewart W. Bainum, Jr., is the uncle of one of our other directors, Brian B. Bainum. Other than the family relationship between Mr. Stewart W. Bainum, Jr. and Mr. Brian B. Bainum, there are no other familial relationships among our directors or executive officers.
Board Refreshment and Consideration of Director Nominees
Our Corporate Governance and Nominating Committee is primarily responsible for maintaining a strong and diverse Board through robust evaluation and succession planning processes, which include recommending Directors for re-election and identifying new candidates who will bring complementary skills and varied perspectives to our Board. Our Corporate Governance and Nominating Committee evaluates and determines the most impactful and desirable mix of characteristics, skills, experience and diversity for our Board as a whole, as well as the qualifications and attributes of individual Directors and Director candidates.

2023 Proxy Statement	27

Proposal 1—Election of Eleven Director Nominees

Board’s Commitment to Diversity
The Board has been, and continues to be, committed to Board’s diversity, including diversity of gender, race and ethnicity. The Board, and the Corporate Governance and Nominating Committee, view diverse representation on the Board as the best way to represent the interests of all of our shareholders and maximize the Company’s success.

Our Corporate Governance and Nominating Committee strives to achieve an appropriate balance of continuity and refreshment through a mix of newer and longer-tenured Directors. Our Governance Committee and Board believe that there should be a balance of institutional knowledge and fresh perspectives among our Directors, and that long tenure does not itself impair a Director’s independence and often enhances a Director’s ability to apply independent judgment.

4 directors have been added to the Board in last 5 years
The addition of Ms. Sullivan to the Board brought important online marketing experience. Mr. B. Bainum's addition brought the perspective of a consultant with hotel industry background. The addition of Ms. Vieira brought a deep knowledge of the consumer to the Board. The addition of Mr. Smith, who had previously served on the Board from 2004 to 2017, brought an in-depth perspective on the business and practices of the Company as well as the business and practices of the banking and finance industries.

As the Company’s strategic priorities continue to evolve and in consideration of potential retirements and departures, our Corporate Governance and Nominating Committee continues to proactively evaluate our Board’s composition and succession planning to facilitate a smooth transition and continuity of skills, experience and diversity in the boardroom.
Consideration of Director Candidates
The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on the Company’s Board. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the Company’s Annual Meeting.
The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board. These criteria include: (i) independence, (ii) integrity, (iii) experience and sound judgment in areas relevant to the Company’s business, (iv) a proven record of accomplishment, (v) willingness to speak one’s mind, (vi) the ability to commit sufficient time to Board responsibilities, (vii) the ability to challenge and stimulate management and (viii) belief in and passion for the Company’s mission and vision. The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.
The Corporate Governance and Nominating Committee uses a variety of methods to identify potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the Company and the use of independent recruitment firms. When reviewing and recommending candidates to join the Board, the Corporate Governance and Nominating Committee considers how each prospective new member’s unique background, experience and expertise will add to the Board’s overall perspective and ability to govern the Company. The Committee recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse background and experience. When assessing a Board candidate’s background and experience, the Committee takes into consideration all relevant components, including, but not limited to, a candidate’s gender and cultural and ethnic background. The Committee may also use one or more professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board.
The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders and evaluate them using the same criteria as applied to candidates identified through other means, as set forth above. Shareholders seeking to recommend a prospective candidate for the Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director of the Company if nominated by the Committee and so elected by mail to: Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850 or by email to IR@choicehotels.com.

28

Corporate Governance
Board of Directors
The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business primarily through discussions with the Chairman, the CEO and other members of the Company’s management, by reviewing materials provided to them and by participating in Board and committee meetings.
In 2022, the Board held four meetings and each director attended at least 75% of all meetings of the Board and the standing committees of the Board on which he or she served. In 2022, all of the then-current Board members attended the Annual Meeting. The Company expects all directors to attend the Annual Meeting. The independent, non-management members of the Board are required to meet at least once a year in executive session without management present. Mr. Shames, the lead independent director, chairs these meetings. Three such meetings were held in 2022.
The Board has adopted Corporate Governance Guidelines, a Corporate Ethics Policy and charters for each of its standing committees, including the Audit Committee, Human Capital and Compensation Committee, Corporate Governance and Nominating Committee, and Diversity Committee, each of which is discussed further below. The Audit Committee Charter was updated in 2022. The Corporate Governance and Nominating Committee Charter were updated in 2020. The Corporate Governance Guidelines, Corporate Ethics Policy and several of the committee charters were updated in 2019. A temporary addendum was added to the Corporate Ethics Policy effective March 1, 2021, as further discussed below. The Corporate Governance Guidelines, Corporate Ethics Policy and all standing committee charters are included in the investor relations section of the Company’s website at www.choicehotels.com.
Overview
The Board is responsible for oversight of strategy, business operations and performance evaluation, so as to promote the long-term success of the Company.
KEY GOVERNANCE DOCUMENTS
The Board’s is committed to good corporate governance practices and has adopted Corporate Governance Guidelines, which are a set of principles that provide a framework for the Company’s corporate governance and assist the Board in the exercise of its fiduciary duties. The Board has also adopted a Corporate Ethics Policy and evaluates the charters of each of its standing committees annually.
CODE OF ETHICS POLICY
The Board has established a Corporate Ethics Policy to aid each director, officer and employee of the Company (including the CEO, CFO and Chief Accounting Officer) and its subsidiaries in making ethical and legal decisions in his or her daily work. Effective March 1, 2021 and in light of the ongoing COVID-19 pandemic, a temporary addendum was added to the Ethics Policy to reflect a modification of the Company’s policy around gift card acceptance and distribution. Concurrently, the Ethics Policy was revised to add an enhancement to the disciplinary actions for violations of the Policy.
To the extent approved or granted, the Company will post required amendments to or waivers from the Corporate Ethics Policy (to the extent applicable to the CEO, CFO and Chief Accounting Officer) on the Company’s website.
BOARD MEETINGS AND ATTENDANCE
Directors are expected to attend the Annual Meeting, all meetings of the Board and the meetings of their respective committees. All then-serving directors attended the 2022 Annual Meeting. Board members also typically attend the Company's annual Convention to gain insight into the business and interact with the Company's franchisees.

2023 Proxy Statement	29

Corporate Governance

Number of Meetings Held in 2022 4 Entire Board 5 Human Capital and Compensation Committee 8 Audit Committee 3 Corporate Governance and Nominating Committee 2 Diversity Committee	Director Attendance All of the directors attended more than 75% of the meetings of our Board and their respective committees during the calendar year 2022.

Board Leadership Structure

Stewart W. Bainum, Jr. Chairman of the Board	Patrick S. Pacious Chief Executive Officer	Ervin R. Shames Lead Independent Director

Primary Responsibilities
•Provides a unique understanding of the Company’s culture and business
•Serves as a primary contact with the Company’s senior management team
•Brings the perspective of a major shareholder to the Board

Primary Responsibilities
•Leads business strategy and performance
•Focuses executives and resources on achieving the Company's strategic plan
•Leads the Company in creating a healthy balance sheet while continuing to empower investment and growth in key Choice brands

Primary Responsibilities
•Serves as chairman of executive session meetings to permit the nonmanagement and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership
•Manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board

The Board is led by the Chairman, Mr. Stewart W. Bainum, Jr., who has served in this role for more than 25 years. The benefits of Mr. Bainum’s leadership of the Board stem both from Mr. Bainum’s long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary day-to-day contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available to the Board as a whole. This flow of communication enables Mr. Bainum to identify issues, proposals, strategies and other considerations for future Board discussions and informs his role as leader in many of the resulting discussions during Board meetings. Mr. Bainum also brings the perspective of a major shareholder to the Board. Mr. Bainum, his family and entities affiliated with his family, beneficially own approximately 39% of the Company’s outstanding Common Stock.
The Company has elected to separate the positions of Chairman (held by Mr. Bainum) and CEO (held by Mr. Pacious). Although Mr. Pacious serves as a member of the Board, we believe that Mr. Bainum’s role as Chairman provides for a meaningful division of leadership between management and the Board.
In addition to this division of leadership between Chairman and Chief Executive Officer, leadership is further enhanced on the Board based on the Board’s annual election of a lead independent director. In light of the Company and Board leadership roles held by Mr. Bainum and Mr. Pacious, the Board believes that it is important to maintain a Board leadership position that is held by an independent director. Currently, Mr. Shames serves as the Board’s lead independent director. In his role as lead independent director, Mr. Shames serves as chairman of executive session meetings in which non-independent directors, namely Mr. Bainum, Mr. Pacious and Mr. Brian B. Bainum do not participate. The goal and purpose of these meetings chaired by Mr. Shames is to permit the non-management and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership. The Board meets regularly in executive session. Three such meetings were held in 2022. In addition to chairing the executive sessions, the lead independent director or his designee manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board.

30

Corporate Governance
Role of the Board of Directors
BOARD’S ROLE IN OVERSIGHT OF STRATEGY
The Board annually approves a long-term strategic plan and a one-year operating plan, together with any ongoing reviews and updates. The Board has also taken an active role in guiding strategy during times of change, including during the COVID-19 pandemic.
BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
The Board has responsibility for overseeing the Company’s risk management. The Board regularly receives updates from management and the Board committees on key areas of risk that have been identified by the Board, its committees and management. In addition, the Board annually, or more frequently as circumstances dictate, assesses the overall risk profile of the Company including changes to evolving areas of risk. The full Board oversees processes involving risks raised by transactions involving the Company, and its directors, officers and employees that have the potential to present higher degrees of risk than ordinary course transactions. Finally, each of the Board’s committees plays a role in taking primary responsibility for certain areas of risk, attendant to each committee’s particular area of focus as described below.

The Board
The Board’s primary role in risk oversight is to establish and maintain effective policies and procedures that serve to highlight or expose critical risks. The Board has adopted a set of Board policies applicable to various transactions involving the Company and its directors, officers and employees that the Board has determined are likely to involve a potentially higher degree of risk than ordinary course transactions and therefore are appropriately reviewable by the full Board. For these transactions, the Company is required to obtain Board approval, which provides the Board with an opportunity to discuss the transaction and attendant risk, prior to the transaction becoming binding on the Company. Those transactions requiring prior Board approval include transactions above certain limits, certain lending arrangements, certain litigation settlements, and certain related party transactions.
In addition to the full Board’s role in risk oversight, different committees of the Board play a role in overseeing risks attendant to the committee’s particular area of focus described below.

Audit Committee •Has specific functions and responsibilities that generally relate to the risk oversight function, including risks relating to financial reporting, compliance and cybersecurity	Human Capital and Compensation Committee •Assumes primary responsibility for risk oversight as it relates specifically to the Company’s compensation policies and practices	Diversity Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion	Nominating and Corporate Governance Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion and oversees ESG strategy and practices

Management
Management provides the Board with information as it relates to risk in all areas of the Company. Given management's day to day experience and leadership position, management can both guide the Board in understanding risk facing the business as well as ensure the strategy and instructions of the Board are carried out.

2023 Proxy Statement	31

Corporate Governance
BOARD’S ROLE IN OVERSIGHT OF HUMAN CAPITAL MANAGEMENT AND CULTURE
The Board oversees the organization's human capital management. It actively engages in executive reviews and focuses on succession planning for the CEO and key management.
CEO and Management Succession Planning
The Human Capital and Compensation Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process. The Human Capital and Compensation Committee's process enables the Company to prepare for any required actions in relation to emergency succession planning. In conjunction with the talent development process and it's evaluation of the Company's diversity programs. the Board reviews the talent pipeline from a diversity standpoint and supports the promotion of diverse leadership.
Workplace Culture and Diversity
The Board is actively involved in enabling management to develop a workplace culture that values working with diverse groups of people, offering diversity of thought and perspective. The Board biannually reviews a diversity report focused on success against the Company’s annual diversity, equity, and belonging objectives in workplace practices, franchisee development, advertising and marketing goals. The Board also receives updates on the Diversity Advisory Council, Choice Resource Groups, and general inclusion activities. Our Diversity Framework that supports all our efforts is shown below.

Diversity Framework

STRATEGY → ACCOUNTABILITY → EXECUTION

BOARD ENGAGEMENT	Choice's commitment to diversity starts at the top with the purpose of holding the business accountable for meeting deliberate and measurable diversity objectives in corporate workplace practices, franchise sales and advertising.
EXECUTIVE SPONSORSHIP	SVPs and above provide sponsorship and support to individual CRGs and DAC. The Executive Sponsor is not an honorary or figurehead position but, instead, plays an active and important role as a champion of the group.
CEO DIVERSITY ADVISORY BOARD	Promotes sustainable D & I practices internally and externally. Representatives from three core functions: Associates, Marketing/Consumes, and Franchisees.
DIVERSITY EXECUTIVE ADVISORY COUNCIL	Commitment, Alignment and Resource Allocation. Venue to connect CRG Sponsors with DAC support with the Exec Team to capture full value of diversity and bring insights and ideas into alignment with resources.
DIVERSITY ADVISORY COUNCIL	DAC serves as an organizational thought partner, identifying issues and trends that impact our diverse workforce and/or serve to strengthen our inclusive culture. This council is comprised of 30 cross-functional leaders who serve three-year terms.
ASSOCIATE ADVISORY COUNCIL	CRG chairs come together quarterly, as the Associate Advisory Group and look for opportunities to collaboratively impact the organization.
CHOICE RESOURCE GROUPS	Guided by a focus on Culture, Talent & Business, the Choice Resource Groups provide cultural vibrancy and a sense of connectedness and belonging for associates. Choice has 11 core resource groups.
DIVERSE CLIENT & CONSUMER ENGAGEMENT	Choice is committed to the long-term success of its minority hotel owners, along with ensuring that all consumers know that Choice offers inclusive brands where everyone is welcome, wanted, and respected.

32

Corporate Governance
BOARD’S ROLE IN OVERSIGHT OF ESG
The Board oversees the Company's ESG efforts and objectives.
ESG is driven from the top by our Board of Directors and CEO. The Corporate Governance and Nominating Committee has primary responsibility for ESG initiatives, and each of the primary Board Committees oversees discrete sustainability matters from a strategic and risk management perspective as set out below.

Human Capital and Compensation •Talent management and succession planning •Executive and Director compensation	Audit •Data privacy and data protection •Information security, including cybersecurity	Corporate Governance and Nominating •Oversees ESG strategy and matters •Environmental stewardship	Diversity •Inclusion •Key diversity initiatives

Management •Our senior executive team works together with our ESG vice-president to advance our ESG efforts across the organization

Committees of the Board
The standing committees of the Board are the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance and Nominating Committee and the Diversity Committee. The charters for each of these committees are included in the investor relations section of the Company’s website at www.choicehotels.com. All of the current members of each of the Audit Committee, Human Capital and Compensation Committee and Corporate Governance and Nominating Committee are independent, as required by the committee charters, the current listing standards of the NYSE and the rules of the SEC, as applicable.
The following provides a description of certain functions, current membership and meeting information for each of the Board committees for 2022.

2023 Proxy Statement	33

Corporate Governance
HUMAN CAPITAL AND COMPENSATION COMMITTEE
Members: John P. Tague (Chair), William L. Jews, Liza K. Landsman, Ervin R. Shames, Maureen D. Sullivan
Meetings in 2022: 5

The Human Capital and Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives through the following functions, among others:
•Overseeing the administration of the Company’s equity compensation plans and authorizing equity awards thereunder;
•Establishing and updating the “peer group” used to compare the Company’s compensation practices;
•Establishing pay levels and approving pay for the CEO;
•Reviewing and approving the compensation of executive officers, in light of shareholder “Say-on-Pay” results and other relevant factors;
•Setting the compensation for the non-employee members of the Board;
•Reviewing bonus and incentive plans, pensions and retirement;
•Reviewing other employee benefit plans and programs;
•Reviewing the Company’s succession plan and management development;
•Self-evaluating annually;
•Setting criteria and guidelines for performance of the CEO;
•Assessing performance of the CEO against performance objectives; and
•Reviewing and discussing the Company’s Compensation Discussion and Analysis and producing the annual Human Capital and Compensation Committee report for the Company’s proxy statement.

The Human Capital and Compensation Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process.
During 2022, at the direction of Mr. Tague, the Chairman of the Human Capital and Compensation Committee, Mr. Pacious prepared and distributed to Committee members meeting agendas, consultant-provided compensation related information, and Company reports and data in preparation for Committee meetings. Mr. Cimerola, our Chief Human Resources Officer, assisted with preparation of the agenda and certain materials at the request of Mr. Tague. In conjunction with the Human Capital and Compensation Committee Chairman, Messrs. Pacious and Cimerola also prepared and presented specific compensation proposals to the Human Capital and Compensation Committee, including Mr. Pacious’ assessment of individual executive officer performance and recommended compensation amounts for each officer other than himself. See “Compensation Discussion and Analysis” section below for more information on Mr. Pacious’ role in recommending the compensation paid to our NEOs in 2022. None of our executive officers determined or recommended the amount or form of non-employee director compensation.
The Human Capital and Compensation Committee has delegated limited authority to our Stock Compensation Committee, currently consisting of our CEO, to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire. No individual award may exceed $250,000 in value.
In accordance with its charter, the Human Capital and Compensation Committee has the authority to retain, terminate and approve professional arrangements for outside compensation consultants to assist the Committee.

34

Corporate Governance
The Human Capital and Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to provide various compensation-related services and assistance. Meridian performed the following functions and services:
•Attended Committee meetings;
•Provided independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advised on plans or practices that may improve effectiveness of our compensation program;
•Provided and discussed peer group and various survey data; and, based on this information, offered independent recommendations on CEO and NEO compensation;
•Reviewed the CD&A, compensation tables and other compensation-related disclosures in our proxy statements;
•Offered recommendations, insights and perspectives on compensation related matters;
•Evaluated and advised the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and
•Supported the Committee to ensure executive compensation programs are competitive and align the interests of our executives with those of our shareholders.
Meridian attended each of the Committee meetings in 2022 in person, by video conference or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chairman between meetings. Meridian reviewed the CD&A and the executive compensation tables contained in this proxy statement. See “Compensation Discussion and Analysis” below for additional information related to the role of Meridian in the Company’s 2022 executive compensation decisions.
The Committee has analyzed whether the work of Meridian as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Meridian or any of its affiliates; (ii) the amount of fees the Company paid to Meridian as a percentage of Meridian’s total revenue; (iii) Meridian’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Meridian or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Meridian or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultants to the Company has not created any conflict of interest.
The Board determined that each member of the Human Capital and Compensation Committee was independent under the listing standards of the NYSE applicable to Compensation Committee members.
While the charter authorizes the Human Capital and Compensation Committee to delegate its responsibilities to subcommittees, to date, the Committee has not delegated any of its responsibilities in this manner, other than its delegation to the Stock Compensation Committee to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire.
Compensation Committee Interlocks and Insider Participation
In 2022, no member of our Human Capital and Compensation Committee was an officer, former officer, or employee of the Company. During 2022, no member of the Human Capital and Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2022, no interlocking relationship existed between any of our executive officers or Human Capital and Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

2023 Proxy Statement	35

Corporate Governance
AUDIT COMMITTEE
Members: William L. Jews (Chair), Monte J.M. Koch, Gordon A. Smith, John P. Tague, Donna F. Vieira
Meetings in 2022: 8

The Audit Committee assists the Board to fulfill its oversight responsibilities with respect to the Company’s auditing, accounting and financial reporting processes generally. The Committee discharges these duties through the following functions, among others:
•Conferring separately with the Company’s independent registered public accounting firm and internal auditors regarding their responsibilities;
•Reviewing reports of the Company’s independent registered public accounting firm and internal auditors and annual and quarterly reports for filing with the SEC;
•Reviewing reports of the Company’s independent registered public accounting firm concerning financial reporting processes and internal controls, discussing these internal controls with and suggesting improvements to management;
•Establishing and monitoring an anonymous complaint hotline and other complaints procedures regarding accounting and auditing matters;
•Pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm;
•Self-evaluating annually;
•Determining the selection, compensation and appointment of the Company’s independent registered public accounting firm and overseeing their work;
•Reviewing the Company’s policies with respect to risk management;
•Reviewing with the CEO, CFO or Chief Accounting Officer, the Company’s disclosure controls and procedures; and
•Overseeing the Company’s cyber security and data security practices and procedures.

The Board has determined that Mssrs. Jews, Koch, Smith and Tague are qualified as audit committee financial experts within the meaning of the SEC’s regulations. Furthermore, each member of the Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. In addition, the Board also determined that each member of the Audit Committee was independent under SEC rules and the listing standards of the NYSE applicable to Audit Committee members.

36

Corporate Governance
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members: Ervin R. Shames (Chair), Monte J.M. Koch, Gordon A. Smith, Maureen D. Sullivan
Meetings in 2022: 3

The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board; selects, or recommends that the Board selects, the director nominees for election or to fill vacancies; develops and recommends to the Board a set of Corporate Governance Guidelines applicable to the Company; and oversees the evaluation of the Board. The Committee also has the following functions, among others:
•Establishing criteria for Board membership;
•Conducting the appropriate and necessary inquiries into the backgrounds and qualifications of proposed Board candidates;
•Reviewing and making recommendations to the Board on the size and composition of the Board and its committees;
•Reviewing and making recommendations to the Board with respect to directors, if any, who are unable to perform their duties;
•Reviewing and making recommendations to the Board with respect to the retirement of directors;
•Reviewing and making recommendations to the Board with respect to the Company’s policies regarding director or senior executive conflict of interest matters and related party transactions;
•Overseeing and making recommendations, as appropriate, to the Board concerning ESG and Corporate Social Responsibility strategy and matters;
•Monitoring and making recommendations to the Board concerning matters of corporate governance; and
•Reviewing the outside board service by senior executives.

DIVERSITY COMMITTEE
Members: Liza K. Landsman (Chair), Brian B. Bainum, William L. Jews, Maureen M. Sullivan
Meetings in 2022: 2

The Diversity Committee seeks to assist and advise management in developing a workplace culture that values working with diverse groups of people, offering diversity of thought and perspective. The Committee goals reach beyond the workplace culture, also focusing on diverse franchise development, diverse sourcing, inclusive advertising and inclusive community involvement. The Committee seeks to achieve its goals through the following functions, among others:
•Review and evaluate diversity efforts in workforce development, franchise development, vendor relations, marketing and philanthropy;
•Review the efforts by management to increase the diversity of the Company’s workforce, including at management levels; and
•Reporting to the Board on diversity matters.

2023 Proxy Statement	37

Corporate Governance
Board Effectiveness
The Board engages in multiple activities that focus on Board effectiveness.
ANNUAL BOARD AND COMMITTEE ASSESSMENT
The Company and the Board prioritize assessment and self-evaluation as a means of continual improvement in furthering the goals of the Company, the Board and shareholders.

Board and Committee Evaluations
The Board engages in an annual Board assessment process. As part of this process, each Committee is also evaluated. Each Board member completes an extensive evaluation of the Company, the Board and his or her committees. An in-person or virtual interview by a Board specialist is conducted at regular intervals.

Analysis and Discussion
  The Board self-evaluations, interviews and management feedback are evaluated by an outside expert and shared with the Board and the Board's advisors.
  The Chair of the Corporate Governance and Nominating Committee analyzes the information and reports the analysis via letter to the Board.
  The Board discusses its assessment in detail within the context of the Corporate Governance and Nominating Committee meetings, as well as within the Board meetings.
  The Board's corporate governance advisors evaluate and discuss the results of the assessment with the Board.

Management Evaluations	Feedback is also solicited from members of management regarding key aspects of management's interaction with the Board.

Governance Document Review
The charters for each of the Audit, Human Capital and Compensation, Corporate Governance and Nominating, and Diversity Committees are evaluated annually by the relevant Committee and changes are made as necessary. The Audit Committee evaluates the Ethics Policy annually.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
New Directors are oriented to the Board by other Directors, by management and by external advisors. Board advisors and experts present at Board and committee meetings on topics such as corporate governance developments, audit developments, enterprise risk management, data security updates, and legislative and public policy developments. Outside of the boardroom, Directors engage on various topics of concern to the Board, whether through industry groups or in their own business leadership capacities.

38

Corporate Governance
Shareholder Outreach and Engagement
Our relationship with our shareholders is an important part of our Company's success.
We continued our shareholder outreach in Fall 2022, reaching out to the stewardship teams of our shareholders representing over 86% of outstanding shares (our top 25 shareholders and Bainum-affiliated shareholders). Members of management participated on these Fall stewardship calls focusing on our ESG initiatives, and covering a broad range of topics.
Shareholder Outreach

FALL 2022 GENERAL OUTREACH - STEWARDSHIP TEAMS

Shareholders Engaged	Who Were Engaged	Matters Discussed	Result of Engagement
We reached out to shareholders representing 86%* of stock and discussed with shareholders representing 50%* of stock.	Legal HR Investor Relations	Company Performance ESG Board Performance Board Oversight	Feedback from investors was reported back to our Board and members of management.

*    Includes Bainum family affiliated shares, approximately 39% of outstanding shares as of March 20, 2023.

2023 Proxy Statement	39

Corporate Governance
2022 Engagement with Stewardship Teams
In 2022, key executives initiated conversations with the stewardship teams of shareholders to focus on the Company's ESG efforts, as well as to discuss a range of topics of interest to our shareholders.

Key topics discussed with shareholders
•General outreach and introductions
•Environmental focus, including the Company's property management pilot to monitor utility usage and offer opportunities for energy, water and waste conservation, and the Company's pledge to phase out single use polystyrene products by year-end 2023 across domestic brands
•Social focus, including the Company's strong culture of diversity, equity and inclusion and multiple awards for the same
•Governance focus, including the Company's Recoupment or Clawback Policy
•Executive compensation
•Business performance
•Board performance
•Board oversight
We contacted holders of 86% of our outstanding shares We met with holders representing 50% of our outstanding shares

An example of the results of our shareholder outreach effort is the Company’s Recoupment Policy ("Clawback Policy" or "Policy") changes. The Clawback Policy gives the Human Capital and Compensation Committee the right to require the Company’s senior executives, including NEOs, to pay back certain previously distributed cash incentive compensation in the event that the Company materially restates its financial results as a consequence of significant noncompliance with financial reporting requirements. In response to shareholder feedback, in February 2022, the Committee approved an amendment to the Clawback Policy to more closely align the Policy with current market practice. Specifically, the Policy was amended to (i) extend the Policy to cover equity compensation in addition to cash compensation and (ii) expand the coverage to include Section 16 officers in addition to all direct reports of the CEO.
Contacting the Board of Directors
Shareholders or other interested parties may contact an individual director, the directors as a group, the Chairman or lead independent director of the Board, or the independent directors as a group by mail at the following address:

Mail:	Choice Hotels International, Inc. 1 Choice Hotels Circle, Suite 400 Rockville, Maryland 20850 Attn: Board of Directors
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

40

Proposal No. 2—Advisory Vote on Future Frequency of the Advisory Votes on Executive Compensation
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking shareholder input on how often we will seek advisory votes on the compensation of named executive officers as disclosed in future proxy statements, similar to Proposal 3 in this proxy statement. We are required to hold such votes at least once every three years.
Accordingly, shareholders may indicate their preference to hold future advisory votes on executive compensation:
•every year;
•every two years; or
•every three years.
You may also abstain from voting. The Board recommends that shareholders vote in favor of holding future advisory votes on executive compensation every year. Because this vote is non-binding, the Board has discretion to determine how frequently we will hold future advisory votes on executive compensation. However, the Board of Directors will consider the outcome of this vote in making its determination. When this advisory vote was last held in 2017, shareholders indicated a preference to hold the advisory vote annually and the Board implemented this standard.
Board Recommendation
The Board believes that holding advisory votes on executive compensation every year will allow for shareholder concerns to be voiced regularly and considered by the Human Capital and Compensation Committee as it undertakes its yearly compensation determinations. As a result, an annual vote will allow the Compensation Committee to be more informed and responsive to shareholder concerns about the compensation of the Company’s most highly compensated executive officers. The Board also views an annual vote as a good corporate governance practice.
The Board recommends a vote of 1 YEAR for the frequency of future advisory votes on executive compensation.

2023 Proxy Statement	41

Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation
We are seeking shareholder input on our executive compensation as disclosed in this proxy statement. The Board and the Human Capital and Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing tools necessary to attract and retain the best talent.
As described in the Compensation Discussion and Analysis beginning on page 43 of this proxy statement, our executive compensation program is designed to incentivize achievement of short- and long-term Company and individual performance. By paying for performance, we believe we align the interests of our executive officers with those of our shareholders. The Company believes the highest executive talent is attracted to a company that recognizes and rewards performance. We also emphasize good governance practices as part of our compensation program and believe that such practices enhance the alignment of interests between our executives and our shareholders.
Consistent with the philosophy noted above, the compensation program has been designed to achieve the following objectives:

Pay for Performance	Link pay through short- and long-term incentives to corporate, team and individual performance to encourage and reward excellence and outcomes that further the Company’s results and enhance shareholder value

Encourage Growth	Encourage the exploration of opportunities in business areas that are complementary to our core hotel franchising business, leveraging core competencies and / or adding to our franchising business model

Competitive Pay	Assure that compensation relates to performance relative to companies of similar complexity and global scale in terms of system-wide gross room revenue and market capitalization to provide effective incentives and encourage retention

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, encourage significant ongoing equity ownership

Long-Term Focus	Foster long-term focus and continued investment in growth required for strong performance in the hospitality industry through equity incentives that vest over time

Internal Pay Equity	Consider internal pay equity so that the relationship between internal executive pay levels is appropriate

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”
The vote is advisory and is not binding on the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote as part of its ongoing oversight and consideration of the Company’s executive compensation program.
Board Recommendation
The Board recommends that shareholders vote FOR the approval of executive compensation.

42

Letter from Chair, Human Capital and Compensation Committee
Dear Choice Hotels Shareholders:
In 2022, our executive team led Choice Hotels to a banner year marked by exceptional financial performance. Choice’s leadership delivered results that exceeded our goals and further strengthened the company’s ability to create long-term shareholder value.
Choice’s net income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) surpassed 2019 levels by 49% and 28%1 respectively. Our revenue per available room (RevPAR) outperformed the industry for a third consecutive year, and the company returned $487 million to shareholders, placing Choice’s three-year relative total shareholder return (TSR) in the 68th percentile of our peer group.
Choice’s pay-for-performance philosophy of executive compensation promotes retention of our top talent and incentivizes them to maximize shareholder value over the long-term. With our Named Executive Officers (NEOs) having overachieved in operating income and all three areas of our long-term strategic vision — brand growth, value proposition enhancements and platform expansion — their short-term incentives paid out above target.
We appreciate that our shareholders recognize that the compensation program provides market-competitive pay within the pay-for-performance structure.
In 2022, the Committee reached out to shareholders representing 86% of outstanding shares to discuss, among other things, our executive compensation strategies. We received positive feedback following that outreach, as well as at the 2022 annual meeting, where 99% of shareholders voted to support our compensation decisions.
Yours sincerely,
John P. Tague
Chair, Human Capital and Compensation Committee
1    Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures can be found in Annex A to the Proxy Statement.

2023 Proxy Statement	43

Compensation Discussion and Analysis
This CD&A describes our executive compensation philosophy, summarizes the principles of our executive compensation program and analyzes our pay decisions for 2022. It also provides context for the data we present in the compensation tables below.
Our NEOs
For purposes of this CD&A and the compensation tables, our NEOs for 2022 are:

Patrick S. Pacious President and Chief Executive Officer (“CEO”)	Dominic E. Dragisich Chief Financial Officer (“CFO”)	David A. Pepper Chief Development Officer (“CDO”)

John E. Bonds Senior Vice President, Enterprise Operations and Technology	Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs
Executive Summary
Choice is committed to delivering high performance and value to our shareholders and franchisees. The core principle of our executive compensation program is pay for performance, which guides our executive compensation decisions. Choice uses a combination of fixed and variable compensation to incentivize and reward strong performance and to align the interests of our executives with those of the Company’s shareholders. This executive summary provides our 2022 performance overview and describes how this aligns with our pay-for-performance incentive compensation framework, targeted total direct compensation, and say-on-pay feedback from shareholders.
Performance Overview
Choice's leadership has identified strategic focus areas: brand growth, guest and franchise, value proposition, and platform expansion and talent. In each of these areas, the Company and its management overachieved in 2022, delivering business results surpassing our goals.

44

Compensation Discussion and Analysis
Full-Year 2022 Financial Performance

Revenue & Profitability
$1.4B Total Revenues	$332.2M Net Income		$478.6M Adj. EBITDA[1]		$6.05 GAAP EPS $5.27 Adj. diluted EPS[2]
+31% YoY	+15% YoY	+49% vs. FY '19	+19% YoY	+28% vs. FY '19	+23% YoY
Exceeded guidance by +$9M

Acquisition	Shareholder Returns		Capital Recycling Activity[4]
$104.2M Radisson Americas revenue	returned >$487M In the form of cash dividends and share repurchases in FY ‘22	repurchased ~7% of average shares outstanding for the year ended Dec. 31, 2022[3]	~$170M YTD through Dec. 31, 2022 Secured 20- to 30-year franchise agreements with all buyers

1Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures can be found in Annex A to this proxy statement.
2Adjusted diluted EPS is a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures can be found in Annex A to this proxy statement.
3The percentage of shares repurchased is calculated based on 54.6 million weighted average number of shares outstanding year-to-date through December 31, 2022.
4The Company sold the Cambria Hotel New Haven, CT, in October 2022 for $30 million.
Fourth Quarter and Full-Year 2022 Performance Recap Update
Domestic Results1

RevPAR Growth			Franchise Agreements	Pipeline

+20.4% vs. Q4 '19		Outperformed industry by +700 bps (12 consecutive quarters of outperformance) Accelerated growth from Q3 2022 Exceeded 2019 levels for 19 consecutive months since June 2021	590 in FY ‘22 +11% YoY	1,029 hotels +14% YoY

ADR +17.4% vs. Q4 '19	Occupancy +130 bps vs. Q4 '19

+14.6% vs. FY' 19		Met top-end of full-year guidance

Effective Royalty Rate		Unit Growth Revenue generated, on average:
5.05% for FY ‘22	+4 bps vs. FY ‘21	2x Higher	from units entering the system vs. units leaving system[2]	20% Higher	from hotels added within its brand vs. hotels exiting the brand[3]	+9.5% unit growth vs. '21[4]

1For comparative purposes, RevPAR and effective royalty rate exclude the impact of the Radisson Hotels Americas acquisition, while pipeline, franchise agreements and unit growth include the impact of the Radisson Hotels Americas acquisition.

2023 Proxy Statement	45

Compensation Discussion and Analysis
2In 2022, on average; trend expected to continue into 2023.
3In 2022, on average and on a comparable basis.
4For higher revenue upscale, midscale and extended-stay segments. Total number of domestic hotels increased 6.5% from December 31, 2021.
Choice Hotels maintains a disciplined approach to capital allocation and is committed to driving long-term shareholder value

Growth
Initiatives
Increase the entire platform's value and maintain Choice Hotels' competitive strength with discretionary investments for organic growth
EXAMPLES:
•Comfort transformation
•New brand launches (e.g., Clarion Pointe, Everhome), strategic redesigns (e.g., Suburban Studios) and prototypes (e.g., Cambria, Comfort)
•Marketing and distribution technology (e.g., new revenue management capability)

M&A
Disciplined approach to potential M&A opportunities based on our ability to:
•Improve profitability for existing franchisees
•Accelerate revenue growth
EXAMPLES:
•Radisson Hotels Americas (2022)
•WoodSpring Suites (2018)
•Suburban (2005)
•Econo Lodge and Rodeway (1990)
•Clarion (1986)

Capital
Management
Opportunistically return excess cash to shareholders through dividends and share repurchases
First lodging company to return to pre-pandemic dividend levels
Increased quarterly dividend to a level higher than pre-pandemic (January 2022)
EXAMPLES:
Excess capital returned to shareholders through dividend and share repurchases: >$487M in 2022 (including ~$435M in share repurchases); ~$38M in 2021; ~$80M in 2020; ~$100M in 2019

Even with continued investment and scaling of the business, the Company plans to remain within the target leverage range of 3-4x

46

Compensation Discussion and Analysis
2022 Total Direct Compensation Mix
The charts below show the mix of total direct compensation (“TDC”) (base salary, MIP (as defined below), stock options, restricted stock and PVRSUs) for the CEO and other NEOs, as applicable, in 2022. Consistent with our pay-for-performance philosophy, approximately 97% of our CEO's TDC, and on average 88% for our other NEOs' TDC, is variable or performance-based.
2022 TOTAL DIRECT COMPENSATION

CEO	OTHER NEOs

3%
Base Salary
11%
Short-term
Variable
97%
is Variable/
At-Risk
86%
Long-term
Variable

88%
is Variable/
At-Risk
12%
Base Salary
16%
Short-term
Variable
72%
Long-term
Variable

2022 Incentive Compensation Framework
The Company’s executive compensation program consists of four primary components: base salary; short-term cash incentives; long-term equity incentives; and perquisites and other benefits (including retirement). The table below summarizes the elements of our incentive compensation program.

Short-Term Incentive (Cash)

Description	•Motivates and rewards executives for achievement of Company's annual financial and strategic goals measured over the fiscal year.

Key Features
•Cash incentive based on achieving annual operating income and achieving strategic objectives for NEOs other than Mr. Pepper, whose cash incentive is based on franchise contracts awarded and related metrics.

Short-Term Incentive (Cash)

Changes from 2021

•2021: Cash incentive based 50% on achieving annual operating income and 50% on achieving targeted strategic goals through team and individual performance for NEOs other than Mr. Pepper. For Mr. Pepper, an individual performance component was added.
•2022: For Mr. Pacious and Mr. Dragisich, cash incentive based 60% on achieving operating income and 40% associated with individual performance achieving targeted strategic goals. For Mr. Bonds and Ms. Wu, cash incentive based 50% on achieving operating income and 50% on achieving targeted strategic goals through team and individual performance. For Mr. Pepper, cash incentive was based 80% on certain executed franchise agreements and value of deals closed and 20% on individual strategic goals.

2023 Proxy Statement	47

Compensation Discussion and Analysis

Long-Term Incentive (Equity)

Description
•Through a variety of equity vehicles, creates linkage to share value appreciation and alignment with shareholders.
•Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.
•Encourages retention through multi-year overlapping vesting periods.
•Share ownership and holding requirements align the financial interests of our executives with the financial interests of our shareholders.

Key Features
•Grants may vary annually based on several factors including, among other things, individual performance, retention, competitive market, and strategic alignment.
•PVRSUs: Grants focus executives on achieving targeted long-term objectives. PVRSUs are payable in stock and generally vest in 3 to 5 years based on the achievement of performance goals over a 2-year to 5-year period. Grants drive cumulative earnings per share ("EPS") performance and TSR.
•Stock Options: Option awards vest ratably over 4 years and typically expire 10 years from the grant date. The exercise price is equal to the closing price of Choice Common Stock on the date of grant.

Long-Term Incentive (Equity)

Changes from 2021

•2021 All NEO Grants: In regards to mix, the Company eliminated the time-based restricted stock in favor of strengthening pay for performance alignment via stock options. For 2021, 100% performance-based: 50% Stock Options, 50% EPS-based PVRSUs with a 15% TSR modifier. Given the difficulty of setting targets in a COVID environment, the PVRSU EPS performance period was set at 2 years, with a 3-year vesting period. 2022 grants returned to a 3-year performance period.
•2022 All NEO Grants: Consistent with 2021, 50% Stock Options, 50% 3-year EPS-based PVRSUs with a 15% TSR modifier.
•2022 Strategic Leadership Alignment Grants for CEO and CFO: One-time grants, structured with significant back-end vesting, most significantly occurring in year 5 (70%), as well as performance-based hurdles associated with $5 million of Mr. Pacious’ $30 million grant and $1.25 million of Mr. Dragisich’s $7.5 million grant. The Committee considered, among other things, the potential value of expected annual equity awards for the grantees over the next five years.

48

Compensation Discussion and Analysis
2022 Strategic Leadership Alignment Grants
Our business response to industry consolidation, shifts in consumer demand, and external competitive factors resulted in the development of a multi-year strategic vision that leverages Choice’s core business and deploys additional capital to grow our core brands and expand the company into new areas to drive incremental market share growth and financial performance. For example, our 2022 net income and adjusted EBITDA surpassed 2019 levels by 49% and 28% respectively. Our executive compensation decisions are highly aligned to the successful execution and outcomes of this long-term strategic vision.
As a result, in February 2022, the Committee determined to adopt a new approach to annual long-term equity awards for Messrs. Pacious and Dragisich. This approach provides for a larger, one-time grant of restricted stock units and performance-based restricted stock units with aggregate grant date fair values of $30 million and $7.5 million for Messrs. Pacious and Dragisich, respectively. The Board and the Committee believe that these executives are responsible for leading the management team in delivering the Company’s exceptional performance over the past several years and are critical to the Company’s ability to achieve its ambitious long-term goals. The Committee determined that these one-time grants, structured with significant back-end vesting, most significantly occurring in year 5 (70%), as well as performance-based hurdles associated with $5 million of Mr. Pacious’ grant and $1.25 million of Mr. Dragisich’s grant, will solidify the retention of this critical talent and ensure that these high-performing executives remain focused on achieving our long-term goals.
Further, in determining the appropriate size of the one-time awards in 2022, the Committee assessed, among other things, the potential value of expected annual equity awards for the grantees over the next five years. The Committee intends, in granting these 2022 awards, to substantially reduce the size of the typical annual equity incentive grants for these individuals for the next five years, as evidenced by our 2023 equity grants that totaled only $2 million for our CEO.
2022 Strategic Leadership Alignment Grant focuses and aligns incentives of key executives with successful execution and achievement of company's long-term strategic vision
No anticipated change to aggregate Long-Term Incentive value on annualized basis

2023 Proxy Statement	49

Compensation Discussion and Analysis
Shareholder Return Performance
The graph below matches the cumulative 5-Year total return of holders of Choice Hotels International, Inc.'s common stock with the cumulative total returns of the NYSE Composite index, the S&P Hotels, Resorts & Cruise Lines index, the S&P 400 Consumer Discretionary index and a customized peer group of eighteen companies that includes: Bloomin' Brands Inc, Brinker International Inc, Caesars Entertainment Inc, Chipotle Mexican Grill Inc, Dine Brands Global Inc, Domino’s Pizza Inc, Fiesta Restaurant Group Inc, Hilton Worldwide Holdings Inc, Host Hotels & Resorts Inc, Hyatt Hotels Corp, Las Vegas Sands Corp, Marriott International Inc, MGM Resorts International, Papa John’s International Inc., Vail Resorts Inc, Wendy’s Co, Wyndham Hotels & Resorts Inc and Wynn Resorts Ltd. The graph assumes that the value of the investment in our common stock, in each index, and in the peer group (including reinvestment of dividends) was $100 on 12/31/2017 and tracks it through 12/31/2022.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Choice Hotels International, Inc., the NYSE Composite Index, the S&P Hotels, Resorts & Cruise Lines Index, the S&P 400 Consumer Discretionary Index, and Peer Group

$250
$200
$150
$100
$50
$0
12/13/17
6/30/18
12/31/18
6/30/19
12/31/19
6/30/20
12/31/20
6/30/21
12/31/21
6/30/22
12/31/22
Choice Hotels International, Inc.
NYSE Composite
S&P Hotels, Resorts & Cruise Lines
S&P 400 Consumer Discretionary
Peer Group

*$100 invested on 12/31/17 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.
Copyright© 2023 Standard & Poor's, a division of S&P Global. All rights reserved.

	12/31/17	6/30/18	12/31/18	6/30/19	12/31/19	6/30/20
Choice Hotels International, Inc.	100.00	97.96	93.28	113.69	136.11	104.23
NYSE Composite	100.00	98.89	91.05	105.89	114.28	99.00
S&P Hotels, Resorts & Cruise Lines	100.00	91.69	81.94	101.23	112.30	55.54
S&P 400 Consumer Discretionary	100.00	100.91	82.07	95.50	103.88	97.66
Peer Group	100.00	106.61	86.01	107.34	121.81	87.43
The stock price performance included in this graph is not necessarily indicative of future stock price performance.

50

Compensation Discussion and Analysis

CHOICE HOTELS OUTPERFORMED IN 5 OUT OF THE 6 YEARS OF CEO TENURE

CHOICE rTSR VS. INDUSTRY PEERS[1,2]

50%
25%
0%
-25%
-50%
40.4%
15.2%
-6.7%
-17.2%
46.1%
30.1%
3.6%
-19.3%
46.8%
19.2%
-15.8%
-27.1%
30.4%
4.6%
23.7%
1.5%
FY17
FY18
FY19
FY20
FY21
FY22
FY19-FY21
FY17-FY21
75th Percentile
Median
25% Percentile
Choice Hotels

1 Peers (2021 rTSR Performance Peer Group) Apple Hospitality REIT, Inc., Ashford Hospitality Trust, Inc., DiamondRock Hospitality Company, Hersha Hospitality Trust, Hilton Grand Vacations Inc., Hilton Worldwide Holdings Inc., Host Hotels & Resorts Inc., Hyatt Hotels Corporation, InterContinental Hotels Group PLC, Marriott International, Inc., Marriott Vacations Worldwide Corporation, Park Hotels & Resorts Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., Travel + Leisure Co. (fka Wyndham Destinations), Wyndham Hotels & Resorts, Inc., Xenia Hotels & Resorts, Inc.,

2 Excludes CorePoint lodging (Acquired by Highgate and Cerberus Capital Management 3/3/2022) and Extended Stay America (Acquired by Starwood; closed 6/16/2021).

2023 Proxy Statement	51

Compensation Discussion and Analysis
CEO Compensation and Pay-for-Performance Alignment
Each year, the Human Capital and Compensation Committee (the “Committee”) evaluates our CEO’s compensation relative to Company performance. The following graphic shows the alignment of CEO compensation (base salary, short-term incentive, and the annualized allocation of the 2022 LTI grant which is a portion of 2022 long-term incentive, to TSR displayed as the value of $100 invested in Company stock at December 31, 2017 through December 31, 2022. The long-term incentive amount in the graphic includes $6 million of the $30 million one-time Strategic Leadership Alignment Grant awarded to our CEO in 2022, representing one-fifth of the aggregate grant date fair value of such award. Because this award is structured over a 5-year time period with significant back-end vesting, the Committee looks at the award in annual components, including when assessing the alignment of CEO pay for performance. The Committee believes CEO compensation is aligned with TSR.

$14000
$12000
$10000
$8000
$6000
$4000
$2000
$0
CEO Compensation ($ in thousands)
$330.00
$275.00
$220.00
$165.00
$110.00
$55.00
$0.00
TSR
$147.87
$215.77
$223.51
$327.89
$239.03
$3,006
$4,200
[$8,528]
$6,700
$8,000
$1,731
$1,453
$1,544
$3,210
$4,125
$925
$1,040
$953
$1,067
$1,134
2018
2019
2020
2021
2022
Base Salary
Short-Term Incentive
Long-Term Incentive
TSR

*All compensation values are taken from the relevant columns of Summary Compensation Table for the respective year; for short-term incentive, amounts are the total from the columns "Bonus" and "Non-Equity Incentive Plan Compensation.". Long-term incentive pay for 2022 includes annualized portion of the Special Leadership Alignment Grant of $30 million (the amount the Committee allocated as reflecting compensation for 2022) as well as $2 million related to the all NEO grants.

52

Compensation Discussion and Analysis
CHOICE 3-YEAR PAY AND PERFORMANCE ALIGNMENT
The following graph shows the relationship of our CEO’s realizable pay (including actual total cash compensation and the realizable value of equity awards granted during the three-year period) and our cumulative shareholder return for the three years relative to our peer group companies (see “Compensation Competitive Analysis” below). Because of the availability of comparable information, all data is for the years 2019, 2020 and 2021. As illustrated, TSR has outpaced the Company's CEO pay versus peers.

Choice 3-Year Pay and Performance Alignment: FY19-FY21
3-Year Relative TSR Rank
3-Year Relative Pay Rank
0%
25%
50%
75%
100%
CMG
MAR
HLT
WEN
CHH
PZZA
WH
CZR
EAT
HST
MGM
DPZ
FRGI
BLMN
DIN
H
WYNN
MTN
LVS

Notes: The Cumulative TSR numbers assume that the value of the investment in the Company’s Common Stock was $100 on December 31, 2018; investment is tracked through December 31, 2021.
Performance-based awards shown at target for outstanding cycles, and at earned number of shares for closed cycles. Includes all awards granted during the covered period.
Based on availability of information, the above chart uses the time period of 2019-2021 for Choice CEO compensation and peer group compensation.
The table below presents our TSR performance and the Company's TSR percentile rank among the 2022 peer group.

Performance Period	Choice Cumulative TSR Performance	Choice’s TSR Percentile Rank Among 2022 Peer Group(1)(2)
One-Year (2022)	-27.1%	21%
Three-Year (2020-2022)	10.8%	68%
(1)Percentile rank calculation is inclusive of CHH.
(2)Peer group is the overall Choice Hotels peer group as discussed in "Compensation Peer Group" below.

2023 Proxy Statement	53

Compensation Discussion and Analysis
Say-on-Pay Feedback from Shareholders
We seek the feedback of our shareholders through our annual shareholder advisory vote on the compensation of our executive officers. In 2022, the say-on-pay vote was 99%. Shareholder feedback is very important to us and, as a result, we have undertaken a concerted effort to engage in an ongoing dialogue with shareholders.
In Fall 2022, we reached out to shareholders representing 86% of outstanding shares, to discuss a broad range of topics, including executive compensation decisions and an ESG focus. For more information on shareholder outreach please see pages 39-40.
Given the level of shareholder support at 99%, the Committee believes our shareholders recognized that our compensation program continues to provide pay-for-performance alignment and best practice market competitive pay that incentivizes our NEOs to maximize shareholder while supporting recognition and retention of key talent. The Committee will continue to consider the outcome of our say-on-pay votes and our shareholders' views when making future NEO compensation decisions.

FALL 2022 OUTREACH

Shareholders Engaged	Who Were Engaged	Matters Discussed	Result of Engagement
We reached out to shareholders representing 86% of stock and discussed with shareholders representing 50% of stock.	HR Legal Investor Relations	Company Performance ESG Board Performance Board Oversight	Feedback from investors was reported back to our Board and members of management.

*Includes Bainum family affiliated shares, approximately 39% of outstanding shares as of March 20, 2023.

54

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Compensation Philosophy
Our executive compensation program and pay decisions are guided by a pay for performance philosophy established by the Committee. The Company’s philosophy grounded our compensation decision-making in 2022 and was critical in helping to drive focus and recognize the exceptional leadership of our executives.

Emphasize pay for performance, pay competitively to attract and retain the best talent and drive long-term shareholder value creation.

•Emphasize Pay for Performance by aligning incentives with the achievement of financial and strategic objectives that tie to the Company's long range plan including brand growth, guest and franchise, value proposition, and platform expansion and talent. We reward executives who achieve or exceed Company financial and strategic objectives that create focus, drive execution and deliver value to shareholders.

•Pay Competitively by ensuring compensation for each executive is aligned with the appropriate internal and external competitive market. The compensation opportunity is designed to be competitive with other corporations of similar complexity and scale in terms of system-wide revenue and market capitalization. Due to the complexity of managing the extensive system-wide gross room revenue, as well as the rapidly changing distribution and e-business environment, paying competitively to similarly complex organizations is critical to recruit and retain strong talent. Utilizing relative TSR ("rTSR") PVRSUs allows us to compare and reward performance against our peer set.

•Drive Long-Term Shareholder Value by linking executive pay to the Company’s share value. This linkage fosters the long-term decision making required for investment and growth in the hospitality industry. The Company believes that shareholder value, and specifically relative TSR, will increase through continued growth in the core business, as well as investments in growth opportunities beyond the core and the optimization of balance sheet debt levels. The Company will drive long-term shareholder value by concentrating on the strategic focus areas of brand growth, guest and franchise, value proposition, and platform expansion and talent. The execution of this strategy will be achieved through Choice’s strong cultural values which drive results through leadership, performance excellence and enterprise-wide accountability.

2023 Proxy Statement	55

Compensation Discussion and Analysis
Compensation Objectives
The Committee considers the following objectives in making compensation decisions for our NEOs and other executives:

Objective	Description

Pay for Performance
Link pay through short- and long-term incentives to corporate and individual performance to encourage and reward excellence and outcomes that deliver strong Company performance and enhance shareholder value

Encourage Growth	Encourage the exploration of growth opportunities, including opportunities in business areas that are complementary to our core hotel franchising business, leverage core competencies and / or enhance our franchising business model

Competitive Pay	Assure that compensation is aligned with performance relative to companies of similar complexity (e.g., multi-brand franchisors and hospitality industry) and scale (e.g. system-wide gross room revenue and market capitalization) providing effective incentive that strengthens retention, and recognizes performance

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, create significant ongoing equity ownership and drive long-term focus on share value appreciation

Long-Term Focus	Foster long-term focus and continued investment in the growth required for top percentile performance in the hospitality industry through performance-based equity incentives that vest over time in three to five years

Internal Pay Equity	Consider internal pay equity to strategically position individual executive pay with the desired positioning relative to each other, as well as all employees

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment
2022 COMPENSATION PROGRAM
Primary Components
The Company’s executive compensation program consists of four primary components: base salary; short-term cash incentives; long-term equity incentives; and perquisites and other benefits.

Components	Purpose

Base Salary	Provides a level of fixed compensation that is competitive to attract and retain highly qualified executives

Short-Term Cash Incentives	Drives focus and recognition for achievement of Company annual financial and strategic goals that tie to the Company's long range plan.

Long-Term Equity Incentives
Through a focus on performance-based equity grants, creates linkage to share value appreciation and alignment with shareholders
Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value

Perquisites and Other Benefits	Enhance our ability to recruit and retain key executives through market competitive practices consistent with the industry and peer group

56

Compensation Discussion and Analysis
Base Salary
As the foundation of our compensation program, base salary establishes a competitive level of fixed compensation that is foundational to attracting and retaining highly qualified executives.
All NEOs received salary increases in 2022, as set forth below. Mr. Pacious', Mr. Dragisich's and Mr. Pepper's increases reflect the desired positioning relative to the scope of responsibility, internal equity, and external market given tenure and performance.

	December 31, 2021 ($)	December 31, 2022 ($)	Increase (%)
Patrick S. Pacious	$1,080,000	$1,150,000	6.5%
Dominic E. Dragisich	$580,000	$650,000	12.1%
David A. Pepper	$535,000	$575,000	7.5%
Simone Wu	$545,000	$560,000	2.8%
John E. Bonds	$480,000	$495,000	3.1%
Short-Term Incentive Compensation
The Company’s Management Incentive Plan (the “MIP”) is a short-term cash incentive program through which financial, strategic and individual objectives are set. The targets for the MIP Plan were set at the beginning of 2022 and for Mr. Pacious and Mr. Dragisich were based 60% on achieving operating income goals and 40% on achieving strategic objectives through individual performance. For Ms. Wu and Mr. Bonds, the targets were based 50% on achieving operating income goals and 50% on achieving strategic objectives through individual performance. Mr. Pepper participates in an Executive Sales Management Incentive Plan (the “ESMIP”) that provides a cash incentive based 80% on certain executed franchise agreements and total deal value and 20% on strategic goals. The MIP and ESMIP are collectively referred to as the “MIP Plans.”
SHORT-TERM INCENTIVE TARGET OPPORTUNITIES
Under the MIP, each NEO has a target incentive opportunity equal to a percentage of his or her base salary. The target percentage in 2022 increased compared to 2021 for Mr. Pacious, Mr. Dragisich and Ms. Wu. Mr. Pacious’ target incentive opportunity increased from 160% to 200% (threshold increased from 80% to 100% and maximum increased from 320% to 400%, Mr. Dragisich from 90% to 100% and Ms. Wu from 50% to 60%. These changes placed them at the desired positioning relative to their scope of responsibility and the external market given tenure and performance. Mr. Pepper’s percentages are based on comparing the dollar payout for achieving certain performance goals as compared to his 2022 base salary.
The threshold, target and maximum incentive levels for each of the NEOs for 2022 were:
SHORT-TERM INCENTIVE AS A PERCENTAGE OF SALARY

NEO	Threshold	Target	Maximum
Pacious	100%	200%	400%
Dragisich	50%	100%	200%
Pepper	49%	75%	212%
Wu	30%	60%	120%
Bonds	33%	65%	130%

2023 Proxy Statement	57

Compensation Discussion and Analysis
SHORT-TERM INCENTIVE PERFORMANCE GOALS

Performance Metric	Why Metric is Used	How Goals are Set

Operating Income	Heightens the focus on driving profitable operational revenue growth.	The Board approves the operating income goals in February of the performance year.

Strategic Initiatives	Focuses the Company on long-term growth strategy through strategic pillars of brand growth, guest and franchise, value proposition, and platform expansion and talent.	The Board approves the Company's strategic initiative goals in February of the performance year.
Operating Income
The Committee established operating income of $366.3 million as a performance metric target for the 2022 MIP. The target is calculated to be several percentage points above the compounded annual growth rate of the Company. The recommended target excluded the impact of the Company’s marketing and reservation system activities as these activities are contractually required to break even over the long-term. The 2022 MIP was structured to fund 50% to 60% of the bonus pool at the target bonus level for each NEO other than Mr. Pepper upon achievement of the operating income target for the year and to pay and fund a percentage of the target incentive for operating income performance above or below the target. For purposes of our incentive compensation, operating income is calculated in accordance with GAAP, then adjusted by the Committee based on approved exceptions, as noted below. The Committee expected achievement of the operating income target to be at least as difficult as the Committee expected the achievement of the 2020 and 2021 operating income targets to be when established, and recognized the goals are in line with growth and investment strategy to drive significant long term results.
Strategic Initiatives
Mr. Pacious recommended, and the Committee approved, strategic initiatives as a performance goal for the 2022 MIP. The strategic initiatives portion of the 2021 MIP is 40-50% of the total bonus. The strategic initiatives portion of the MIP is funded upon the Company's achievement of 75% of the operating income target. A corresponding percentage of the target incentive for strategic initiatives performance is paid upon achievement below, at or above the strategic initiatives target. For purposes of our incentive compensation, strategic initiatives focus on the Company's pillars: brand growth, guest and franchise, value proposition, and platform expansion and talent.
SHORT-TERM INCENTIVE PERFORMANCE RESULTS (other than Mr. Pepper)

	2022 Performance Level					Weighted Payout %
Performance Metric	Threshold	Target	Maximum	Metric Weighting	Payout %

Operating Income, as adjusted					200%	100%

Strategic Initiatives[1]					176%	88%
				Payout Percentage (for NEOs other than Mr. Pepper)		188%
(1)Strategic Initiatives portion of bonus pool funds at threshold of 75% operating income achievement.

58

Compensation Discussion and Analysis
Operating Income Results
The Company achieved operating income of $478.6 million in 2022. Under the MIP, operating income achievement may be adjusted at the discretion of the Committee for certain non-recurring items. After the adjustments discussed below, operating income for purposes of determining the payout of the 2022 MIP Plans was $441.2 million.
OPERATING INCOME ADJUSTMENTS
The Committee approved adjustments in calculating operating income for the purposes of the 2022 MIP. Operating income was increased related to unbudgeted restructuring / severance changes ($6.7 million), M&A due diligence and transition costs in excess of budget ($31.9 million), forecasted Woodspring operating income ($3 million) and forecasted operating income contribution from Nashville property ($1.8 million). Operating income was decreased by the market losses from non-qualified deferred compensation plan assets resulting from financial market performance outside of management’s control ($5.9 million), the surplus generated from the Company’s franchised and managed properties ($52.1 million), extraordinary termination fees for Woodspring properties ($22.6 million) and forecasted operating loss on South Lake property ($0.9 million),
The net effect of the operating income adjustments decreased operating income by $35.4 million for purposes of the 2022 MIP.
Strategic Initiatives Results
The strategic initiatives are based on the Company's pillars: brand growth, franchise and guest, value proposition improvement, and platform expansion and talent. Specific initiatives achieved included strategic brand development, acquiring and integrating Radisson Americas, deploying capital for new brand growth, focusing on guest value enhancement, focusing on franchisee profitability enhancement and defining partnership and procurement growth strategies. The entirety of the management team also focused on talent and diversity representation in 2022, and diversity targets were a part of strategic performance goals for all executives. Further information regarding strategic initiatives results can be found in the "Performance Overview" section above.
INDIVIDUAL PERFORMANCE
Individual performance is evaluated within strategic initiatives. Each NEO contributed significantly to the Company's pillars: brand growth, franchise and guest, value proposition improvement, and platform expansion and talent.
Mr. Pacious
Mr. Pacious led the executive team to achieve record-high financial performance, significantly beating our financial projections and driving a 3-year cumulative TSR ranking in the 85th percentile.1 His leadership enabled Choice to realize strong operating results, invest in future growth, and return over $487 million to shareholders through a share repurchase program and through dividends. This performance was achieved despite a rapidly changing and uncertain external environment, including labor shortages, higher inflation, restricted hotel financing and heightened competition in Choice’s core strength areas. Mr. Pacious drove the implementation of multiple transformations and achievements which will serve as growth vectors for Choice’s long-term goals, including the successful launch of a value-engineered prototype for Cambria; surpassing deal targets as measured by deal count and deal value; opening the first Everhome Suites hotel; exceeding ramp performance goals; leading the repositioning our Upper Midscale brands with the addition of Country Inn & Suites to ensure continued growth in the segment; strategically formulating and launching the Company's first comprehensive ESG strategy; and adding critical new leaders in the areas of marketing, procurement, talent, technology strategy, cobranded cards, new hotel construction, Upper Midscale brands, and strategic transformation. Finally, under Mr. Pacious’s leadership, Choice completed and began integrating the largest acquisition in the Company’s history, representing a consequential leap forward in the future growth potential in the Upper Midscale and Upscale segments.
1    From the period of January 2020 – December 2022 and benchmarked among 21 comparative hotel peers.
Mr. Dragisich
Mr. Dragisich provided the leadership, management, and oversight critical to successfully meeting our financial objectives for the year. Under his leadership, the Company significantly outperformed enterprise profitability projections and maintained strong system fund financial health. Further, Mr Dragisich played a critical role in the successful acquisition of Radisson Hotel Group Americas in 2022. This year-long high intensity effort resulted in the delivery of an un-marketed acquisition that projected a 20% internal rate of return. He also established deal value as a driver of future development and built out the capabilities to drive outcomes resulting in the overachievement of all deal value targets and deal counts for Cambria and Extended Stay brands, in line with our focus on growing revenue-intense units and diversifying our portfolio. Finally, My Dragisich led the effective execution of our capital allocation strategy on five key levels, including acquisition, investment, share repurchase, dividends and credit revolver.

2023 Proxy Statement	59

Compensation Discussion and Analysis
Mr. Pepper
Mr. Pepper led our development efforts in 2022 with a shift towards strategic development, specifically focusing on the development of a more diversified portfolio of brands with growth primarily coming from revenue intense brands. While we missed unit growth goals when expressed in terms of units sold and opened due to market conditions in 2022, the development team, under Mr. Pepper’s leadership, overachieved on all deal value targets and deal counts for Cambria and the Extended Stay brands, in line with our focus on growing revenue-intense units and diversifying our portfolio. The aggregate value from deals exceeded plan at $348.3 million versus $347.3 million, despite deal count being 10% (-56 deals) below goal, as the value per deal was up 11%. Further, revenue intense net unit growth value per deal and total deal value also exceeded expectations, despite awarding 8% fewer contracts than goal (-38 contracts). Total revenue intense deal value was up 20% year over year which we attribute, in part, to fully incorporating deal value into our sales process.
Ms. Wu
Ms. Wu provided essential strategic and legal support to our Board and management, and her leadership, initiative and counsel impacts across functions. She led our legal and public policy teams and stewarded the evolution of our enterprise risk management program. Additionally, for most of the year she led our external communications team and then successfully transitioned the team to our new Chief Marketing Officer. She played a critical role in navigating the deal negotiations and merger integration efforts necessary to successfully complete the Radisson acquisition. She oversaw the legal and contractual negotiations associated with changes in our international structure, exit of certain extended stay hotels, and resolution of disputes related to prior ownership of those hotels. She has also had a key role with respect to our shareholder relations and outreach program, ESG initiatives, and the review and evaluation of organic and inorganic growth opportunities.
Mr. Bonds
Mr. Bonds led key teams that delivered essential components of our LTR improvement and the reduction in the total cost of ownership for our franchisees, as well as planning for the integration of our technology capabilities associated with the acquisition of Radisson. Under Mr. Bonds' leadership, on-property treatment plans were completed that linked to top guest score erosion drivers. This resulted in the reversal of the declining guest score trend and drove a year-end improvement of +11 points year over year versus 2021.1 Further, Mr. Bonds oversaw the improvement of hotel level profitability through our “Your Key to Profit" platform, housekeeping upon request, and other programs. Through these programs, we increased our hotel P&L collection more than threefold allowing us to offer better performance advice to our franchisees. Our investments in our franchisee value proposition drove the third consecutive year that Choice has outperformed the industry in RevPAR growth. Specifically, Choice’s RevPAR growth has outperformed the hotel industry for 12 consecutive quarters, and ended at +12.4% year over year, ahead of plan (+7.4%). Choice has exceeded 2019 RevPAR levels for 18 consecutive months. Finally, because of Mr. Bonds’ leadership, we implemented a new technology allocation and staffing model, enabling us to more rapidly scale resources to address both the Radisson integration and core business priorities in 2023.
1    Revenue intense net unit growth non-Extended Stay brands.
Executive Sales MIP Results
Mr. Pepper achieved 328 domestic franchise agreements in certain categories in 2022, which represented 82% of Mr. Pepper's goal to execute 386 agreements in those certain categories (80% of bonus). Coupled with other achievements, and operating income leverage, Mr. Pepper's short term incentive paid out at 123%.
2022 SHORT-TERM INCENTIVE PAYOUTS
As the adjusted 2022 operating income of $441.2 million exceeded the maximum of $402.96 million or 110%, The MIP bonus portion related to operating income for Messrs. Pacious, Dragisich and Bonds, and Ms. Wu, was funded at 200%. As NEOs over-performed in relation to strategic initiatives inclusive of individual performance, the MIP bonus portion related to strategic initiatives was funded at 188% overall for Messrs. Pacious, Dragisich and Bonds, and Ms. Wu. Individual payout totals are listed below. Mr. Pepper received a bonus of $524,181 or 123% of target.

	Target Bonus (%)	Target Bonus ($)	Actual Bonus ($)	Actual Bonus as a Percent of Target (%)
Patrick S. Pacious	200%	$2,300,000	$4,600,000	200%
Dominic E. Dragisich	100%	$650,000	$1,271,233	200%
David A. Pepper	75%	$425,086	$524,181	123%
Simone Wu	60%	$336,000	$651,594	195%
John E. Bonds	65%	$321,750	$503,601	158%

60

Compensation Discussion and Analysis
Long-Term Incentive Compensation
Long-term incentive compensation is the largest component of total compensation for our NEOs. Linking the greatest portion of total compensation to long-term objectives aligns executives’ interests with the interests of shareholders. The Committee believes concentrating on the long-term focuses executives on long-term investment decisions and proactive management of potential risks facing the business. To strengthen the tie between executive compensation and the Company’s performance, each executive’s targeted and actual pay mix may vary by position, with the positions that have a greater impact on performance / operations generally having more pay at risk in the form of long-term incentives.
ALL NEO LONG-TERM INCENTIVE MIX
In 2022, the Committee approved all NEO awards of PVRSUs and stock options to the NEOs as follows:

50%	50%
PVRSUs (cumulative 3-year EPS with 15% rTSR modifier, three-year vesting period)	Stock Options (vest in equal installments over four-year period)
100% Performance-Based
In 2021, we moved to a 100% performance-based long-term incentive design through the grant of equally weighted PVRSUs and Stock Options, eliminating the service-based restricted stock component included in previous years. We continued the 100% performance-based long-term incentive design (50% PVRSU, 50% Stock Options) for the all NEO grants in 2022. Also, however, in February 2022, the Committee determined to adopt a new approach to annual long-term equity awards for Messrs. Pacious and Dragisich in the form of the Strategic Leadership Alignment Awards. This approach provides for a larger, one-time grant of restricted stock units and performance-based restricted stock units. Notwithstanding the grant of service-based restricted stock units included as part of the one-time grant, a significant percentage of Mr. Pacious and Dragisich’s outstanding equity remain performance-based, reflecting the Committee’s focus on a performance-based long-term incentive framework. This percentage mix of performance-based grants will continue to increase as the intent of the Committee is to continue to award 100% performance-based long-term incentives (PVRSU and options) unless there is a change in compensation philosophy.

OUTSTANDING PERFORMANCE- BASED EQUITY GRANTS AS OF DECEMBER 31, 2022(1)

Mr. Pacious	Mr. Dragisich
(1)Percentages calculated using the year end Black-Scholes value of $38.51 for options and the December 30, 2022 closing stock price of $112.64, For PVRSUs and RS, the performance-based grants (PVRSUs and options PVRSUs) represent 80.4% of the total $28,547,289, with the time-based restricted stock representing the 19.6% balance.

2023 Proxy Statement	61

Compensation Discussion and Analysis
Strategic Leadership Alignment Grants
The Strategic Leadership Alignment Grants include a one-time grant of restricted stock units and performance-based restricted stock units with aggregate grant date fair values of $30 million and $7.5 million for Messrs. Pacious and Dragisich, respectively. The Committee determined that these one-time grants, structured with (i) performance-based hurdles associated with $5 million of Mr. Pacious’ grant and $1.25 million of Mr. Dragisich’s grant and (ii) significant back-end vesting aligned with timing of strategic milestones, will solidify the retention of this critical talent and ensure that these high-performing executives remain focused on achieving our long-term goals.
PVRSUs
The Company grants PVRSUs with performance conditions based on an internal performance metric, i.e., EPS or "performance hurdles", as well as PVRSUs with market conditions based on the Company’s TSR relative to a predetermined peer group. The vesting of PVRSU awards is contingent upon the Company achieving the EPS performance target and/or TSR performance relative to a peer group for the performance period, and the employees’ continued employment for a service period. These performance and market conditions affect the number of shares that will ultimately vest.
The 2022 All NEO PVRSUs granted utilize a combination of cumulative EPS performance (three years), rTSR (three years) and time-based (three years) vesting. Depending upon TSR performance against certain peers over the 3-year period, the PVRSU grant may be increased in value by 15% (if relative TSR is at or above the 75% percentile) or decreased in value by 15% (if relative TSR at or below the 25th percentile).
PVRSUs AWARDED TO ALL NEOs

Performance Metric	Weighting	Why Metric is Used	How Goals are Set
3-Year Cumulative EPS	100%	EPS is used because of its strong alignment with shareholder value creation.	The Human Capital and Compensation Committee in conjunction with its Compensation Consultant, informed by Management's recommendation, approves the EPS goals in February of the performance year.
Relative TSR Percentile Rank*	15% Modifier	The use of a relative TSR modifier.	The Human Capital and Compensation Committee in conjunction with its Compensation Consultant, informed by Management's input, approves the TSR peer group in February of the performance year.
*Peer group for rTSR modifier consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
PVRSU AWARD PORTION OF STRATEGIC LEADERSHIP ALIGNMENT GRANTS (Mr. Pacious and Mr. Dragisich)

Performance Metric	Weighting	Why Metric is Used	How Goals are Set
Relative TSR Percentile Rank*	100%	Relative TSR percentile rank ensures incentive awards are aligned with performance relative to peers, as well as shareholder interests	In February, the Human Capital and Compensation Committee in conjunction with its Compensation Consultant, approved the peer group against which TSR relative performance will be measured. Target is paid at 55th percentile and maximum is paid for 90th percentile.

62

Compensation Discussion and Analysis
SPECIAL DEAL VALUE PVRSU (Mr. Pepper)

Performance Metric	Weighting	Why Metric is Used	How Goals are Set
Deal Value	100%	Deal value reflects success in franchise agreements awarded at or better than the targets for each brand	In February, the Human Capital and Compensation Committee in conjunction with its Compensation Consultant, approved the goals recommended by management
Hotel Openings Modifier	15%	Hotel openings reflect success in the speed to open necessary for driving net unit growth	In February, the Human Capital and Compensation Committee in conjunction with its Compensation Consultant, approved the goals recommended by management
*Peer group for these PVRSUs consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
LONG-TERM INCENTIVE TARGET OPPORTUNITIES
The value of the long-term incentive opportunity granted to each NEO in 2022 was determined based on an established multiple of each NEO’s base salary (for Mr. Pacious, Mr. Dragisich and Mr. Bonds) or on a fixed amount (for Mr. Pepper and Ms. Wu). Each NEO’s opportunity was determined based on the criticality of the role in achieving the short and long-term, financial and strategic goals of the Company and relative to the competitive market. For Mr. Pacious and Mr. Dragisich, the value of the long-term incentive opportunity involved in the Strategic Leadership Alignment Grant was evaluated taking into account compensation expectations over a five-year period.
The following table sets forth the equity award grant value for the annual and one-time February 2022 grants and base salary for each NEO as of December 31, 2022:

NEO	12/31/22 Base Salary	Target Grant Value Multiple as a Percentage of Base Salary or Fixed Amount	2022 Annual Equity Award Grant Date Fair Value(3)	2022 One-Time Equity Award Grant Date Fair Value(4)
Pacious(1)	$1,150,000	696%	$2,000,091	30,000,167
Dragisich(1)	$650,000	561%	$2,000,091	7,500,042
Pepper(2)	$575,000	$1,100,000	$1,100,060	1,000,064
Wu(2)	$560,000	$650,000	$650,067	—
Bonds	$495,000	171%	$845,094	—
(1)The LTI targets for Mr. Pacious and Mr. Dragisich include the annualized values of their $30 million and $7.5 million 2022 Strategic Leadership Alignment Grants, respectively, as spread over the 5 year performance period.
(2)The LTI target is expressed explicitly as a dollar value and represents a de-coupling from base salary.
(3)Represents annual management grants awarded February 25, 2022.
(4)Amounts include Mr. Pacious' and Mr. Dragisich's restricted stock grants of $25 million and $6.25 million, respectively. It also includes Mr. Pacious’ $5 million and Mr. Dragisich' $1.25 million TSR-Based PVRSU grants, and Mr. Pepper's $1 million Deal Value PVRSU grant. For additional information on equity award values for each NEO in 2022, see the Grants of Plan-Based Awards Table.
The fair value of TSR PVRSUs are estimated using a Monte Carlo simulation method as of the date of award grant. Compensation expense is recognized ratably over the requisite service period, regardless of whether the market conditions are achieved and the awards ultimately vest.

2023 Proxy Statement	63

Compensation Discussion and Analysis
PVRSUs GRANTED PRIOR TO 2022
Completed PVRSU Grants
2019-2021 PVRSUs
Mr. Pepper's February 2019 one-time PVRSU grant was based on the three-year performance period 2019 through 2021, with one additional year of time-based vesting. This strategic PVRSU grant was based on achieving a target cumulative number of franchise agreements (2,303) signed during the three-year performance period. If met at 100%, the grant would pay out at 100% with no upside for over achievement. Due to the impact of the pandemic and resulting economic shutdown, the performance criteria was not met. Mr. Pepper's PVRSU would have vested, if earned, on March 2, 2023.
2020-2022 EPS-Based PVRSUs
While the 2020-2022 PVRSUs previously had not been expected to achieve threshold for payout due to the impact of COVID-19 beginning in early 2020, as a result of the Company's significant achievement in delivering strong financial results including three straight years of RevPAR growth exceeding the industry these PVRSUs were achieved just above threshold at 54%. There was no modifier on these EPS-based grants. The cumulative EPS target was $13.48 for the performance period 2020-2022 and the threshold was $12.13. The actual three-year cumulative EPS applicable to the 2020-2022 EPS-Based PVRSUs was $12.28, reflecting 91% of target and a payout of 54% of target. These awards vested on March 2, 2023.
2020-2022 rTSR PVRSU
Choice utilized a new 2020 rTSR PVRSU to create focus and reinvest in its existing talent who led the company through the pandemic crisis and were critical to its business recovery plans. Given the close alignment of rTSR to shareholder value, Choice continues to use rTSR as both a primary performance metric and as a modifier for EPS-based PVRSUs. The 2020-2022 rTSR PVRSUs paid out at 194.4% of target.

64

Compensation Discussion and Analysis
Outstanding PVRSU Grants (1)(2)(3)

2020	2021	2022	2023	2024	2025	2026	2027	2028	Status

2020-2022 PVRSUs All NEOs Cumulative EPS			Vested March 2, 2023						•Just above threshold; 54% payout

2020-2022 PVRSUs * All NEOs Relative TSR - Tranches lock at end of 2020, 2021, 2022 (4)			Vested March 2, 2023						•First two performance periods certified at 200%, third at 183.3%; total payout 194.4%

2020-2024 PVRSUs Mr. Pacious Relative TSR - Tranches lock and vest at end of 2022, 2023, 2024 (4)			Tranche 1 certifies and vests on March 2, 2023 (if earned)	Tranche 2 certifies and vests on March 2, 2024 (if earned)	Tranche 3 certifies and vests on March 2, 2025 (if earned)				•Tranche 1 certified at 266.7%

	2021-2023 All NEOs EPS with +/- 15% relative TSR modifier (5)			Vests on March 2, 2024 (if earned)					•Period not yet complete

	2021-2025 Mr. Pacious Mr. Dragisich Relative TSR Tranches locks and vests at end of 2023, 2024, 2025 (4)			Tranche 1 certifies and vests on March 2, 2024 (if earned)	Tranche 2 certifies and vests on March 2, 2025 (if earned)	Tranche 3 certifies and vests on March 2, 2026 (if earned)			•Period not yet complete

		2022 to 2027 Mr. Pacious Mr. Dragisich Relative TSR (4) 5-year vesting (certifies and vests at 3-year, 4-year, 5-year) first tranche certifies 10%, 2nd 20%, 3rd 70%				Tranche 1 certifies and vests 10% on March 2, 2026 (if earned)	Tranche 2 certifies and vests 20% on March 2, 2027 (if earned)	Tranche 3 certifies and vests 70% on March 2, 2028 (if earned)	Period not yet complete

		2022 - 2024 All NEOs Cumulative EPS w 15% modifier (5)			Vests on March 2. 2025 (if earned)				Period not yet complete

		2022 - 2025 Pepper Deal Value with Hotel Opening Modifier (6)				Vests on March 2, 2026 (if earned)			Period not yet complete

PVRSU Graphic Notes:
(1)Performance achievement levels relative to threshold, target and maximum are established at the beginning of the performance period, as well as the corresponding percentage of the target grant that will be earned at each achievement level. As a result, the number of PVRSUs that vest during any performance period may range from 0% to 300% of the initial grant.
(2)PVRSU targets tied to strategic and financial goals are set after considering the Company’s business plan and anticipated market performance. Due to competitive reasons, goals will be disclosed after the fact. When granted, we expected the achievement of the targets related to the 2020-2022, 2020-2024, 2021-2023, 2021-2025, 2022-2027, 2022-2024 and 2022-2025 PVRSU grants to be at least as difficult as we expected the achievement of the 2020 through 2022 EPS target to be when granted.
(3)The PVRSUs based on relative TSR require performance at the 65th percentile to pay out at target.
(4)rTSR peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
(5)rTSR peer group consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
(6)PVRSU targets deal value calculation with a hotel opening modifier.

2023 Proxy Statement	65

Compensation Discussion and Analysis
Compensation Decision-Making Processes
Role of the Human Capital and Compensation Committee
The Committee establishes the Company’s compensation principles that guide the design of compensation plans and programs for our executives. The Committee is charged with setting the compensation of the Company’s executives and implementing our compensation program. In carrying out its responsibilities, the Committee endeavors to achieve and maintain an executive compensation package that is both fair and competitive in furtherance of the Company’s goals, including increasing shareholder value. The Committee also monitors executive development and succession planning and conducts an extensive talent review of the Company’s leadership.
As part of its responsibility and oversight, the Committee reviews corporate goals and objectives relevant to CEO compensation, evaluates performance considering these goals and objectives, and recommends CEO compensation based on this evaluation to the Board for approval. For the other NEOs, the Committee reviews and approves changes to base salary, annual and long-term incentive plan performance targets and the achievement against those goals, and equity-based compensation design, delivery and value; in doing so, the Committee considers the results of the most recent say-on-pay vote. In addition, the Committee reviews and approves all compensation-related agreements, including employment agreements, severance and change-of-control arrangements and any other special supplemental compensation and/or benefits for executives, except for the CEO for which the Committee makes a recommendation to the Board for approval. The Committee also engages in an annual risk assessment related to the Company’s compensation programs and practices.
Role of the Independent Compensation Consultant
The Committee has authority to retain outside compensation consultants and advisors to assist the Committee. The Committee is directly responsible for the appointment, compensation and oversight of any compensation consultant. The compensation consultant reports directly to the Committee and pursuant to the Committee’s instructions, works with management to compile information and gain an understanding of the Company and any issues for consideration by the Committee.
The Committee currently retains Meridian Compensation Partners to review market trends and advise the Committee regarding executive compensation matters. For a full description of the compensation consultant’s role in advising the Committee, see “Committees of the Board” above.

66

Compensation Discussion and Analysis
Role of Management
In conjunction with the Committee Chairman, management prepares and presents specific compensation proposals to the Committee for consideration as follows:
•The CEO may make recommendations to the Committee regarding the assessment of individual executive performance (other than his own) and corresponding compensation actions.
•The CEO and Chief Human Resources Officer may make recommendations regarding compensation, including incentive and other benefits plan design and delivery.
•The CEO and Chief Human Resources Officer may make recommendations regarding financial and non-financial targets under our annual incentive plan and our PVRSU awards.
At the direction of the Chairman of the Committee, management prepares and distributes to Committee members agendas, meeting materials and Company data in preparation for Committee meetings. NEOs do not play a role in their own individual compensation determination, other than discussing individual performance objectives with the CEO.
Compensation Competitive Analysis
The Committee considers many factors in determining NEO compensation, including the following:
•Company culture and philosophy
•Historical performance of the individual and executive team
•Importance of the executive’s role in the execution of the Company’s short- and long-term objectives
•Timeliness and effectiveness of response to changing economic and business climate
•Executive compensation market trends of peer companies in the hospitality, franchising and other related market sectors.
USE OF COMPETITIVE MARKET DATA
The Committee reviews competitive market data of companies with which we compete in business and/or for talent. Specifically, the Committee reviews data from companies with the following characteristics:
1.Revenue comparability (considering franchise system-wide gross room revenue)
2.Business complexity
3.Franchising focus (multi-brand)
4.Technology focus
Technology capability and focus are particularly relevant to Choice as we seek to drive business through our distribution channels, strengthening our propriety contribution and the value of our brands. Market data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies. However, the Committee does not use comparative market data to “benchmark” the amount of total compensation or any specific element of compensation for our executives.
Choice’s peer group is developed to support Choice Hotels’ unique business model and objectives, recognizing that its GAAP revenue is not indicative of the breadth of executive responsibilities due to its franchise business model.

2023 Proxy Statement	67

Compensation Discussion and Analysis
COMPENSATION PEER GROUP
Choice reevaluates its compensation peer group annually with the assistance of its compensation consultant. The Committee believes that the peer group, consisting of a diverse set of companies, suitably matches the Company’s increasingly complex business model and business mix and exemplifies the incentives that the Company plans to use in driving future performance outcomes. Information from the peer group is used as a general reference in evaluating the Company’s compensation practices.

Hotels	REITs	Non-Hotel Multi-Brand Franchisors		Misc. Hospitality

•Wyndham Hotels & Resorts •Hyatt •Hilton Worldwide Holdings •Marriott •MGM Resorts International •Wynn Resorts	•Host Hotels	•Domino’s Pizza •Wendy’s •Dine Brands •Chipotle Mexican Grill •Fiesta Restaurant Group	•Bloomin’ Brands •Papa John’s •Brinker International	•Vail Resorts •Caesar's Entertainment •Las Vegas Sands Corp

One of the elements Choice evaluates in determining its peer group is the system-wide revenue of its peer companies. Choice views system-wide revenue as one of the most relevant reflections of a company's true size and complexity.

CHH 2022 PEER GROUP	SYSTEM-WIDE REVENUE ($M)

Domino’s Pizza, Inc.
Marriott International, Inc.
MGM Resorts International
The Wendy's Company
Caesars Entertainment, Inc.
Chipotle Mexican Grill, Inc.
Dine Brands Global, Inc.
Choice Hotels International, Inc.
Papa John's International, Inc.
Hilton Worldwide Holdings Inc.
Bloomin' Brands, Inc.
Host Hotels & Resorts, Inc.
Las Vegas Sands Corp.
Wynn Resorts, Limited
Brinker International, Inc.
Hyatt Hotels Corporation
Vail Resorts, Inc.
Fiesta Restaurant Group, Inc.
Wyndham Hotels & Resorts, Inc.

Notes:
(1)FY 2021 system-wide revenues above are sourced from 10-Ks and investor presentations. Data is approximated.
PVRSU-Related Peer Groups
Choice has separate peer groups related to rTSR PVRSU and its PVRSU modifier. For the rTSR PVRSUs other than the 15% PVRSU modifier, the peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries. For the 15% rTSR modifier on the 2021 PVRSU grants, the peer group consists of S&P 400 Mid-Cap Consumer Discretionary index plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

68

Compensation Discussion and Analysis
Other Benefit Programs and Policies
Other Executive Benefits
PERQUISITE ALLOWANCE
The Company maintains a Flexible Perquisite Plan to enhance our ability to recruit and retain key executives. The plan design and prevalence of benefits are reviewed annually against the market and are consistent with market practice within the peer group.
Under the Company’s Flexible Perquisite Plan, each NEO and certain other executives are eligible to receive an aggregate amount that may be used by the executive for reimbursement of any of the following benefits: financial and estate planning, legal and tax services, supplemental life insurance premiums, club membership dues, airport security programs, certain health care and fitness expenses, dependent and elderly care, and child care expenses. The reimbursement amount for each NEO is based on the executive’s title, role within the Company and scope of responsibilities. These reimbursements represent taxable income to the executive. The executive is responsible for paying any associated tax on amounts reimbursed under the Flexible Perquisite Plan and no tax gross-up is provided. If an executive incurs reimbursable costs that are less than the aggregate reimbursable amount, any remaining allowance is forfeited and cannot be carried forward to the next year. We believe the Company’s cost to provide this Plan is minimal compared to the recruitment and retention value the program offers in competing for talent.
In 2022, the aggregate amount of reimbursement available to each NEO under the Flexible Perquisites Plan was as set forth below. Mr. Pacious received two waivers to the Flexible Perquisite Plan in 2022 to allow reimbursement for a business related security system and certain legal fees. For actual amounts reimbursed to each NEO, see the All Other Compensation column of the Summary Compensation Table.

Pacious	$31,800
Dragisich	$15,000
Pepper	$15,000
Wu	$15,000
Bonds	$15,000
STAY AT CHOICE AND OTHER BENEFITS
Through the Stay at Choice program, the Company seeks to further our senior executives’ use of our hotels when traveling. The Company offers officers and directors reimbursements for nightly room charges when staying at the Company’s franchised properties for travel outside of express business purposes, up to $40,000 annually. An executive’s use of this plan is a valuable source of input and feedback regarding the value and consistency of our product. The program also encourages an important connection with franchisees. The Company pays the tax and gross-up associated with reimbursements under the Stay at Choice program.
The Company reimbursed Mr. Pacious and Ms. Wu for the cost associated with an annual executive physical. Mr. Pepper is also eligible for this benefit. The Company reimbursed each of the NEOs, except Mr. Bonds, for an executive individual life insurance policy with coverage in the amount of $1,000,000. Premiums on the life insurance policy are added to each executive’s taxable income for the year.
Pursuant to the letter agreement between the Company and Mr. Pacious ("Aircraft Usage Agreement"), Mr. Pacious, during such time that he is serving as the Company's President and Chief Executive Officer, will be entitled to use of the Company's corporate aircraft (if any) for personal use for up to 45 flight hours per calendar year. Mr. Pacious is not entitled to any tax reimbursement for such use. While Company aircraft is generally otherwise used for Company business only, the Company’s Aircraft Policy enables the CEO and other executives to use Company aircraft for personal travel for themselves and their families and other travel companions in emergency or extraordinary situations, or based on health, safety, security or similar concerns. Any such personal travel not pursuant to Mr. Pacious' Aircraft Usage Agreement must be approved on a case-by-case basis by at least two of the following: the Company’s Chairman, the lead independent director, and the Chair of the Audit Committee.
For the aggregate cost to the Company of each of the perquisites or other benefits described above, see the All Other Compensation column of the Summary Compensation Table.

2023 Proxy Statement	69

Compensation Discussion and Analysis
Non-Qualified Deferred Compensation Plan
NEOs are eligible to defer their base salary, annual cash incentive and long-term incentive plan distribution. Deferrals are held in a Rabbi Trust and, while 100% vested, are subject to the claims of general creditors. The non-qualified plan provides the NEOs with a long-term capital accumulation opportunity through a range of investment opportunities intended to mirror those of the 401(k) plan. The plan is designed to comply with section 409A of the Internal Revenue Code (the “Code”).
The non-qualified plans are provided due to the regulatory limits on the amount of compensation that can be contributed to a qualified retirement plan in any given year.
The earnings on Mr. Pacious' and Mr. Pepper's accounts are reported in the Summary Compensation Table as they represent earnings on amounts that have been grandfathered under a prior deferred compensation plan. These amounts are categorized as guaranteed preferential earnings to the applicable NEOs. These two executives are the only individuals remaining in the relevant deferred compensation plan.
For more information on these plans, see the All Other Compensation column of the Summary Compensation Table below, and the Non-Qualified Deferred Compensation table below.
Executive Share Ownership and Holding Requirements
Our Executive Share Ownership Guidelines are intended to align the interests and actions of executives with the interests of shareholders and promote our longstanding commitment to sound corporate governance.
Under the guidelines, each NEO must attain ownership of qualifying shares, with a market value equal to a multiple of the executive’s then-current base salary, within five years after first becoming a covered executive.
As of December 31, 2022, each NEO holds more than the required shares.
The chart below details the required market value for each category of executive officer:

NEO	Required Ownership as a Multiple of Salary	Actual Ownership as a Multiple of Salary
Pacious	5x	35.7x
Dragisich	3x	12.5x
Pepper	3x	19.5x
Wu	3x	7.9x
Bonds	3x	6.4x
Stock ownership counting toward satisfaction of the guidelines includes:
•Stock purchased on the open market;
•Stock obtained through stock option exercises;
•Time-based restricted stock issued by Choice, if the stock is continuously held; and
•Stock beneficially owned in trust or by immediate family members residing in the same household.
If an executive does not attain the ownership levels within the five-year period, and thereafter maintain the ownership levels, the Committee may:
•Require that the transfer or payout of up to 50% of the executive’s MIP be paid in the form of Choice stock and/or adjust the amount or composition of any future cash or equity compensation;
•Restrict the executive from selling or otherwise disposing of Choice stock;
•Forego the future grant of any equity awards to the executive; or
•Take any other actions reasonably designed to assist or enable the executive to satisfy the guidelines.
In addition, NEOs must meet specified exemption criteria or obtain permission before selling stock that would result in their holdings dropping below the guideline requirements.

70

Compensation Discussion and Analysis
Hedging and Pledging Transactions
In February 2017, the Board amended the Company’s Insider Trading Policy to prohibit all associates (which includes all NEOs and other Choice employees, directors, contract staff and consultants) from engaging in hedging transactions involving Company stock, such as prepaid variable forwards, equity swaps, collars and exchange funds.
In December 2017, the Board further updated the Insider Trading Policy to prohibit all associates, other than directors, from holding shares in a margin account or pledging shares as collateral for a loan.
In connection with the hedging policy, there is a limited exception for certain shares owned by directors who are members of the Bainum family - the Company’s founding family who currently collectively beneficially own approximately 39% of the Company’s outstanding shares. The exception provides that Choice securities indirectly held by a director who is a Bainum family member are not subject to the hedging policy as long as the relevant Choice securities (i) were not received as compensation by an individual director and (ii) are held by an entity in which the Bainum family director does not own a majority of the overall economic interest.
In approving the limited exceptions to the hedging and pledging policies, the Board took into account the purpose of the Insider Trading Policy (which includes the hedging and pledging policies), namely, to govern actions of the Company employees, officers and directors, while recognizing the multiple existing ownership structures and vehicles (such as holding companies and trusts) pursuant to which one or more members of the Bainum family, the significant majority of whom are not directors of the Company, indirectly own shares of the Company.
Directors are permitted to pledge Company shares only with Company approval. No directors currently have pledged Company shares. The possibility of approval is intended primarily to recognize that the Bainum family directors hold significant personal wealth in Choice stock and the long-term interests of the Company are served by their long-term view tied to their holdings.
Executive Compensation Recovery “Clawback” Policy
The Company’s Recoupment Policy (the “Clawback Policy” or "Policy") gives the Committee the right to require the Company’s senior executives, including NEOs, to pay back certain previously distributed incentive compensation in the event that the Company materially restates its financial results as a consequence of significant noncompliance with financial reporting requirements. In February 2022, the Committee approved an amendment to the Clawback Policy to more closely align the Policy with current market practice and investor expectations. Specifically, the Policy was amended to (i) extend the Policy to cover equity compensation in addition to cash compensation and (ii) expand the coverage to include Section 16 officers in addition to all direct reports of the CEO.
Severance and Change in Control Arrangements
All provisions granting severance payments upon termination following a change in control were adopted to ensure that the executives will not be tempted to act in their own interests rather than the interests of the Company’s shareholders in the event the Company is considering a change in control transaction. Executives may lose their ability to influence the Company’s performance after a change in control and may not be in a position to earn incentive awards or vest in equity awards, and thus might be biased against such a transaction. The Committee believes the severance provisions ensure executives who are unexpectedly terminated for reasons outside of their control are appropriately compensated for a limited period following termination.
Each of the NEOs is entitled to receive various payments and continued benefits upon certain triggering termination events. For each of Messrs. Pacious, Dragisich and Bonds and Ms. Wu, they are set forth in a non-competition, non-solicitation and severance benefit agreement. For Mr. Pepper, these arrangements are prescribed by the Choice Hotels International Severance Benefit Plan that is generally applicable to all the Company’s employees who do not otherwise have an employment agreement or severance agreement with the Company.
The terms of the severance provisions and benefits in each of these agreements and the Choice Severance Benefit Plan were based on what the Committee believed was competitive with market at the time of adoption.
Further, the Committee believes that the severance, non-competition and non-solicitation provisions are typical within the hospitality and franchise industry and are reasonable and enforceable.
Mr. Pacious’ agreement provides for, in the event of termination without cause or constructive termination, a lump-sum payment of 200% of his base salary and bonus opportunity and up to two years of termination benefits. Mr. Pacious’ agreement further provides for, upon termination following a change in control (based on a “double trigger”), a lump-sum payment of 250% of his base salary plus 250% of his annual bonus.
Each of Mr. Dragisich’s, Ms. Wu’s and Mr. Bonds’ agreements provide for 70 weeks of severance and termination benefits in the event of termination without cause or constructive termination, or for severance payments upon termination of the executive following a change in control (based on a “double trigger”) equal to a lump sum payment of 200% of the executive’s base salary plus 200% of the executive’s annual bonus.

2023 Proxy Statement	71

Compensation Discussion and Analysis
These agreements do not provide for gross-up payments for excise tax.
For Mr. Pepper, the Choice Severance Benefit Plan provides him with 70 weeks of severance, where the termination is not in connection with a change in control. For a termination following a change in control, the plan provides for severance payments equal to 200% of his base salary plus 200% of his annual bonus, as well as continuation of medical and dental coverage.
For a more detailed discussion of the arrangements applicable to each NEO, including an estimated quantification of the benefits payable to each officer assuming a termination event as of December 31, 2022, see “Potential Payments Upon Termination or Change of Control” below.
Compensation Risk Mitigation
The Committee annually reviews the Company’s incentive plans, compensation programs and practices, and the processes for implementing these programs for our NEOs and other employees to determine whether these compensation policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, the Committee considered analysis performed by Company management regarding the Company’s compensation policies and practices.
The factors considered by the Committee include:
•the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;
•our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;
•how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short and long term;
•our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and
•material adjustments, if any, that we have made to our compensation policies and practices as a result of changes in our risk profile.
The Company fosters a culture of compliance and the Committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) the performance goals relate directly to the business plan approved by the Board, (ii) the Company has ownership requirements, restrictions on hedging, restrictions on pledging of securities and a clawback policy and (iii) there is an appropriate balance between our annual incentives and long-term incentives, with a particular emphasis on long-term value creation for our executives that aligns with shareholder value creation.
Based on this review, the Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

72

Human Capital and Compensation Committee Report
Recommendation
The Human Capital and Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based upon such review and discussions, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
THE HUMAN CAPITAL AND COMPENSATION COMMITTEE
John P. Tague, Chairman
William L. Jews
Liza K. Landsman
Ervin R. Shames
Maureen D. Sullivan

2023 Proxy Statement	73

Executive Compensation Tables
Summary Compensation Table
The following table summarizes total compensation paid or earned by each of the NEOs for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Preferred Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Patrick S. Pacious	2022	1,133,846	—	31,000,231	1,000,027	4,600,000	7,772	251,873	37,993,749
President and Chief Executive Officer	2021	1,067,076	—	4,100,102	2,600,024	3,217,808	9,142	158,888	11,153,040
	2020	953,077	1,543,500	7,348,826	1,175,001	—	10,136	112,734	11,143,274
Dominic E. Dragisich	2022	633,846	—	8,500,106	1,000,027	1,271,233	—	107,217	11,512,429
Chief Financial Officer	2021	573,804	—	1,704,872	954,800	997,075	—	76,781	4,307,332
	2020	546,675	495,508	2,032,341	386,245	—	—	45,917	3,506,686
David A. Pepper	2022	565,769	—	1,550,114	550,010	524,181	138,101	67,010	3,395,185
Chief Development Officer	2021	529,508	—	500,020	500,024	742,500	163,671	56,830	2,492,553
	2020	505,074	365,929	1,249,473	212,503	—	181,451	52,125	2,566,555
Simone Wu	2022	556,539	—	325,043	325,024	651,594	—	66,205	1,924,405
Senior Vice President, General Counsel, Corporate Secretary & External Affairs	2021	531,611	—	400,079	400,008	476,410	—	69,504	1,877,612
	2020	486,101	242,282	985,761	177,503	—	—	77,159	1,968,806
John E. Bonds	2022	489,539	—	422,585	422,509	503,601	—	42,211	1,880,445
Senior Vice President, Enterprise Operations and Technology	2021	475,262	—	408,364	408,352	553,029	—	43,062	1,888,069
	2020	451,812	290,674	1,009,153	192,407	—	—	31,566	1,975,612
(1)Values reflect base salary actually received by each NEO in the years presented, which depending on the position of pay periods within a calendar year, may not equal a NEO’s stated annual salary.
(2)Represents amounts paid under the COVID-Response Performance Award.
(3)For each of the NEOs, amounts shown in the Stock Awards column for 2022, 2021 and 2020 include the grant date fair values for RS and PVRSUs.
The values included for PVRSUs are based on the probable outcome of the performance goals on the grant date (100% of the performance target), computed in accordance with FASB ASC Topic 718. Assumptions used to calculate fair value for Stock and Option Awards for 2022 are discussed in Note 16 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The actual value realized by each individual with respect to PVRSU awards will depend on the Company’s actual performance relative to the performance goals, with vesting of actual shares ranging from 0% to 300% for PVRSUs based on actual performance against the performance target established at the time of grant.
The grant date fair value based on the probable outcome for the February 25, 2022 PVRSU awards was $6,000,092 for Mr. Pacious, $2,250,071 for Mr. Dragisich, $1,550,114 for Mr. Pepper, $325,043 for Ms. Wu and $422,585 for Mr. Bonds. The grant date fair value based on the maximum outcome for the February 28, 2022 PVRSU awards was $17,000,212 for Mr. Pacious, $4,500,142 for Mr. Dragisich, $3,100,228 for Mr. Pepper, $650,086 for Ms. Wu and $845,170 for Mr. Bonds.
The grant date fair value based on the probable outcome for the February 28, 2021 PVRSU awards was $2,600,042 for Mr. Pacious, $954,841 for Mr. Dragisich, $500,020 for Mr. Pepper, $400,079 for Ms. Wu and $408,364 for Mr. Bonds. The grant date fair value based on the maximum outcome for the February 28, 2021 PVRSU awards was $9,700,264 for Mr. Pacious, $3,409,742 for Mr. Dragisich, $1,000,040 for Mr. Pepper, $800,158 for Ms. Wu and $816,728 for Mr. Bonds.
The grant date fair value based on the probable outcome for the February 28, 2020 PVRSU awards was $3,350,067 for Mr. Pacious, $772,503 for Mr. Dragisich, $425,091 for Mr. Pepper, $355,079 for Ms. Wu and $384,836 for Mr. Bonds. The grant date fair value based on the maximum outcome for the February 28, 2020 PVRSU awards was $7,700,200 for Mr. Pacious, $1,545,006 for Mr. Dragisich, $850,182 for Mr. Pepper, $710,158 for Ms. Wu and $769,672 for Mr. Bonds.

74

Executive Compensation Tables
The grant date fair value based on the probable outcome for the August 27, 2020 PVRSU awards was $2,823,711 for Mr. Pacious, $873,542 for Mr. Dragisich, $611,791 for Mr. Pepper, $453,143 for Ms. Wu and $431,898 for Mr. Bonds. The grant date fair value based on the maximum outcome for the August 27,2020 PVRSU awards was $5,647,422 for Mr. Pacious, $1,747,084 for Mr. Dragisich, $1,223,582 for Mr. Pepper, $906,286 for Ms. Wu and $863,796 for Mr. Bonds.
(4)The amounts shown under the Option Awards column for 2022, 2021 and 2020, are valued based on the grant date fair value using the Black-Scholes Option Pricing model.
(5)Values reflect the cash awards earned by each of the NEO under the 2022 Management Incentive Plan. For a discussion of the performance targets under the 2022 Management Incentive Plan, see the description under the heading "Short-Term Incentive Compensation" above. For a discussion of the potential amounts payable to each NEO under the 2022 Management Incentive Plan, see the Grants of Plan-Based Awards Table below.
The 2020 amount for Mr. Pepper includes $40,518 in contingent payments earned by him for satisfying certain outstanding items associated with franchise agreements executed in the previous years. He did not receive any contingent payments in 2021 or 2020.
(6)Values reflect the preferential earnings on non-qualified deferred compensation under the Executive Deferred Compensation Plan (“EDCP”). The values reported are based on the excess of the return on amounts credited to accounts in the EDCP at the annually designated rate of return over 120% of the applicable federal long-term rate.
(7)See the All Other Compensation table below for additional information on the amounts included for each NEO in the 2022 All Other Compensation column.
All Other Compensation
The following table illustrates the components of the 2022 All Other Compensation column in the Summary Compensation Table above:

	Company EDCP/Non- Qualified Match ($)	Company 401(k) Match ($)	Other Benefits(a) ($)	Tax Payments(b) ($)	Total ($)
Pacious	69,788	15,250	163,276	3,559	251,873
Dragisich	32,288	15,250	38,060	21,619	107,217
Pepper	27,183	15,250	21,514	3,063	67,010
Wu	26,490	15,250	21,594	2,871	66,205
Bonds	21,615	15,250	4,903	443	42,211
(a)Benefits in this column include the following amounts or types of compensation:
•reimbursement for personal stays during 2022 under our Stay at Choice program, which was $3,559 for Mr. Pacious; $21,619 for Mr. Dragisich; $3,063 for Mr. Pepper; $2,871 for Ms. Wu and $443 for Mr. Bonds (amounts do not necessarily reflect how often an NEO stays at Choice properties as the policy applies only for personal stays; in addition, some NEOs may not submit every personal stay for reimbursement under the Stay at Choice program);
•reimbursement of club dues incurred in 2022 under the Flexible Perquisites Program, which was $14,907 for Mr. Pacious; $11,583 for Mr. Dragisich; $11,200 for Mr. Pepper; $5,649 for Ms. Wu and $760 for Mr. Bonds;
•reimbursement of financial and tax planning services, and legal expenses incurred during 2022 under the Flexible Perquisites Program, which was $16,518 for Mr. Pacious; $3,417 for Mr. Dragisich; $3,800 for Mr. Pepper; $8,570 for Ms. Wu and $3,400 for Mr. Bonds;
•reimbursement of health and wellness expenses incurred during 2022 under the Flexible Perquisites Program, which was $5,555 for Mr. Pacious and ;$78 for Ms. Wu;
•reimbursement of security expenses incurred during 2022 under the Flexible Perquisites Program, which was $33,802 for Mr. Pacious and $188 for Mr. Bonds.
•Mr. Pacious was granted an exception to his yearly allowance for legal expenses in connection with his amended severance agreement and a security system, which are included in the amounts above and resulted in an overage of his yearly allowance by $(38,982);
•The aggregate incremental aircraft usage costs associated with Mr. Pacious’ personal use of the Company aircraft in 2022 were $83,203. None of the other NEOs used the Company aircraft for personal purposes in 2022. The incremental cost to the Company for personal use of the Company aircraft is calculated from an hourly rate based on the variable operational costs of each flight, including average fuel cost, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. Where applicable, income is imputed to the NEO for income tax purposes and
•group term life insurance premiums paid by Choice on behalf of each NEO.
For the purpose of business entertainment, the Company has season tickets to certain sporting events or other cultural activities. When these tickets are not used for business entertainment, they may be available to NEOs and other personnel. No compensation value for such tickets is included in the table above.
(b)Represents amounts paid during 2022 with respect to reimbursement for payment of taxes under our Stay at Choice program which provides reimbursements to senior executives when staying at Choice Hotels properties for purposes other than business.

2023 Proxy Statement	75

Executive Compensation Tables
Grants of Plan-Based Awards Table
The Human Capital and Compensation Committee determines the aggregate equity value to be awarded to each NEO annually as discussed above in Compensation Discussion and Analysis, under the heading Long-Term Incentive Compensation. In 2022, the aggregate annual equity value (excluding extraordinary performance grants, employment and retention related grants and similar grants made outside of the annual process) for each of the NEOs was divided into awards of approximately one-half stock options and one-half PVRSU. For options granted to these NEOs, the value of the aggregate equity grant to be delivered as options is divided by the Black-Scholes value on the date of grant to determine the number of shares to be granted. For example, as discussed above in Compensation Discussion and Analysis, Ms. Wu's long-term equity grant value on February 25, 2022 was 116.1% of her base salary, or $650,067. Approximately one-half of this value, or $325,024 was granted as stock options. The Black-Scholes value was $43.25. Thus, the number of shares subject to Ms. Wu's option grant on February 25, 2022 was determined as follows: $325,024/$43.25 = 7,515 shares. The value of the aggregate equity grant to be delivered as PVRSUs ($325,043) was divided by the closing price of Choice’s Common Stock on the date of grant, or $146.68. Thus, Ms. Wu's stock grant was determined as follows: $325,043/$146.68 = 2,216 shares, consisting of 2,216 PVRSUs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity(1) Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Pacious		1,150,000	2,300,000	4,600,000
	2/25/2022				3,409	6,818	15,681				1,000,064
	2/25/2022							170,440			25,000,139
	2/25/2022								23,122	146.68	1,000,027
	2/25/2022				17,044	34,088	102,264				5,000,028
Dragisich		325,000	650,000	1,300,000
	2/25/2022				3,409	6,818	15,681				1,000,064
	2/25/2022							42,610			6,250,035
	2/25/2022								23,122	146.68	1,000,027
	2/25/2022				4,261	8,522	25,566				1,250,007
Pepper		279,923	425,086	1,200,000
	2/25/2022				1,875	3,750	8,625				550,050
	2/25/2022							—			—
	2/25/2022								12,717	146.68	550,010
	2/25/2022				3,409	6,818	13,636				1,000,064
Wu		168,000	336,000	672,000
	2/25/2022				1,108	2,216	5,097				325,043
	2/25/2022							—			—
	2/25/2022								7,515	146.68	325,024
Bonds		160,875	321,750	643,500
	2/25/2022				1,441	2,881	6,626				422,585
	2/25/2022							—			—
	2/25/2022								9,769	146.68	422,509
(1)For NEOs other than Mr. Pepper, threshold amount reflects the threshold payment level under the Company’s 2022 Management Incentive Plan, which is 50% of the target amount. Maximum amount reflects 200% of the target amount. For a discussion of the performance targets under the 2022 Management Incentive Plan, see Short-Term Incentive Compensation above. For the actual payments made to each NEO pursuant to the 2022 Management Incentive Plan, see the 2022 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2)Represents the range of PVRSU awards upon vesting. The February 25, 2022 award will cliff vest in three years upon meeting the minimum threshold requirements of the 2022-2024 EPS performance period as modified by the rTSR versus peer group percentile for the measurement period from 2021-2023. The awards have a maximum payout opportunity of 230% of target. The additional February 25, 2022 award granted to Mr. Pacious and Mr. Dragisich is a special equity grant based solely on rTSR versus the peer group. Performance is measured over one-, two-, and three-year periods, with earned amounts “banked” and with each successive tranche vesting over a three- year period starting in March 2024 and annually thereafter. The awards have a maximum payout opportunity of 300% of target. The additional February 25, 2022 award granted to Mr. Pepper, which vests in March 2026, is a special equity grant based on cumulative deal value for franchise agreements awarded from 2022 - 2024 with a 25% modifier for hotel openings.

76

Executive Compensation Tables
During the performance periods for these awards, dividends accrue on the PVRSUs at the same rate as dividends are paid out on our outstanding Common Stock; provided, however, that dividends are paid at the time of vesting based on the number of shares that actually vest.
(3)Represents grants of RS to each NEO.
(4)Represents grants of stock options to each NEO. These awards vest in equal installments on the anniversary of the grant date over a four-year period, based on the continued employment of the officer.
(5)The exercise price of an option is equal to the closing price of Choice Common Stock on the date of grant. Fair market value was established by the Human Capital and Compensation Committee as the closing price reported on the NYSE on the date of the grant
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Choice has entered into a Non-Competition, Non-Solicitation and Severance Benefit Agreement (“Severance Benefit Agreement”) with each of Messrs. Pacious, Dragisich and Bonds and with Ms. Wu.
Mr. Pacious
Mr. Pacious, the Company’s current President and CEO, entered into an amended and restated Non-Competition, Non-Solicitation and Severance Benefit Agreement (the "Pacious Severance Benefit Agreement"), with an effective date of September 12, 2017, as amended May 24, 2022. The Pacious Severance Benefit Agreement amended the Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company effective May 5, 2011 (as amended pursuant to an Amendment dated March 13, 2012). The Pacious Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2022 Mr. Pacious received a base salary of $1,150,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 200% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Human Capital and Compensation Committee at its discretion. In addition, Mr. Pacious is entitled to participate in all other fringe benefits afforded Choice employees of his status.
On May 24, 2022, the Company and Mr. Pacious entered into the Aircraft Usage Agreement whereby Mr. Pacious, during such time that he is serving as the Company's President and Chief Executive Officer, will be entitled to use of the Company's corporate aircraft (if any) for personal use for up to 45 flight hours per calendar year. Mr. Pacious is not entitled to any tax reimbursement for such use.
Mr. Dragisich
Mr. Dragisich, the Company’s Chief Financial Officer, entered into a Severance Benefit Agreement with the Company effective March 6, 2017, (the “Dragisich Severance Benefit Agreement”). The Dragisich Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2022 Mr. Dragisich received a base salary of $650,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 100% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Human Capital and Compensation Committee at its discretion. In addition, Mr. Dragisich is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

2023 Proxy Statement	77

Executive Compensation Tables
Ms. Wu
Ms. Wu, the Company’s Senior Vice President, General Counsel and Secretary, entered into a Severance Benefit Agreement with the Company effective February 13, 2012, as amended March 25, 2013, (the “Wu Severance Benefit Agreement”). The Wu Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2022 Ms. Wu received a base salary of $560,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 60% of her base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Human Capital and Compensation Committee at its discretion. In addition, Ms. Wu is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Mr. Bonds
Mr. Bonds, the Company’s Senior Vice President, Enterprise Operations and Technology, entered into a Severance Benefit Agreement with the Company effective February 23, 2018 (the “Bonds Severance Benefit Agreement”). The Bonds Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2022 Mr. Bonds received a base salary of $495,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 65% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Human Capital and Compensation Committee at its discretion. In addition, Mr. Bonds is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

78

Executive Compensation Tables
Outstanding Equity Awards at Year-End
The following table provides information on the holdings of stock options and stock awards by NEOs as of December 31, 2022. This table includes unexercised and unvested stock option awards, unvested RS and unvested PVRSUs with performance conditions that have not yet been satisfied. The market value of the RS, and PVRSU awards is based on the NYSE closing market price of Choice’s stock as of December 30, 2022, which was $112.64. December 30, 2022 was the last trading day of 2022. The PVRSUs will be earned, if at all, based on (i) our cumulative EPS performance as compared to the target EPS goal for the respective measurement periods, (ii) the Company's rTSR achievement against certain peers, or (iii) based on achievement of certain strategic growth objectives.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pacious	2/26/2016	65,263	—	51.49	02/26/23	—	—	—	—
	2/24/2017	39,203	—	60.50	02/24/24	—	—	—	—
	9/14/2017	10,025	—	62.00	09/14/24	—	—	—	—
	2/23/2018	46,194	—	81.55	02/23/25	—	—	—	—
	2/22/2019	49,716	16,572	81.15	02/22/26	3,235	364,390	—	—
	2/28/2020	34,058	34,058	91.28	02/28/30	6,437	725,064	46,771	5,268,285
	8/27/2020	—	—			—	—	56,337	6,345,813
	2/26/2021	23,214	69,644	104.87	02/26/31	—	—	39,097	4,403,886
	2/25/2022	—	23,122	146.68	02/25/32	170,440	19,198,362	20,453	2,303,826
Dragisich	2/23/2018	13,830	—	81.55	02/23/25	—	—	—	—
	2/22/2019	14,628	4,879	81.15	02/22/26	952	107,233	—	—
	2/28/2020	11,194	11,197	91.28	02/28/30	2,116	238,346	4,571	514,877
	8/27/2020	—	—			—	—	17,429	1,963,203
	2/26/2021	8,525	25,575	104.87	02/26/31	—	—	16,257	1,831,188
	2/25/2022	—	23,122	146.68	02/25/32	42,610	4,799,590	7,670	863,949

2023 Proxy Statement	79

Executive Compensation Tables

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pepper	2/26/2016	7,932	—	51.49	02/26/23	—	—	—	—
	2/24/2017	15,909	—	60.50	02/24/24	—	—	—	—
	2/23/2018	13,062	—	81.55	02/23/25	—	—	—	—
	2/22/2019	10,062	3,354	81.15	02/22/26	657	74,004	—	—
	2/28/2020	6,158	6,161	91.28	02/28/30	1,165	131,226	2,515	283,290
	8/27/2020	—	—			—	—	12,205	1,374,730
	2/26/2021	4,464	13,394	104.87	02/26/31	—	—	4,768	537,068
	2/25/2022	—	12,717	146.68	02/25/32	—	—	5,284	595,190
Wu	2/26/2016	12,684	—	51.49	02/26/23	—	—	—	—
	2/24/2017	11,997	—	60.50	02/24/24	—	—	—	—
	2/23/2018	9,066	—	81.55	02/23/25	—	—	—	—
	2/22/2019	6,984	2,328	81.15	02/22/26	456	51,364	—	—
	2/28/2020	5,144	5,146	91.28	02/28/30	973	109,599	2,101	236,657
	8/27/2020	—	—			—	—	9,041	1,018,395
	2/26/2021	3,571	10,715	104.87	02/26/31	—	—	3,815	429,722
	2/25/2022	—	7,515	146.68	02/25/32	—	—	1,108	124,805
Bonds	2/23/2018	1,243	—	81.55	02/23/25	—	—	—	—
	2/22/2019	7,812	2,605	81.15	02/22/26	510	57,446	—	—
	2/28/2020	5,576	5,578	91.28	02/28/30	1,054	118,723	2,277	256,481
	8/27/2020	—	—			—	—	8,616	970,545
	2/26/2021	3,646	10,938	104.87	02/26/31	—	—	3,894	438,620
	2/25/2022	—	9,769	146.68	02/25/32	—	—	1,441	162,314
(1)The stock option awards vest 25% per year beginning on the first anniversary of the grant date. Grants prior to 2020 have a seven-year term. 2020 and 2021 grants have a ten-year term.
(2)Restricted stock awards vest at the rate of 25% each year for four years from the second of the month following the date of grant with the exception of Mr. Pacious' and Mr. Dragisich's February 25, 2022 Strategic Alignment Grants which vest years 3-5 at 10%, 20% and 70%, respectively.
(3)PVRSUs are earned and vest upon the conclusion of a designated performance period and based on actual cumulative EPS and/or rTSR compared to the performance target. The February 2020 grants were based on cumulative EPS vs. target with the exception of Mr. Pacious additive PVRSU grant based on rTSR with vesting years 3-5. The August 27, 2020 grants were based on rTSR and vest after 3 years. The February 26, 2021 grants were based on EPS and rTSR and vest after 3 years with the exception of Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs which vest years 3-5. The February 25, 2022 grants were based on EPS and rTSR and vest after 3 years with the exception of Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs which vest years 3-5 at 10%, 20% and 70%, respectively, and Mr. Pepper's special deal value PVRSU grant which vests after 4 years.
The February 2020 and August 2020 PVRSU grants are shown at actual achievement with the exception of Mr. Pacious' February 2020 TSR PVRSU grant, which is shown at maximum. The February 2021 grants are shown at target and the February 2022 grants are shown at threshold.

80

Executive Compensation Tables
Option Exercises and Stock Vested
The following table provides information for each of the NEOs on stock option exercises during 2022, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any taxes and broker commissions. Value realized is based on the NYSE closing market price of Choice Common Stock on the date of exercise or vesting, respectively.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Pacious	—	—	8,757	1,259,870
Dragisich	—	—	2,700	388,449
Pepper	28,406	2,805,347	1,889	271,770
Wu	6,342	439,707	1,393	200,411
Bonds	4,587	408,311	1,344	193,361
Non-Qualified Deferred Compensation
Executive Deferred Compensation Plan. In 2002, Choice adopted the Choice Hotels International, Inc. Executive Deferred Compensation Plan, which became effective January 1, 2003, and was amended from time to time (“EDCP”). Our CEO and other key executives approved by the Board (including each of the NEOs) are eligible to participate in the EDCP. During 2022, each of the NEOs participated in the EDCP. Per Company policy, participants in the EDCP are not entitled to participate in the Non-Qualified Plan described below.
Under the EDCP, participants may defer up to 90% of their base salary and up to 100% of their bonus each year. Choice matches 50% of up to 15% of eligible salary under the EDCP, reduced by the total matching contributions to which the participant is otherwise entitled under the 401(k) plan. The participant’s right to any Company match vests at 20% per year from the time the participant was first hired, with all past and future match amounts becoming 100% vested after the participant’s fifth year of service. As of December 31, 2022, each of the participating NEOs was fully vested in their Company match amounts.
A participant may elect an investment based on a selection of investment options selected by the EDCP’s administrators, which are generally publicly available mutual funds or other indices. Participants may elect to change their investment options under the EDCP in accordance with plan requirements.
Benefits commence under the EDCP upon the death of the participant (to the participant’s beneficiary), or, at the participant’s election, upon the participant’s termination of employment or, commencing in 2009, on a January designated by the participant, subject to any requirements imposed by Section 409A of the Internal Revenue Code (“Section 409A”). If no election is made, benefits will commence upon termination of employment, subject to any requirements imposed by Section 409A. Benefits are payable in a lump-sum payment or in annual installments over a period of up to 20 years, as elected by the participant. If no election is made, benefits will be paid in a lump sum. Benefits will also automatically be paid in a lump sum if the amount payable as of the initial payout date is $100,000 or less.
In December 2008, the Company amended and restated the EDCP to comply with treasury regulations promulgated pursuant to Section 409A. The amendment and restatement, which became effective on January 1, 2009, applies only to that portion of each participant’s EDCP account balances that are subject to Section 409A (generally, those contribution amounts that became vested or were credited after 2004). The pre-2005 plan documents, along with a March 3, 2009 amendment, continue to apply to the remaining participant account balances (“Grandfathered Accounts”) under the EDCP. Earnings from the Grandfathered Accounts are considered guaranteed preferential earnings and are further discussed in the table below. Mr. Pacious and Mr. Pepper have earnings from the Grandfathered Accounts.
Non-Qualified Plan. In 1997, Choice adopted the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan, which was amended and restated effective January 1, 2001 and January 1, 2009, and amended effective January 1, 2011 (“Non-Qualified Plan” or “NQP”). Generally, Choice employees who are at the Senior Director level and above and who are not eligible to participate in the EDCP, are eligible to participate in the Non-Qualified Plan.

2023 Proxy Statement	81

Executive Compensation Tables
In general, participants under the Non-Qualified Plan may elect to defer up to 90% of their base salary and up to 100% of their annual bonus, reduced by the deferral limit in effect under the Choice 401(k) plan (which was $20,500 for 2022). Choice matches up to 100% of the first 3% of deferred salary and 50% of the next 2% of deferred salary thereafter under the Non-Qualified Plan, offset by the amount of matching contributions to which the participant is entitled under the 401(k) plan.
Stock Deferral Program. All Long-Term Incentive Plan participants are entitled to defer all or any portion of any equity award (other than stock options). The executive may elect to defer the receipt of such equity until termination of their employment or until a specified future date. Any dividends or other distributions during the deferral period are credited to the executive’s deferred equity account and reinvested in the purchase of additional Choice Common Stock.

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Pacious	EDCP	927,024	69,788	(523,373)	—	3,281,278
Dragisich	EDCP	76,062	32,288	(127,587)	—	754,743
Pepper	EDCP	84,865	27,183	(266,764)	—	7,581,056
	Stock Deferral Program	105,323		(518,337)		1,373,840
Wu	EDCP	599,026	26,490	(297,670)	—	1,949,722
Bonds	EDCP	49,154	21,615	(37,789)	—	261,347
(1)The following salary amounts are included in this column. The salary amounts represent 2022 base salary deferred by the NEO during 2022 and are also included in the 2022 Salary column of the Summary Compensation Table above.

Name	2022 Salary ($)
Pacious	283,462
Dragisich	76,062
Pepper	84,865
Wu	222,616
Bonds	49,154
(2)Amounts in this column are included in the 2022 All Other Compensation column of the Summary Compensation Table above.
(3)Amounts in this column include earnings on certain officers’ EDCP Grandfathered Accounts and are shown in the 2021 Change in Pension Value and Preferential Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above, since they represent guaranteed preferential earnings to each applicable NEO. Those amounts are: $7,772 for Mr. Pacious and $138,101 for Mr. Pepper.
Potential Payments upon Termination or Change in Control
The tables below reflect the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 30, 2022, the last business day of 2022. The amounts shown assume that such termination was effective as of December 30, 2022, and, for any equity-based payments or valuations, the NYSE closing market price of Choice Hotel’s Common Stock on December 30, 2022, or $112.64 per share. The amounts shown are estimates only; the actual amounts to be paid will only be determinable at the time of the executive’s separation from Choice.

82

Executive Compensation Tables
General Payments Made upon Termination
Regardless of the manner in which an NEO’s employment terminates, the NEO is entitled to receive amounts earned during his or her term of employment. The following amounts are not included in the tables or narratives below and include:
•base salary earned through the date of termination;
•accrued but unpaid vacation pay earned through the date of termination;
•annual incentive compensation earned during the year of termination, which for 2022 is reflected in the 2022 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above for each NEO;
•amounts contributed by the executive under the Choice 401(k) plan;
•payments pursuant to our life insurance plan, available to all employees generally, which provides for one times base salary upon death; and
•each executive’s account balance under the EDCP, Non-Qualified Plan and Stock Deferral Program, as applicable, and as set forth above under the heading Non-Qualified Deferred Compensation.
With respect to deferred compensation plans, if the executive has previously elected to receive deferred amounts in the EDCP or Non-Qualified Plan in installments, the undistributed account balances will continue to be credited with increases or decreases reflecting changes in the investment options chosen by the executive.
PAYMENTS MADE UPON CONSTRUCTIVE TERMINATION OR TERMINATION WITHOUT CAUSE
Mr. Pacious
Under the Pacious Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive a lump sum severance payment of 200% of base salary and bonus target as well as continued base salary for two years, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as (i) a material diminution in the executive’s compensation or position and responsibilities, (ii) relocating the executive’s office location to a location more than thirty-five (35) miles from the Company’s prior principal place of employment; (iii) a material change in the executive’s title or line of reporting; (iv) failure of the Company to place the executive’s name in nomination for election or re-election to the Board; (v) a change in the Company’s annual bonus program that would materially and adversely affect the executive; (vi) failure of any successor of the Company to assume the Pacious Severance Benefit Agreement; (vii) any non-renewal initiated by the Company, and (viii) any other material breach by the Company of the Pacious Severance Benefit Agreement or any equity agreement between the executive and the Company. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives. The executive will also be eligible to receive continued payments equal to the cost of health insurance coverage (net of premiums) until his 65th birthday. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the two-year period, subject to termination in the event the executive secures new employment.
Pursuant to the Pacious Severance Benefit Agreement, the executive will continue to vest in any unvested stock options, or other stock awards including, RS and PVRSUs, granted after the date of his initial severance agreement (May 5, 2011) during the two-year period.
In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a two year non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Dragisich, Ms. Wu and Mr. Bonds
Under the Dragisich Severance Benefit Agreement, the Wu Severance Benefit Agreement and the Bonds Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive continued base salary for 70 weeks, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as a material substantial change in the executive’s compensation or position and responsibilities. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives and at 100% deemed attainment of the individual objectives. The executive will also be eligible to receive continued medical and dental benefits during the 70-week period, with Choice continuing to make its employer

2023 Proxy Statement	83

Executive Compensation Tables
contributions for such continued benefits. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the 70-week period, subject to termination in the event the executive secures new employment.
Pursuant to the Dragisich Severance Benefit Agreement, the Wu Severance Benefit Agreement and the Bonds Severance Benefit Agreement, the executive will continue to vest in any unvested stock options and other stock awards granted on or after the date of his or her respective severance agreement (for Mr. Dragisich March 6, 2017, for Ms. Wu, February 13, 2012 and for Mr. Bonds, February 23, 2018) during the 70-week period.
As conditions to the executive’s continued receipt of the payments and benefits above, each of the executives has agreed that if he or she becomes employed prior to the end of the 70-week period, Choice is entitled to offset the payments required above by the amount of any compensation earned by him or her as a result of new employment, including unemployment insurance benefits, social security insurance or like amounts. In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a 70-week non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Dragisich Severance Benefit Agreement, Wu Severance Benefit Agreement and Bonds Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination event.
Mr. Pepper
If Mr. Pepper is terminated without cause by Choice, he is entitled to severance payments under the Choice Hotels International Severance Benefit Plan, which applies to all Company employees except for those employees who are subject to an employment agreement or non-competition, non-solicitation and severance agreement. Under the Choice Hotels International Severance Benefit Plan, each participant’s severance benefit and the length of time after termination for which the participant is eligible for the benefit, is determined based on his or her base salary, position and years of service as of the termination date. In addition, each participant is entitled to continuation of medical and dental coverage during the severance period, at the same level the participant was receiving at termination.
Pursuant to the Choice Hotels International Severance Benefit Plan, corporate officers without a specifically applicable written agreement, which includes Mr. Pepper, are entitled to five weeks of base salary (as in effect at termination of employment) per year of service with Choice, with a minimum of twenty-six weeks of base salary and a maximum of seventy weeks. Additionally, if the termination occurs on or after June 30 of any year, he is entitled to receive a full bonus for the year in which the termination occurs. Assuming a termination as of December 31, 2022, Mr. Pepper would be entitled to 70 weeks of continued base salary. In addition, he would receive payment of his 2022 incentive bonus, as well as continued medical and dental benefits during the 70-week severance benefit period. The severance benefit terminates prior to the end of the severance benefit period provided under the Choice Hotels International Severance Benefit Plan upon the earlier to occur of (i) death of the participant, or (ii) employment with a new employer. In addition, the severance benefit is subject to the participant’s execution of a standard release agreement in favor of Choice.
As a condition to the receipt of any benefits under the Severance Benefit Plan, Mr. Pepper is required to sign all documents required by the Company including a general release of claims.
Payments Made upon Disability or Death
The Company’s disability program provides that each of the executives will receive an annual benefit equal to 60% of the previous year’s base salary and annual bonus, with such amount capped at $19,500 per month. In each case, the disability benefit continues until the executive reaches age 65.
Messrs. Pacious, Dragisich and Pepper, and Ms. Wu each have a supplemental executive individual life insurance policy, paid for by Choice, in the amount of $1,000,000. Premiums on this policy are added to each executive’s taxable income for the year.
Under the company’s Long Term Incentive Plan (“LTIP”), all restricted stock and stock options granted on or after April 19, 2018 fully vest and all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis, assuming targeted performance, upon the executive’s termination due to disability or death.

84

Executive Compensation Tables
PAYMENTS MADE UPON TERMINATION FOLLOWING CHANGE OF CONTROL
Mr. Pacious
For Mr. Pacious, pursuant to the Pacious Severance Benefit Agreement, if the executive’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 250% of the executive’s base salary then in effect plus 250% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the previous year’s bonus amount paid to the executive, or if no bonus was paid in the prior year, then the target bonus amount); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of his initial severance agreement (May 5, 2011).
In addition, in the event of a termination following a change of control, the Company’s 2006 Long-Term Incentive Plan (“2006 LTIP”) would govern the equity grants issued to Mr. Pacious prior to the date of his severance agreement and the 2006 LTIP provides that stock options become fully vested and exercisable in full, all restricted stock becomes fully vested with immediate lapsing of any restrictions and all PVRSUs are deemed to be fully vested and immediately payable to the executive at the maximum level of performance applicable to the award. PVRSU grants issued to Mr. Pacious under the Company’s 2017 Long-Term Incentive Plan (“2017 LTIP”) would be deemed fully vested and immediately payable to the executive at the target level of performance applicable to the award. Therefore, for Mr. Pacious, the 2006 LTIP and 2017 LTIP, together with his severance agreement, would result in the immediate vesting of all of his equity awards.
Also, upon a change in control termination, Mr. Pacious would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable to Mr. Pacious in order for him to receive his severance payments, as described above, he is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Dragisich, Ms. Wu and Mr. Bonds
For Mr. Dragisich, Ms. Wu and Mr. Bonds, pursuant to the Dragisich Severance Benefit Agreement, the Wu Severance Benefit Agreement and the Bonds Severance Benefit Agreement, if the executive’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 200% of the executive’s base salary then in effect plus 200% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the target bonus for the year in which the termination occurs); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of the executive’s severance agreement (for Mr. Dragisich, on or after March 6, 2017, for Ms. Wu, February 13, 2012 and for Mr. Bonds, February 23, 2018).
Also, upon a change in control termination, the executive would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable in order for the executive to receive their severance payments, as described above, the executive is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Dragisich Severance Benefit Agreement, Wu Severance Benefit Agreement and Bonds Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination event.
Mr. Pepper
Pursuant to the Company’s Severance Benefit Policy, if Mr. Pepper’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by Mr. Pepper for good reason, he is entitled to receive a lump-sum severance payment of 200% of his base salary then in effect plus 200% of the full amount of the annual incentive bonus based on the target bonus for the year in which the termination occurs. In addition, he is entitled to receive medical and dental coverage for 70 weeks at the level he was receiving at the time of his termination. In addition to the other applicable conditions, in order to receive severance payments as described above, he is required to execute a general release in favor of Choice.

2023 Proxy Statement	85

Executive Compensation Tables
Because Mr. Pepper does not have a written agreement with the Company governing treatment of his equity awards in the event of a termination following a change of control, the terms of the Company’s LTIP apply. Pursuant to the LTIP, if within two years of a change of control, he is terminated by the Company other than for cause, or terminates his employment for good reason, then all of his stock options become fully vested and exercisable in full, all restricted stock becomes fully vested with immediate lapsing of any restrictions and all PVRSUs are deemed to be fully vested and immediately payable to him with all uncompleted performance periods for PVRSUs at the time of such Change of Control deemed to have been completed and the level of performance set forth under the Agreement shall be either (i) the actual attained level, or (ii) if actual performance is not determinable, then the target level of performance.
Mr. Pacious
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pacious:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Cash Severance(1)	6,900,000	8,625,000
Benefits & Perquisites:
Health and Welfare Benefits(2)	34,789	—	—	—
Outplacement Services(3)	18,000		—	—
Disability Income(4)			1,891,500	—
Life Insurance Benefits(5)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(6)	1,610,077	1,790,465	1,790,465	1,790,465
Restricted Stock Grants(7)	1,089,454	20,287,816	20,287,816	20,287,816
PVRSUs(8)	12,492,001	18,585,149	13,122,926	13,122,926
Total	22,144,321	49,288,430	37,092,707	36,201,207
(1)For termination without cause or with good reason, the amount represents 200% of Mr. Pacious’ annual base salary, plus 200% of Mr. Pacious’ annual target bonus amount for 2022. For termination following change of control, the amount represents 250% of Mr. Pacious’ annual base salary plus 250% of Mr. Pacious’ annual target bonus amount for 2022.
(2)Amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pacious for continued coverage under our medical and dental plans until he reaches the age of 65, based on Mr. Pacious’ elected coverage as of December 31, 2022.
(3)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(4)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pacious would be entitled to receive under the Choice disability program as of December 31, 2022 through the month in which he reaches age 65.
(5)Amount represents the value of the proceeds payable to Mr. Pacious’ beneficiary upon his death.
(6)For termination without cause or with good reason, unvested options granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all stock option awards will immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2022 of $112.64.
(7)For termination without cause or with good reason, restricted stock granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all restricted awards will immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2022 of $112.64.
(8)For termination without cause or with good reason, PVRSUs granted after May 5, 2011 will continue to vest for two years. In the case of termination following a change of control, all unvested PVRSU awards will immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 30, 2022 of $112.64, and solely in the case of a termination following a change of control, 200% vesting leverage for PVRSUs granted under the 2006 LTIP and 100% vesting leverage for PVRSUs granted under the 2017 LTIP. 200% represents the maximum leverage permitted under the PVRSU grants.

86

Executive Compensation Tables
Mr. Dragisich
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Dragisich:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	875,000	—	—	—
Cash Severance(2)	—	2,600,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	25,106	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			5,674,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	525,286	591,525	591,525	591,525
Restricted Stock Grants(8)	345,580	5,145,170	5,145,170	5,145,170
PVRSUs(9)	3,930,235	6,195,200	4,210,911	4,210,911
Total	5,719,207	14,531,895	15,622,106	10,947,606
(1)Amount represents continued payment of Mr. Dragisich's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Dragisich's annual base salary plus 200% of his annual bonus target for 2022.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Dragisich for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Dragisich's elected coverage as of December 31, 2022.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Dragisich would be entitled to receive under the Choice disability program as of December 31, 2022 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Dragisich's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2022 of $112.64.
(8)For termination without cause or with good reason, unvested restricted stock granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2022 of $112.64.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 30, 2022 of $112.64 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

2023 Proxy Statement	87

Executive Compensation Tables
Mr. Pepper
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pepper:

Executive Benefits and Payments	Involuntary Termination without Reasonable Cause ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	774,038	—	—	—
Cash Severance(2)	—	2,000,172
Benefits & Perquisites:
Health and Welfare Benefits(3)	25,357	12,678	—	—
Disability Income(4)			2,281,500	—
Life Insurance Benefits(5)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(6)	—	341,288	341,288	341,288
Restricted Stock Grants(7)	—	205,230	205,230	205,230
PVRSUs(8)	—	4,818,514	3,781,907	3,781,907
Total	799,395	7,377,882	6,609,925	5,328,425
(1)Amount represents continued payment of Mr. Pepper’s base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Pepper’s annual base salary plus 200% of his annual bonus target for 2022.
(3)For an involuntary termination without reasonable cause, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Pepper’s elected coverage as of December 31, 2022. For a termination following a change of control, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70.00 weeks, based on Mr. Pepper’s elected coverage as of December 31, 2022.
(4)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pepper would be entitled to receive under the Choice disability program as of December 31, 2022 through the month in which he reaches age 65.
(5)Amount represents the value of the proceeds payable to Mr. Pepper’s beneficiary upon his death.
(6)In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2022 of $112.64.
(7)In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2022 of $112.64.
(8)In the case of termination following a change of control, all unvested PVRSU awards immediately vest at the actual performance level, if determinable, or target performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 30, 2022 of $112.64 and 100% target vesting leverage,.

88

Executive Compensation Tables
Ms. Wu
The following table shows the potential payments upon termination, with or without a change in control, for Ms. Wu:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	753,846	—	—	—
Cash Severance(2)	—	1,792,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	—	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			1,657,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	238,721	266,483	266,483	266,483
Restricted Stock Grants(8)	160,963	160,963	160,963	160,963
PVRSUs(9)	1,740,851	1,990,461	1,680,814	1,680,814
Total	2,912,381	4,209,907	3,765,760	3,108,260
(1)Amount represents continued payment of Ms. Wu’s base salary, based on her base salary for 70 weeks.
(2)Amount represents 200% of Ms. Wu’s annual base salary plus 200% of her annual bonus target for 2022.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Ms. Wu for continued coverage under our medical and dental plans for 70 weeks, based on Ms. Wu’s elected coverage as of December 31, 2022.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Ms. Wu would be entitled to receive under the Choice disability program as of December 31, 2022 through the month in which she reaches age 65.
(6)Amount represents the value of the proceeds payable to Ms. Wu’s beneficiary upon her death.
(7)For termination without cause or with good reason, unvested options granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2022 of $112.64.
(8)For termination without cause or with good reason, unvested restricted stock granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2022 of $112.64.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 30, 2022 of $112.64 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

2023 Proxy Statement	89

Executive Compensation Tables
Mr. Bonds
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Bonds:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Agreement	666,346	—	—	—
Cash Severance	—	1,633,500	—	—
Benefits & Perquisites:
Health and Welfare Benefits	25,106	—	—	—
Outplacement Services	18,000	—	—	—
Disability Income			3,237,000	—
Life Insurance Benefits	—	—	—	—
Long-Term Incentives:
Stock Options	257,836	286,166	286,166	286,166
Restricted Stock Grants	176,169	176,169	176,169	176,169
PVRSUs	1,745,469	2,069,985	1,707,435	1,707,435
Total	2,888,926	4,165,820	5,406,770	2,169,770
(1)Amount represents continued payment of Mr. Bonds' base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Bonds' annual base salary plus 200% of his annual bonus target for 2022.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Bonds for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Bonds' elected coverage as of December 31, 2022.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Bonds would be entitled to receive under the Choice disability program as of December 31, 2022 through the month in which he reaches age 65.
(6)Mr. Bonds is not eligible for the supplemental executive individual life insurance policy.
(7)For termination without cause or with good reason, unvested options granted after August 1, 2011 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2022 of $112.64.
(8)For termination without cause or with good reason, unvested restricted stock granted after August 1, 2011 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2022 of $112.64.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 30, 2022 of $112.64 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

90

Executive Compensation Tables
CEO Pay Ratio
We are committed to internal pay equity, and the Human Capital and Compensation Committee reviews executive pay in relationship to the ratio as well as to the ongoing impact on Company performance, given the percentage of at-risk compensation. We will continue to evaluate our ratio in relation to our peer group and the market.
We provide below, as required by SEC rules, the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees.
The annual total compensation of our CEO for 2022, as reflected in the Summary Compensation Table, was $37,993,749. The annual total compensation of the median employee for 2022 was $133,645. The compensation for our CEO in 2022 was approximately 284 times the median pay of our employees. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. If the Strategic Leadership Alignment Grant is valued over five years, the CEO compensation would be reduced by $24,000,000 to $13,472,395. Utilizing this number, the compensation for our CEO in 2022 was approximately 105 times the median pay of our employees.
To determine our median employee, we included all full-time, part-time and temporary employees globally, as of December 31, 2021. We used base pay for the twelve-month period ending December 31, 2022 as our consistently applied compensation measure. The median employee is a salaried U.S. associate.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the total compensation of the highest paid non-CEO NEO as set forth in the Summary Compensation Table is 3.30.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the averaged total compensation of the non-CEO NEOs utilizing compensation as set forth in the Summary Compensation Table is 8.12.
Legacy Radisson employees will be included in the FY 2023 CEO Pay Ratio calculations.

2023 Proxy Statement	91

Executive Compensation Tables
Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”) and our other named executive officers (the “other NEOs”) as presented in the Summary Compensation Table on page 74, (ii) the “compensation actually paid” ("CAP") to our PEO and our other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of CAP to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and does not necessarily reflect value actually realized by the executives or how our Human Capital and Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Human Capital and Compensation Committee seeks to align pay with performance when making compensation decisions, please review “Compensation Discussion and Analysis” beginning on page 43.

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO			Total Shareholder Return	Peer Group Total Shareholder Return (1)	Net Income (millions)	Operating Income (millions)
2022	$37,993,749	$27,120,091	$4,678,116	$3,426,471	$110.76	$128.19	$332.2	$478.6
2021	$11,153,040	$24,056,522	$2,641,391	$4,742,732	$151.93	$164.56	$289.0	$428.9
2020	$11,143,274	$9,341,874	$2,504,415	$1,453,568	$103.57	$129.84	$75.4	$122.1
(1) Peer group consists of S&P 400 Consumer Discretionary index
Pat S. Pacious was the PEO for all years in the table. The other Non-PEO NEOs for all years in the table were Dominic E. Dragisich, David A. Pepper, Simone Wu and John E. Bonds.
The calculation of the CAP under the new guidelines is shown in the table below, which describes the adjustments, each of which is prescribed by SEC rule, to calculate CAP from the Summary Compensation Table amounts. The Summary Compensation Table amounts and CAP do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Note that the year over year changes were impacted significantly by the change in the year-end stock prices which increased by 46% from 2020 to 2021 and then decreased by 28% from 2021 to 2022. The CAP was also impacted by PVRSUs that did not pay out or paid out below target due to the pandemic and resulting economic shutdown.

92

Executive Compensation Tables

			Adjustments for stock and option awards ($ millions)
PEO or Non-PEO	FY	Total Comp from SCT	(Subtract): SCT stock and option award amounts	Add: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	Add (Subtract): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(Subtract): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	Add: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total comp for the covered year	Comp Actually Paid (as calculated)
PEO	2022	38.0	(32.0)	26.3	(5.1)	(0.3)	—	0.1	27.1
PEO	2021	11.2	(6.7)	12.5	7.0	0.1	—	—	24.1
PEO	2020	11.1	(8.5)	10.6	(3.8)	(0.2)	—	0.1	9.3
Non-PEO (1)	2022	4.7	(3.3)	2.7	(0.7)	(0.1)	—	—	3.4
Non-PEO (1)	2021	2.6	(1.3)	2.3	1.1	—	—	—	4.7
Non-PEO (1)	2020	2.5	(1.6)	1.7	(1.1)	(0.1)	—	—	1.5
(1)Amounts presented are averages for the entire group of Other NEOs in each respective year.
There are no adjustments for defined benefit and actuarial pension plans in the CAP table since CHH does not offer any of those plans to its NEOs. In addition, the table does not include a column for the vesting date fair value of awards granted and vesting during such year since there were none. PVRSUs that are linked to relative TSR are valued using a Monte Carlo simulation with updated valuation assumptions, including the year-end stock price. Stock options are valued using Black-Scholes calculations.
Financial Performance Measures
The following lists the financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance for 2022.
•Operating Income (Company Selected Measure)
•Net Income
•TSR

2023 Proxy Statement	93

Executive Compensation Tables
Relationship Between CAP and Performance
The following charts illustrate the relationships between CAP and TSR, Net Income and Operating Income for the PEO and Non-PEO NEOs for the years ended December 31, 2022, 2021 and 2020.

CAP vs. TSR
Compensation Actually Paid (000s)
TSR Return on Investment of $100
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$164.56
$27,120
$151.93
$129.84
$24,057
$128.19
$110.76
$103.57
$9,342
$4,743
$1,454
$3,426
2020
2021
2022
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Company TSR
Annual Report Peer Group TSR

CAP vs. Net Income
Compensation Actually Paid (000s)
Net Income (millions)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$9,342
$75.4
$1,454
$289.0
$24,057
$4,743
$332.2
$27,120
$3,426
2020
2021
2022
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Net Income (GAAP)

CAP vs. Operating Income
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid (000s)
$500.0
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
Operating Income (millions)
$122.1
$428.9
$478.6
$9,342
$24,057
$27,120
$1,454
$4,743
$3,426
2020
2021
2022
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Operating Income

94

Non-Employee Director Compensation
During 2022, non-employee directors were entitled to receive the cash and equity compensation listed below.

ANNUAL COMPENSATION

OTHER COMPENSATION (CASH):

	Annual Compensation 2022
Audit Committee Member (up to 8 meetings)	15,000
Human Capital and Compensation Committee Member (up to 6 meetings)	10,000
Corporate Governance and Nominating Member (up to 3 meetings)	10,000
Diversity Committee Member (up to 3 meetings)	10,000
Audit Committee Chair	20,000	[2]
Human Capital and Compensation Committee Chair	20,000	[2]
Corporate Governance and Nominating Chair	10,000	[2]
Diversity Committee Chair	10,000	[2]
Lead Independent Director	30,000	[3]

Excess Meeting Fees
Each In-Person Meeting in Excess of Expected Activity Level	2,000
Each Telephonic Meeting in Excess of Expected Activity Level	2,000
(1)The stock portion of the annual retainer is typically paid in the form of restricted stock which vests in equal amounts over a three-year vesting term.
(2)Amount is in addition to general non-employee Committee member retainer.
(3)Amount is in addition to general non-employee Board member retainer.

2023 Proxy Statement	95

Non-Employee Director Compensation
Non-employee directors are required to reach and maintain in ownership of Company stock five times the then-current standard annual cash retainer, within five years of election to the Board. For currently serving directors, the required ownership level is $412,500. All directors either satisfy the minimum ownership requirements or fall within the exception provided by the 5-year “ramp up” provision of the guidelines.
The following table illustrates the compensation earned by or paid to non-employee directors during 2022:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian B. Bainum	92,500	152,065	10,635	255,200
William L. Jews	137,500	152,065	1,492	291,057
Ervin R. Shames	142,500	152,065	3,182	297,747
John P. Tague	127,500	152,065	15,763	295,328
Monte J.M. Koch	107,500	152,065	67,405	326,970
Liza K. Landsman	112,500	152,065	—	264,565
Maureen D. Sullivan	112,500	152,065	—	264,565
Donna F. Vieira	113,500	152,065	1,112	266,677
Gordon A. Smith	107,500	152,065	2,769	262,334
(1)Mr. Pacious is not included in the table as he served as an employee of Choice during 2022 and did not receive any compensation for his role as director. Stewart W. Bainum, Jr., Chairman of the Board, is also an executive officer of Choice and does not receive compensation for his services as a director. Pursuant to the terms of Mr. Bainum’s employment contract, he is paid an annual salary of $450,000, with $150,000 paid in cash and $300,000 paid in equity, the vesting of which shall occur in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and administrative assistance, including access to telephone, computer, fax and other reasonable and necessary office space and office supplies.
(2)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2022, each director had the following aggregate number of deferred shares accumulated in their deferral accounts for all years of service as a director, including additional shares credited as a result of reinvestment of dividend equivalents: Brian B. Bainum, 0; William L. Jews, 5,973; Ervin R. Shames, 39,178; John P. Tague, 25,084; Monte J.M. Koch, 7,956; Liza K. Landsman, 5,138; Maureen D. Sullivan, 4,126; Donna F. Vieira, 0; and Gordon A. Smith, 0.
(3)This column includes reimbursements for spousal travel to Board meetings not held at the Company’s headquarters and to the Company Convention, and for the Stay at Choice program which provides reimbursements to directors when staying at Choice hotels. A tax gross-up is included for the Stay at Choice reimbursements. The figures above cannot, however, form the basis for inference as to whether directors stay at Choice properties. Some directors stay at Choice properties but do not submit for reimbursement under the Stay at Choice program. For Mr. Koch, this column includes $23,711 for 2022 Stay at Choice eligible stays reimbursed in 2023. For Mr. Koch, this column also includes $25,867 related to a tax penalty paid by the Company on behalf of Mr. Koch due to an administrative error on the part of the Company resulting in the tax penalty, as well as an associated tax gross up of $17,827. For Mr. Tague, this column also includes $9,332 related to a similar tax penalty payment and associated tax gross up of $6,431.

96

Proposal No. 4—Ratification of The Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firms
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023.
As a matter of good corporate governance, the appointment of Ernst & Young LLP is being presented to the shareholders for ratification. If the appointment is not ratified, the Board will consider whether it should select a different independent registered public accounting firm.
The Company expects that representatives of Ernst & Young LLP will be present at the virtual Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and it is expected that they will be available to respond to appropriate questions.
Principal Auditor Fees and Services
The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. During 2022 and 2021, the Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm. The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements relating to 2022 and 2021 and fees incurred for other services rendered by Ernst & Young LLP relating to those periods.

Fees	Ernst & Young Fiscal Year Ended December 31, 2022 ($)	Ernst & Young Fiscal Year Ended December 31, 2021 ($)
Audit Fees	2,148,727	1,671,395
Audit Related Fees(1)
Tax Fees(2)
All Other Fees(3)	7,496	2,020
Total	2,156,223	1,673,415
(1)Audit Related Fees include work performed in connection with the issuance of registration statements such as due diligence and the issuance of comfort letters.
(2)Tax Fees primarily related to review of certain Company income tax returns, review of certain state, federal and international tax matters.
(3)All Other Fees include an annual subscription to EY Atlas, a proprietary online resource for accounting research.
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

2023 Proxy Statement	97

Audit Committee Report
Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee. A copy of the Audit Committee charter is available at the investor relations section of the Company’s website at www.choicehotels.com. The Audit Committee consists of Mr. Jews as Chairman, Ms. Vieira and Messrs. Koch, Smith and Tague. The Audit Committee is currently composed of five independent directors within the meaning of the NYSE’s rules.
Report of the Audit Committee
The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee possesses sole authority to engage and discharge independent registered public accounting firms and to approve all significant non-audit engagements with such firms. Further responsibilities of the Audit Committee include review of SEC filings and financial statements and ultimate supervision of the Company’s internal auditing function.
Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee those processes.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the Company’s financial statements as of and for the year ended December 31, 2022. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles. The Committee has reviewed with Ernst & Young LLP matters required to be discussed by PCAOB’s Auditing Standard no. 1301 “Communications with Audit Committees” including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, Ernst & Young LLP’s conclusions regarding the reasonableness of those estimates, the disclosures included in the financial statements, and other material written communications between Ernst & Young LLP and management.
In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from the Company and its management, including matters in the written disclosure and letter required by applicable requirements of the PCAOB and the provision of non-audit services by the independent registered public accounting firm. A disclosure summarizing the fees paid to Ernst & Young LLP in 2022 and 2021 for audit and non-audit services appears above under the heading Principal Auditor Fees and Services. All of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its policies and procedures. The Audit Committee received a description of the services and approved them after determining that they would not affect the auditor’s independence.
The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
William L. Jews, Chairman
Monte J.M. Koch
Gordon A. Smith
John P. Tague
Donna F. Vieira

98

Security Ownership and Related Information
Security Ownership of Certain Beneficial Owners and Management
This table shows how much Common Stock is beneficially owned by (i) each director or nominee of the Company, (ii) each of the Company’s NEOs, (iii) all executive officers, directors and nominees of the Company as a group and (iv) all persons who are known to beneficially own more than 5% of the Company’s Common Stock as of March 20, 2023 (unless otherwise noted). Unless otherwise specified, the address for each such person as of March 20, 2023, was 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire(2)	Unvested Restricted Stock(3)	Percentage of Shares Outstanding(4)
Stewart W. Bainum, Jr.	10,389,178	(5)(6)	—	4,383	20.26%	(5)(6)
Brian B. Bainum	17,016	(5)(7)	—	2,399	*	(5)(7)
William L. Jews	20,953		—	2,436	*
Monte J.M. Koch	13,189		—	2,420	*
Liza K. Landsman	10,246		—	2,428	*
Patrick S. Pacious	235,619		265,005	173,659	1.3%
Ervin R. Shames	47,052		—	2,474	*
Gordon A. Smith	—		—	1,236
Maureen D. Sullivan	4,135		—	2,414	*
John P. Tague	25,133		—	2,435	*
Donna F. Vieira	—		—	1,236	*
John E. Bonds	33,685		29,758	527	*
Dominic E. Dragisich	43,344		72,958	43,668	*
David A. Pepper	36,553		63,731	583	*
Simone Wu	44,635		47,111	487	*
All Directors and Executive Officers as a Group (20 persons)	11,038,592		543,371	247,350	23.07%
Principal Shareholders
Barbara J. Bainum	10,753,064	(5)(8)	—	—	20.97%	(5)(8)
Bruce D. Bainum	10,528,177	(5)(9)	—	—	20.53%	(5)(9)
Roberta D. Bainum	10,234,030	(5)(10)	—	—	19.96%	(5)(10)
Realty Investment Company, Inc.	6,821,574	(5)(13)	—	—	13.30%	(5)(13)
Ronald Baron	4,609,560	(11)	—	—	8.99%	(11)
The Vanguard Group	3,085,362	(12)	—	—	6.02%	(12)
Morgan Stanley	2,859,253	(14)	—	—	5.58%	(14)
BlackRock	2.715,848	(15)	—	—	5.30%	(15)
*Less than 1%.
(1)Includes shares: (i) for which the named person has sole voting and investment power and (ii) for which the named person has shared voting and investment power. Does not include: (i) shares that may be acquired through stock option exercises within 60 days or (ii) unvested restricted stock holdings which the holder maintains voting rights, each of which is set out in a separate column.
(2)Shares that can be acquired through stock option exercises within 60 days of March 20, 2023.
(3)Shares for which the holder maintains voting rights, but are subject to a vesting schedule, forfeiture risk and other restrictions.

2023 Proxy Statement	99

Security Ownership and Related Information
(4)For each beneficial owner, ownership percentage is based on (i) the sum of the number of shares listed under each of the column headings Common Stock Beneficially Owned, Right to Acquire and Unvested Restricted Stock and (ii) 51,282,502 shares outstanding on March 20, 2023
(5)Because of SEC reporting rules, shares held by Realty Investment Company, Inc. (“Realty”), a real estate management and investment company wholly owned by members of the Bainum family and trusts for their benefit, and certain other Bainum family entities are attributed to Realty, and more than one of the Bainums included in this table because Realty, and such named Bainums have shared voting or dispositive control. As of March 20, 2023, Realty, members of the Bainum family (including individuals not listed above), as well as various partnerships, corporations and trusts established by members of the Bainum family, in the aggregate have the right to vote 20,071,703 shares, approximately 39% of the shares of Common Stock outstanding as of March 20, 2023.
(6)Includes 1,008,848 shares owned by the Stewart W. Bainum, Jr. Declaration of Trust (“SBDOT”) of which Mr. Bainum, Jr. is the beneficiary and co-trustee. Also includes 1,417,056 shares owned by Leeds Creek Holdings, LLC whose sole member is SBDOT; 910,330 shares owned by Mid Pines Associates Limited Partnership (“Mid Pines”), in which SBDOT is managing general partner and has shared voting authority; 6,821,574 shares owned by Realty in which SBDOT owns voting stock and has shared voting authority; 6,357 shares owned by the Bruce Bainum 2009 Family Trust, 21,800 shares owned by the Bruce Bainum 2012 Exempt Family Trust, 203,213 shares owned by the Bruce Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of the descendants of Mr. Bainum Jr.’s brother, Dr. Bruce Bainum, for which Mr. Bainum Jr. is trustee and has voting and dispositive authority; and pursuant to Mr. Bainum Jr.'s employment contract, 4,383 unvested restricted stock shares which vest in equal installments during the periods 2021-2023, 2022-2024 and 2024-2026. Mr. Bainum Jr.’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(7)Includes 14,196 shares owned by the Brian Bainum Declaration of Trust of which Mr. Brian Bainum is the beneficiary and trustee. In addition, Brian B. Bainum has an interest in certain Bainum family trusts formed for his benefit and the benefit of his siblings and their descendants. Further, 6,595 shares are owned by a trust for the sole benefit of Mr. Bainum’s descendants. Mr. Bainum has no voting authority over these family trusts, Realty, or Mid Pines. Mr. Bainum has 2,399 shares in unvested restricted stock. Mr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(8)Includes 2,200,304 shares owned by the Barbara Bainum Declaration of Trust (“BBDOT”) of which Ms. Bainum is the sole trustee and beneficiary. Also includes 5,000 shares owned by Shadow Holdings, LLC for which she shares voting and dispositive authority and whose sole members are Ms. Bainum and BBDOT; 910,330 shares owned by Mid Pines, in which BBDOT is a general partner and has shared voting authority; 6,821,574 shares owned by Realty, in which BBDOT owns voting stock and has shared voting authority; 163,000 shares owned by The Mental Wellness Foundation, Inc., a private foundation for which Ms. Barbara Bainum is a Director and has sole voting and dispositive authority; 235,218 shares owned by Wellness Advocacy Fund, a tax exempt organization for which Ms. Barbara Bainum is a Director and has sole voting and dispositive authority; 6,516 shares owned by a trust for the benefit of Ms. Bainum’s nephew for which Ms. Bainum is the trustee; 43,444 shares owned by the Roberta Bainum 2010 Family Trust and 367,678 shares owned by the Roberta Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of the descendants of Ms. Barbara Bainum’s sister, Roberta Bainum, for which Ms. Barbara Bainum is trustee and has voting and dispositive authority. Ms. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(9)Includes 2,283,507 shares owned by the Bruce Bainum Declaration of Trust (“BRUDOT”) of which Dr. Bruce Bainum is the sole trustee and beneficiary. Also includes 5,000 shares owned by Posadas Holdings, LLC, for which Dr. Bainum shares voting and dispositive authority and whose sole members are Dr. Bainum and BRUDOT; 910,330 shares owned by Mid Pines, in which BRUDOT is a general partner and has shared voting authority; 6,821,574 shares owned by Realty, in which BRUDOT owns voting stock and has shared voting authority; 219,353 shares owned by Three Graces Foundation, Inc., a private foundation for which Dr. Bainum is a Director and has sole voting and dispositive authority; 281,818 shares owned by Charis Advocacy Fund, a tax exempt organization for which Dr. Bainum is a Director and has sole voting and dispositive authority; and 6,595 shares owned by a trust for the benefit of the descendants of Dr. Bainum’s son for which Dr. Bainum is the sole trustee. Dr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(10)Includes 1,992,308 shares owned by the Roberta Bainum Declaration of Trust (“RBDOT”) of which Ms. Roberta Bainum is the sole trustee and beneficiary. Also includes 5,000 shares owned by Sweetwater Holdings, LLC for which Ms. Roberta Bainum shares voting and dispositive authority and whose sole members are Ms. Roberta Bainum and RBDOT; 910,330 shares owned by Mid Pines, in which RBDOT is a general partner and has shared voting authority; 6,821,574 shares owned by Realty, in which RBDOT owns voting stock and has shared voting authority; 223,000 shares owned by Trisons Foundation Inc., a private foundation for which Ms. Roberta Bainum is a Director and has sole voting and dispositive authority; and 281,818 shares owned by Sweetwater Action Fund, a tax exempt organization for which Ms. Roberta Bainum is a Director and has sole voting and dispositive authority. Ms. Roberta Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(11)The Company is relying on the Schedule 13G/A, filed on February 14, 2023, by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Ronald Baron and Baron Growth Fund ("Baron"). According to this filing, Baron beneficially owns 4,609,560 shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(12)The Company is relying on the Schedule 13G, filed on February 9, 2023, by The Vanguard Group. According to this filing, The Vanguard Group beneficially owns 3,058,362 shares. This reporting person disclaims beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 100 Vanguard Blvd., Malvern, PA 19355.
(13)Realty is controlled and owned by members of the Bainum family and trusts for their benefit, including Stewart W. Bainum, Jr., Barbara Bainum, Bruce Bainum, Roberta Bainum and Brian Bainum. Realty’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(14)The Company is relying on the Schedule 13G, filed on February 8, 2023, by Morgan Stanley ("MS"). According to this filing, MS beneficially owns 2,859,253 shares. This reporting person disclaims beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting person. The address for the reporting person is 1585 Broadway, New York, NY 10036.
(15)The Company is relying on the Schedule 13G, filed on October 7, 2022, by BlackRock, Inc. ("BR"). According to this filing, BR beneficially owns 2,715,848 shares. This reporting person disclaims beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting person. The address for the reporting person is 55 East 52nd Street, New York, NY 10055. In the October 7, 2022 filing, BR indicated they had gone below 5%.

100

Security Ownership and Related Information
Certain Relationships and Related Party Transactions
The Company’s policy for the review and approval of related person transactions is contained in the Company’s written Related Party Transaction Policy, which acts as a supplement to the Company's Code of Ethics and Conduct. The policy governs disclosure and approval of transactions between the Company and related parties as defined in Item 404 of Regulation S-K of the SEC. Approval of a majority of all independent directors is required for share repurchases and any transactions over $1 million with a related party. The policy generally delegates authority to approve related party transactions under $1 million to the Corporate Governance and Nominating Committee. Pre-approved related party transactions include, among other things, franchise agreements, franchise incentives, and other transactions associated with the operation of a franchised hotel owned or operated by related parties provided such transactions are on substantially the same terms as those prevailing at the time for comparable agreements, incentives, and other transactions with non-affiliated parties. Set forth below is information regarding certain transactions in which our executives, directors or entities associated with them had a direct or indirect material interest.
Sunburst Hospitality Corporation (“Sunburst”) is one of the Company’s franchisees, with a portfolio of five Choice franchised hotels as of December 31, 2022. The Chairman of the Board, Stewart W. Bainum, Jr., along with other Bainum family members, owns a controlling interest in Sunburst. Board member Brian B. Bainum is a director and owner of Sunburst. Total revenue paid by Sunburst to the Company for franchising, royalty, marketing and reservation fees for 2022 was approximately $0.8 million. The franchise agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 1.93% and 5.00% of monthly gross room revenues and (b) a marketing and reservation system fee of between 0.0% to 1.55% of monthly gross room revenues. The system fee are subject to reasonable increases during the term of the franchise if the Company raises such fees uniformly among all its franchisees, generally.
Effective October 15, 1997, Choice Hotels International, Inc., which at that time included both a franchising business and an owned hotel business, separated the businesses via a spin-off into two companies: Sunburst and Choice. Subsequent to the spin-off, the Choice’s largest shareholder retained significant ownership percentages in both Sunburst and Choice As part of the spin-off, Sunburst and Choice entered into a strategic alliance agreement (as amended, the "Strategic Alliance Agreement"). Among other things, the Strategic Alliance Agreement provided for revised royalty and system fees and the determination of liquidated damages related to the termination of Choice branded Sunburst properties. The liquidated damage provisions extend through the life of the existing Sunburst franchise agreements.
In connection with Sunburst’s recapitalization in 2000, Choice and Sunburst entered into an Omnibus Amendment of the franchise agreements. The Omnibus Amendment provided that (i) Sunburst shall pay an application fee of $20,000 on all future franchise agreements, (ii) no royalties, marketing or reservation fees shall be payable for a period of two years for the next ten franchise agreements entered into after December 28, 1998, (iii) Sunburst is not required to pay liquidated damages upon the termination of any franchise agreements unless the related hotel owned by Sunburst that carried a Choice Hotels brand is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice Hotels brand, in which case liquidated damages will be paid with respect to any such hotel; not to exceed a maximum of $100,000 and (iv) if Sunburst sells any property that is the subject of an existing Franchise Agreement with Choice Hotels, if that property is not past due on any fees and (a) is not failing a quality assurance review, Choice Hotels will enter into a new Franchise Agreement on customary market terms with the buyer (without addendum or property improvement plan), or (b) is failing a quality assurance review, Choice Hotels will enter into a Franchise Agreement on customary market terms with a property improvement plan containing only those items necessary to pass such quality assurance review.
On June 5, 2019, the Strategic Alliance Agreement and the Omnibus Amendment were terminated and replaced with addenda to each of the five hotels then under franchise agreements. The addenda preserve certain terms from the Strategic Alliance Agreement and Omnibus Amendment with respect to the five hotels, including the revised royalty and system fee and liquidated damage provisions, which would also apply to new franchise agreements signed for the five hotels (as either a renewal or a change to another Choice brand not contemplated at the time of original agreement execution). No terms were substantially modified with respect to the five operating hotels under franchise. On June 5, 2019 and June 27, 2019, the Company and Sunburst entered into master development agreements which provide Sunburst geographic exclusivity in two specified regions for development of six WoodSpring branded hotels.

2023 Proxy Statement	101

Security Ownership and Related Information
The Company entered into an Amended and Restated Employment Agreement with its Chairman of the Board, Stewart W. Bainum, Jr., in 2008. Pursuant to the subsequently amended agreement, for 2022, Mr. Bainum was paid $450,000, with $150,000 paid in cash and $300,000 paid in equity, the vesting of which occurs in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and secretarial assistance, with access to telephone, computer, fax and other reasonable and necessary office services.
The Company owns a corporate aircraft to provide efficient, flexible business travel that increases productivity, facilitates travel involving multiple destinations per day/per trip or to locations with inadequate commercial service, addresses challenging scheduling requirements and enables greater collaboration during travel. The Company previously entered into a sublease agreement with each of the late Stewart Bainum, Sr., Stewart W. Bainum, Jr., and Jane Bainum that allowed those individuals to utilize the Company's aircraft from time to time for their personal use. New leases, effective as of June 22, 2018, between the Company and Stewart W. Bainum, Jr. as well as between the Company and Jane Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy.
Updated leases, effective as of July 2020 between the Company and Bruce Bainum, and effective as of November 2020 between the Company and Roberta Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy. For Bainum family flight hours in 2022, the Company received $7,432.

102

Additional Information
Questions and Answers about the Annual Meeting
Q. Who can vote at the Annual Meeting?
A. Shareholders who owned Common Stock as of the close of business on March 20, 2023, the record date, may attend and vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There were 51,282,502 shares of Common Stock outstanding on March 20, 2023.
Q. Why are you holding a virtual meeting instead of a physical meeting?
A. We have decided to conduct the Annual Meeting virtually, solely by means of remote communication online. We believe that holding a virtual Annual Meeting will facilitate attendance, while allowing shareholders to participate fully and equally, regardless of size of holdings, resources, or physical location.
Q. How can I ask a question? What if I need technical assistance?
A. To ask a question during the virtual Annual Meeting, you will need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. Once you log on with your control number, you will be able to submit a question for the Q&A portion of the meeting.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
If you need technical assistance logging onto the meeting, or need technical assistance during the meeting, you may access virtual meeting support by calling 1-888-724-2416.
Q. How can I attend the Annual Meeting?
A. The Annual Meeting will be held virtually, via a live webcast. You are entitled to participate in the Annual Meeting if you were a shareholder of the Company as of the close of business on March 20, 2023, the record date, or if you hold a valid legal proxy.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/MKZ2GVH. To participate in the virtual Annual Meeting, you will also need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The virtual Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
Q. How do I register to attend the Annual Meeting virtually on the Internet?
A. If you are a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually. To register to attend the Annual Meeting online by live webcast you must submit proof of your proxy power (legal proxy) reflecting your Choice Hotels International, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 15, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail: Computershare, Choice Hotels International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001

2023 Proxy Statement	103

Additional Information
Q. Why am I receiving this proxy statement?
A. This proxy statement describes proposals which are being submitted to shareholders for a vote. It gives you information on these proposals, as well as other information, so that you can make informed decisions.
Q. What is the proxy card?
A. The proxy card enables you to vote whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to complete and return your proxy card before the meeting date in case your plans change. By completing and returning the proxy card, you are authorizing the designated proxies, Simone Wu (the Company's Senior Vice President, General Counsel, Corporate Secretary & External Affairs) and Dominic E. Dragisich (the Company's Chief Financial Officer) to vote your shares of Common Stock at the meeting, as you have instructed them on the proxy card, or in the absence of such instructions, in accordance with the recommendations of the Board. If a proposal is properly presented for a vote at the Annual Meeting that is not on the proxy card, Ms. Wu and Mr. Dragisich will vote your shares, under your proxy, at their discretion.
Q. On what issues am I voting?
A. We are asking you to vote on:
•Proposal 1 - The election of the eleven director nominees named in this proxy statement.
•Proposal 2 - An advisory vote on the future frequency of advisory votes on executive compensation.
•Proposal 3 - An advisory vote to approve executive compensation of our NEOs.
•Proposal 4 - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Q. What is the difference between a record holder and a “street name” holder?
A. If your shares of Common Stock are registered directly in your name, you are considered the holder of record with respect to those shares. If your shares of Common Stock are held in a brokerage account or by a bank, trust, or other nominee, then the broker, bank, trust or other nominee is considered to be the holder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct, or follow the procedures provided to you by, the broker, bank, trust or other nominee how to vote their shares using one of the methods described below.
Q. How do I vote?
A. If you are a record holder:
You may vote by mail: You may do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.
•If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
•If you sign, but do not mark your voting instructions on the proxy card, your shares will be voted in accordance with the Board's recommendations.
You may vote by telephone: You may do this by calling toll-free 1-800-652-8683 and following the instructions. You will need your proxy card available if you vote by telephone.
You may vote online: You may do this by accessing www.envisionreports.com/chh and following the instructions. You may also vote during the virtual Annual Meeting. You will need your proxy card available if you vote online.
If you are a “street name” holder:
If you hold your shares of Common Stock in street name, you must vote your shares through the procedures prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions online or by telephone.
Q. What does it mean if I receive more than one proxy card or voting instruction form?
A. It means that you have multiple accounts at the transfer agent or with brokerage firms. Please complete and return all proxy cards or voting instruction forms you may receive, or otherwise vote your shares online or by telephone as described herein or on the voting instruction form, to ensure that all of your shares are voted.
Q. What if I change my mind after I vote?
A. If you are a holder of record, you may revoke your proxy by any of the following means:
•signing or submitting another proxy before the Annual Meeting as provided herein with a later date;
•changing your vote during the virtual Annual Meeting; or
•sending us a written notice of revocation, which must be received prior to the Annual Meeting at the following address: Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850.

104

Additional Information
If you are a street name holder, you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.
Q. Will my shares be voted if I do not return my proxy card?
A. If you are a record holder, your shares will not be voted. If you are a street name holder, your brokerage firm, under certain circumstances, may vote your shares.
If you are a street name holder, brokerage firms have authority under the NYSE rules to vote customers’ shares on certain “routine” matters if the customer has not provided the brokerage firm with voting instructions within a certain period of time before the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. Only Proposal Four is considered a routine matter under the NYSE rules.
Accordingly, if you do not instruct your brokerage firm how to vote your shares, your brokerage firm may not vote your shares on Proposals One, Two or Three. Likewise, your brokerage firm may either:
•vote your shares on Proposal Four and any other routine matters that are properly presented at the meeting, or
•leave your shares unvoted as to Proposal Four and any other routine matters that are properly presented at the meeting.
When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. When a brokerage firm does not vote a customer’s unvoted shares, these shares are counted to determine if a quorum exists; however, they are not treated as voting on a matter.
We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting.
Q. How many shares must be present to hold the meeting?
A. To hold the meeting and conduct business, a majority of the Company’s outstanding shares of Common Stock as of the close of business on March 20, 2023 must be present in person or represented by proxy at the meeting. This is called a quorum.
Shares are counted as present at the virtual meeting if the shareholder either:
•votes while in attendance at the virtual meeting, or
•has properly submitted a proxy card, or voted their shares by telephone or online.
Q. What are my voting choices when voting on the election of directors? (Proposal 1)
A. You may vote either “for” or “against” each nominee, or you may "abstain" from voting.
If you give your proxy without voting instructions, your shares will be counted as a vote for each nominee.
Q. How many votes must the nominees have to be elected as directors?
A. Directors are elected by a majority of votes cast in person or by proxy at the meeting. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if a nominee is unable to stand for election?
A. The Board expects that each of the nominees will be available for election and willing to serve. If any nominee is unable to serve at the time the election occurs, the Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card or voted by telephone or online, Simone Wu or Dominic E. Dragisich can vote your shares for a substitute nominee. They cannot vote for more than eleven nominees.
Q. What are my voting choices when voting on the advisory vote on the future frequency of the advisory votes on executive compensation? (Proposal 2)
A. You may vote either “1 Yr." "2 Yrs." "3 Yrs." or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for an annual vote ("1 Yr.") for the future frequency of advisory votes on executive compensation.
Q. How many votes are needed to approve an annual vote on the future frequency of the advisory votes on executive compensation?
A. The frequency that receives the highest number of votes will be considered the choice of shareholders. The proposal is an advisory vote, which means that it is non-binding on the Company. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future proposals regarding the future frequency of the advisory votes on executive compensation. Abstentions and broker non-votes are treated as not voting on the matter.

2023 Proxy Statement	105

Additional Information
Q. What are my voting choices when voting to approve the advisory vote to approve executive compensation? (Proposal 3)
A. You may vote either “for” or “against” the approval of the proposal, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for approval of executive compensation.
Q. How many votes are needed to approve the advisory vote to approve executive compensation?
A. The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the proposal on executive compensation. The proposal is an advisory vote, which means that it is non-binding on the Company. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023? (Proposal 4)
A. You may vote either “for” or “against” the ratification, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for the ratification.
Q. How many votes are needed to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023?
A. The vote of a majority of the shares present in person or by proxy and voting on the matter is required to ratify the appointment of Ernst & Young LLP. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if Ernst & Young LLP is not ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023?
A. Although ratification is not required by our Amended and Restated Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Committee may select a different independent registered accounting firm at any time during the year if it determines that this would be in the best interests of the Company and our shareholders.
Q. Is my vote kept confidential?
A. Proxy cards, telephone and online voting reports, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed, except as required by law.
Q. Where do I find voting results of the meeting?
A. We will announce preliminary voting results at the virtual Annual Meeting. We will publish the final results in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
Q. How can I review the Company’s Annual Report on Form 10-K?
A. The Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, is being mailed to you together with this proxy statement. You may also view the Form 10-K, as well as the Company’s proxy materials, on the website listed below or on the investor relations section of our website www.choicehotels.com. You may also view the Form 10-K through the SEC’s website at www.sec.gov. You may also obtain a copy of the Form 10-K free of charge by contacting the Company at (301) 592-5000.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 18, 2023.
The proxy statement and the Company’s Annual Report on Form 10-K are available at www.envisionreports.com/chh.

106

Additional Information
Shareholder Proposals For 2024 Annual Meeting
A shareholder who intends to have a shareholder proposal included in the Company’s proxy statement for the 2024 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934 must submit such proposal so that it is received by the Company’s Corporate Secretary no later than December 20, 2023. In addition, any such submission must comply with all of the requirements of Rule 14a-8 applicable to shareholder proposals.
A shareholder who intends to present a proposal at the 2024 Annual Meeting, but does not seek to have the proposal included in the Company’s proxy statement for the 2024 Annual Meeting, must deliver notice to the Company no later than March 19, 2024, but not prior to February 18, 2024. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities and Exchange Act, as amended (the "Exchange Act"), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.
A shareholder who intends to nominate one or more persons for election to the Board at the 2024 Annual Meeting must deliver notice to the Company no later than March 19, 2024, but not prior to February 18, 2024. Such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations, (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholder known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice, (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (f) the consent of each nominee to serve as a director of the Company if so elected.
Notices of shareholder proposals should be delivered to our Corporate Secretary. We encourage you to send a copy via email to IR@choicehotels.com
Shareholders Sharing the Same Last Name and Address
In accordance with notices that we sent to certain shareholders, we are sending only one copy of our Annual Report on Form 10-K and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
If you received a householded mailing this year and you would like to have additional copies of our Annual Report on Form 10-K and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by mail to Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, call us at (301) 592-5100, or email us at IR@choicehotels.com. We will promptly send additional copies of the Annual Report on Form 10-K and/or proxy statement upon receipt of such request. You may also contact us at the same mailing address and phone number provided above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Solicitation of Proxies
Our Board is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request brokers, banks and trusts and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge and will reimburse them for their expenses in so doing; certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefore by personal interview, mail, telephone or telegraph.

2023 Proxy Statement	107

Additional Information
Other Matters to Come Before the Meeting
The Board does not know of any matters which will be brought before the 2023 Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

108

Annex A
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)

	Year Ended December 31,
	2022	2021	2019
Net income	$332,152	$288,957	$222,878
Income tax expense	104,654	87,535	47,051
Interest expense	43,797	46,680	46,807
Interest income	(7,288)	(4,981)	(9,996)
Other loss (gain)	7,018	(5,134)	(4,966)
Loss on extinguishment of debt	—	—	7,188
Equity in operating net (gain) loss of affiliates, net of impairments	(1,916)	3,408	9,576
(Gain) Loss on sale of affiliates, business & assets, and impairments, net	(16,065)	12,737	14,930
Depreciation and amortization	30,425	24,773	18,828
Mark to market adjustments on non-qualified retirement plan investments	(5,929)	5,555	4,798
Operational restructuring charges	6,714	813	1,466
Share-based compensation	19,137	11,427	8,759
Due diligence and transition costs	32,863	—	—
Exceptional allowances attributable to COVID-19	(1,241)	5,167	—
Expenses associated with legal claims	—	3,000	—
Extraordinary termination fees from franchisee	(22,647)	—	—
Net reimbursable (surplus) deficit from franchised and managed properties	(52,102)	(83,897)	1,713
Franchise agreement acquisition costs amortization	8,995	7,517	4,484
Adjusted EBITDA	$478,567	$403,557	$373,516
ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

	Year Ended December 31,
	2022	2021
Diluted Earnings Per Share	$5.99	$5.15
Adjustments:
(Gain) loss on sale of affiliates, business & assets, and impairments, net	(0.22)	0.17
Operational restructuring charges	0.09	0.01
Due diligence & transition costs	0.45	—
Exceptional allowances attributable to COVID-19	(0.02)	0.07
Expenses associated with legal claims	—	0.04
Extraordinary termination fees from franchisee	(0.31)	—
Net reimbursable surplus from franchised and managed properties	(0.71)	(1.15)
Adjusted Diluted Earnings Per Share (EPS)	$5.27	$4.29

2023 Proxy Statement	A-1

Helpful Resources
Links*

Board of Directors
Board Members	http://investor.choicehotels.com/board-of-directors

Charters
Audit Committee	https://investor.choicehotels.com/esg/governance-documents/default.aspx
Human Capital and Compensation Committee	https://investor.choicehotels.com/esg/governance-documents/default.aspx
Corporate Governance & Nominating Committee	http://investor.choicehotels.com/corporate-governance-and-nominating-committee-charter
Diversity Committee	http://investor.choicehotels.com/diversity-committee-charter

Policies
Corporate Governance Guidelines	http://investor.choicehotels.com/corporate-governance-guidelines
Human Rights Policy	http://investor.choicehotels.com/human-rights-policy
Ethics Policy	http://investor.choicehotels.com/ethics-policy

Financial Reporting
Annual Report	https://s201.q4cdn.com/538915302/files/doc_financials/2022/ar/CHH-(Choice-Hotels-International-Inc.)-(10-K)-2022-02-24.pdf_.pdf

Other Available Reports
ESG Reporting	https://s201.q4cdn.com/538915302/files/doc_downloads/2023/03/choice-hotels-2022-esg-report.pdf
*  The information on the Company website is not part of this proxy statement and is not soliciting material.
Investor Contacts
FOR SHAREHOLDER ACCOUNT INFORMATION,
PLEASE CONTACT:
Computershare
PO Box 43036
Providence, Rhode Island 02940
1-800-568-3476
www.computershare.com
FOR INVESTOR INQUIRIES, PLEASE CONTACT:
Choice Hotels International Inc. Investor Relations
IR@choicehotels.com

With 22 distinct brands and more than 7,400 hotel locations worldwide, Choice Hotels® is never far from where you need to be. Whether you're on vacation seeking the next great adventure or heading to a new city on business, you'll find the right hotel for your trip and your budget.

CHOICE HOTELS

Travel with More

Cambria hotels | Radisson Blu | Radisson | Radisson RED

Ascend Hotel Collection | Radisson Collection | Radisson Individuals | Park Plaza by Radisson

Travel & Relax

Comfort | Country Inn & Suites by Radisson | Quality Inn | Sleep Inn

Clarion | Clarion Pointe | Park Inn by Radisson | Radisson Inn & Suites

Travel Longer

Everhome Suites | WoodSpring Suites | MainStay Suites | Suburban Studios

WOODSPRING
SUITES

Travel Simply

Econo Lodge | Rodeway Inn

CHOICE privileges

www.choicehotels.com

CHOICE HOTELS®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/chh**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees, 1 YEAR on Proposal 2 and FOR Proposals 3 and 4.

1. Election of eleven directors.

Nominee	For	Against	Abstain
01 - Brian B. Bainum	☐	☐	☐
02 - Stewart W. Bainum, Jr.	☐	☐	☐
03 - William L. Jews	☐	☐	☐
04 - Monte J.M. Koch	☐	☐	☐
05 - Liza K. Landsman	☐	☐	☐
06 - Patrick S. Pacious	☐	☐	☐
07 - Ervin R. Shames	☐	☐	☐
08 - Gordon A. Smith	☐	☐	☐
09 - Maureen D. Sullivan	☐	☐	☐
10 - John P. Tague	☐	☐	☐
11 - Donna F. Vieira	☐	☐	☐

1 Year	2 Years	3 Years	Abstain
☐	☐	☐	☐

For	Against	Abstain
☐	☐	☐

For	Against	Abstain
☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F

03R8BE

This is a virtual meeting.
https://meetnow.global/MKZ2GVH

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

CHOICE HOTELS®

+

Proxy — CHOICE HOTELS INTERNATIONAL, INC.

1 Choice Hotels Circle, Rockville, Maryland 20850

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2023 AT 9:00 AM ET

The undersigned hereby appoints SIMONE WU and DOMINIC E. DRAGISICH, and each of them, the true and lawful attorneys and proxies, with full power of substitution, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated on the reverse side.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated for Proposals One, Two, Three and Four, such proxies will be voted FOR Proposals One, Three, Four and 1 YEAR on Proposal 2.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +